UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                              Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

IMAX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transactions applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction.
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMAX Corporation

2525 Speakman Drive

Mississauga, Ontario, Canada, L5K 1B1

Dear Fellow Shareholders:	April 21, 2016

2015 was a record year for IMAX virtually across the board. Global box office reached $1 billion for the first time ever in IMAX’s history; revenue grew 29% and earnings per share grew 36% versus last year. We also added 136 new theatres to our global screen network, bringing our total network size to 1,061. We view breaking the thousand-theatre threshold as a significant milestone that strongly reinforces our prominence within the entertainment ecosystem. And with many of our new installations occurring outside of North America in places like China, Japan, the Middle East, Continental Europe and even India, our network positions us particularly well as international box office takes on an increasingly important role in the overall growth of the film industry.

From a box office perspective, global box office of $1 billion represented 31% growth over last year. What makes that performance even more impressive is that the overall box office worldwide only grew 5%. We believe there are two key reasons for our outperformance versus the broader cinema industry – the first is IMAX’s strong position in the entertainment ecosystem. Our strong relationships with filmmakers and studios allow us to secure the best content year-round and introduce IMAX DNA into the filmmaking process through our cameras and DMR technology. The second source of our box office success relates to the global trend toward big blockbuster movies, which studios have found to be the most compelling content in terms of getting people out of their homes and into the multiplex. The ability to create a cinematic experience for the consumer that cannot be replicated in the home is at the heart of what IMAX does best. The IMAX Experience®, with its immersive visuals and sound technology, just cannot be beat. Ultimately, this superior technology, coupled with our strong brand, is why consumers keep coming back for more, and why exhibitors keep signing with IMAX to open more IMAX theatres. In 2015, we signed deals to install 138 new theatres, bringing our total backlog to 372 theatres yet to be installed around the world.

We also capped the year with another significant achievement—the successful listing of our China business on the Hong Kong Stock Exchange on October 8th. IMAX China Holding, Inc. is now listed under the ticker 1970.HK, and its shares have increased in value by 37% since the IPO, representing a market capitalization of nearly $2 billion. As many of you know, we began seeding our business in China over 15 years ago and it has grown tremendously since that time, with 290 commercial screens installed in Greater China and another 215 waiting to be installed in backlog. And with 1,000 zones identified for potential IMAX screens in China over the next several years, we couldn’t be more pleased with the growth prospects still ahead or be more proud of the team we have assembled there that can help take this business to the next level.

In short, I believe IMAX’s business has never been stronger and our outlook has never been better. The 2016 box office is already off to a strong start, and I expect our momentum to continue with another strong year for both screen installations and signings in China, Japan, Europe, the Middle East, India and even North America, which many people had formerly downplayed as a mature market. We are also investing in our future in a number of areas that are natural extensions to our current business and could position us very well in the years ahead.

So much of our success and our future depends on the contributions of our incredible talent pool at IMAX. And so, to our employees, I thank you for another terrific year.

And to our shareholders, I thank you for your continued support. Shareholder returns are a high priority for us and we look forward to sharing many more exciting and rewarding years ahead with you.

Sincerely,

/s/ Richard L. Gelfond

Richard L. Gelfond

CEO, IMAX Corporation

1

2015 FINANCIAL HIGHLIGHTS

REVENUE $373.8M +29% vs. 2014

ADJUSTED EBITDA $140.8M +30% vs. 2014

ADJUSTED EARNINGS PER SHARE $1.02 +36% vs. 2014

2

2015 BUSINESS HIGHLIGHTS

GLOBAL SCREEN COUNT 1,061 +14% vs. 2014

IMAX GLOBAL BOX OFFICE $1B +31% vs. 2014 and vs. industry global box office growth of 5%

IMAX GLOBAL PER SCREEN AVERAGE $1.16M +13% vs. 2014

3

2015 BUSINESS ACCOMPLISHMENTS

•	Installed 136 new theatres around the world, bringing our total network to over 1,000 theatres throughout 67 countries. This compares to 113 screens added to the network in 2014.

•	Generated $1B in worldwide box office across the entire IMAX screen network for the first time in our history. Global box office of $1B grew 31% vs overall global box office growth of 5%.

•	Box office per screen averages (PSAs) grew 13%, driven by strong box office performance of our screens throughout the world.

•	Installed first generation laser systems in 18 screen locations around the world. Our laser system lights up screen sizes in excess of 80 feet wide and, coupled with its crystal clear imaging technology, delivers what we believe is the highest-end cinematic laser experience in the world.

•	Successfully listed IMAX China on the Hong Kong stock exchange; its shares are now worth nearly $2B.

•	Announced $50 million film fund with a Chinese media partner to invest in Mandarin-language blockbuster titles and take further advantage of the burgeoning Chinese film marketplace.

SOCIAL RESPONSIBILITY

Environment

•     We have partnered with The United Nations Environment Programme (UNEP) to amplify our message of encouraging greater global sustainability.

•     Our Big Picture initiative empowers young filmmakers to focus on important issues affecting mankind. Participants are encouraged to create PSAs, shorts or mini- documentaries that deliver thought-provoking messages addressing issues like climate change, access to clean water and advancement of quality education.

•     We were the recipient of the Minister’s Environmental Excellence award in 2015 for the innovative design we created for our Playa Vista, California office, which delivers on sustainability and environmental protection.

Education

•     We have partnered with over 100 institutions, including many of the top science museums and aquariums around the world, to offer amazing documentaries that can be seen using our proprietary immersive technology. From the deepest ocean trenches all the way to outer space, only through the immersive quality of the IMAX Experience® do we not only take audiences to places they’ve never seen, but also show people familiar places in a way they’ve never experienced.

Learn more about IMAX at imax.com

The information contained on imax.com is not incorporated by reference into this Proxy Statement.

4

IMAX Corporation

2525 Speakman Drive

Mississauga, Ontario, Canada, L5K 1B1

NOTICE of ANNUAL and SPECIAL MEETING of SHAREHOLDERS

to be held on

Monday, June 6, 2016

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders of IMAX Corporation (the “Company”) will be held at the Loews Regency Hotel (Great Lawn Meeting Room), 540 Park Avenue, New York, NY 10065, on Monday, June 6, 2016 at 2:00 p.m. (Eastern Time) (the “Meeting”), for the following purposes:

(1)	to receive the consolidated financial statements for the fiscal year ended December 31, 2015 together with the auditors’ report thereon;

(2)	to elect the ten individuals nominated to serve as directors until the close of the next annual meeting of shareholders or until their successors are elected or appointed;

(3)	to appoint auditors and authorize the directors to fix the auditors’ remuneration;

(4)	to approve the Company’s Amended and Restated Long-Term Incentive Plan; and

(5)	to transact such other business as may properly be brought before the Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy circular and proxy statement accompanying this Notice of Annual and Special Meeting of Shareholders.

Only shareholders of record as of the close of business April 8, 2016, are entitled to notice of and to vote at the Meeting.

By Order of the Board of Directors,

/s/ G. Mary Ruby

G. MARY RUBY
Chief Administrative Officer
& Corporate Secretary

Mississauga, Ontario
April 21, 2016

YOUR VOTE IS IMPORTANT. Shareholders who are unable to attend the Meeting in person are requested to complete and return the accompanying Form of Proxy in the envelope provided for that purpose. Proxies must be deposited with Computershare Investor Services Inc., c/o Stock and Bond Transfer Dept., 8th Floor, 100 University Avenue, Toronto, Ontario, Canada, M5J 2Y1 or at the Corporate Headquarters of the Company noted above on or before 2:00 p.m. (Eastern Time) on June, 2, 2016. Shareholders may also vote by following the instructions for voting by telephone or over the internet in the accompanying proxy circular.

PROXY CIRCULAR

AND

PROXY STATEMENT

April 21, 2016

IMAX CORPORATION

2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1

tel: 905-403-6500 fax: 905-403-6540

www.IMAX.com

1

2

3

IMAX Corporation

2525 Speakman Drive

Mississauga, Ontario, Canada, L5K 1B1

GENERAL INFORMATION

This proxy circular and proxy statement (the “Circular”) is furnished in connection with the solicitation by the management of IMAX Corporation (the “Company”, “we” or “us”) of proxies to be used at our Annual and Special Meeting of Shareholders, which will be held at the Loews Regency Hotel (Great Lawn Meeting Room), 540 Park Avenue, New York, NY 10065, on Monday, June 6, 2016 at 2:00 p.m. (Eastern Time) (the “Meeting”), or at any continuation, postponement or adjournment thereof.

The Notice of Annual and Special Meeting, the Circular and the form of proxy (the “Form of Proxy”) are intended to be released on or about April 21, 2016 to holders of our common shares (the “Common Shares”).

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting to be held on June 6, 2016

Pursuant to the requirement promulgated by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a form of proxy or voting instruction form. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Meeting.

The definitive proxy materials will be available on the internet at http://www.imax.com/investor-relations/proxy.

Regardless of the number of Common Shares you hold, your role as a shareholder is very important and the Board of Directors strongly encourages you to exercise your right to vote.

INFORMATION ON VOTING

Who can Vote

The Board of Directors has fixed April 8, 2016 as the record date for the Meeting. Each Common Share entitles the holder to one vote on all matters presented at the Meeting. As of April 8, 2016, we had 68,290,174 Common Shares issued and outstanding. You are entitled to vote at the Meeting if you were a holder of record of Common Shares as of the close of business on April 8, 2016. You are entitled to one vote on each proposal for each Common Share you held on the record date. Your Common Shares may be voted at the Meeting only if you are present in person or your Common Shares are represented by a valid proxy. The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Company and to one vote in respect of each Common Share held at all such meetings.

Difference between a Shareholder of Record and a Beneficial Holder

If your Common Shares are registered directly in your name, you are considered the shareholder of record with respect to those Common Shares.

If your Common Shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those Common Shares. However, you are still considered the beneficial owner of those Common Shares, and your Common Shares are said to be held in “street name”. Beneficial holders generally cannot submit a proxy or vote their Common Shares directly and must instead instruct the broker, bank, trust or other nominee on how to vote their Common Shares using the methods described below in “Voting by Beneficial Holders”.

VOTING BY SHAREHOLDERS OF RECORD

The following instructions are for shareholders of record only. If you are a beneficial holder (your Common Shares are held in “street name”), please follow your broker’s instructions on how to vote your Common Shares. See the description in “Voting by Beneficial Holders” on page 3.

Voting in Person

Shareholders of record may vote by attending the Meeting and voting the Common Shares registered in their name on resolutions put before the Meeting. If you are a shareholder of record who will attend and vote in person at the Meeting, you do not need to complete or return the Form of Proxy. Please register your attendance with the scrutineer, Computershare Investor Services Inc. (“Computershare”), upon your arrival at the Meeting.

Voting by Proxy

If you are a shareholder of record but do not plan to attend the Meeting in person, you may vote by proxy. There are three ways to vote by proxy:

Mail – You may vote by completing, dating and signing the enclosed Form of Proxy and promptly returning it, in the pre-addressed envelope provided to you, to Computershare, no later than 2:00 p.m. (Eastern Time) on Thursday, June 2, 2016, or on the second last business day prior to any postponed or adjourned meeting.

Telephone – You may vote by telephone from within the United States or Canada by calling the toll free number shown on the Form of Proxy no later than 2:00 p.m. (Eastern Time) on Thursday, June 2, 2016, or on the second last business day prior to any postponed or adjourned meeting. Please refer to the holder account number and access number provided on the Form of Proxy.

Internet – You may vote over the internet by following the login and voting procedures described on the Form of Proxy. Please refer to the holder account number and access number provided on the Form of Proxy. Detailed voting instructions will then be provided via the internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the internet at any time before 2:00 p.m. (Eastern Time) on Thursday, June 2, 2016, or on the second last business day prior to any postponed or adjourned meeting.

The internet voting procedure is designed to authenticate shareholders’ identities, to allow shareholders to vote their Common Shares and to confirm that shareholders’ votes have been recorded properly. Shareholders who submit a proxy through the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers and that these costs must be borne by the shareholder. Also, please be aware that we are not involved in the operation of the internet voting procedure and cannot take responsibility for any access or internet service interruptions that may occur or any inaccuracies or erroneous or incomplete information that may appear.

What is a Proxy?

A proxy is a document that authorizes another person to attend the Meeting and cast votes on behalf of a shareholder of record at the Meeting. If you are a shareholder of record, you can use the accompanying Form of Proxy. You may also use any other legal form of proxy.

How do you Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the Meeting. The persons named in the enclosed Form of Proxy are directors and officers of the Company. You have the right to appoint one of the persons designated as proxyholders in the accompanying Form of Proxy. In the alternative, you have the right to appoint any other person, who need not be a shareholder of the Company, to attend and act on your behalf at the Meeting, and such right may be exercised by inserting such person’s name in the blank space provided in the enclosed Form of Proxy or by completing another proper form of proxy.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the Meeting, including any continuation of the Meeting if it is adjourned.

How will a Proxyholder Vote?

If you mark on the proxy how you want to vote on a particular issue (by checking FOR, AGAINST or WITHHOLD), your proxyholder must cast your votes as instructed. If you vote “WITHHOLD” on the proxy it is equivalent to voting “ABSTAIN”, and you will be abstaining from voting, though you will be treated as present for the purposes of determining a quorum.

The person appointed as proxyholder has discretionary authority and may vote the Common Shares represented thereby as such person considers best with respect to amendments or variations to matters identified in the Notice of Annual and Special Meeting, and with respect to any other matter which may properly come before the Meeting. As of the date of this Circular, we are not aware of any such amendment, variation or other matter proposed or likely to come before the Meeting. If any amendments are proposed to these matters, or if any other matters properly arise at the Meeting, your proxyholder can generally vote your Common Shares as he or she sees fit.

If you do NOT mark on the proxy how you intend to vote on a particular matter, your proxyholder is entitled to vote your Common Shares as he or she sees fit. If your proxy does not specify how you intend to vote on any particular matter, and if you have authorized a director or officer of the Company to act as your proxyholder, your Common Shares will be voted at the Meeting as follows:

•	FOR the election of the nominees named in this Circular as directors;

•	FOR the appointment of PricewaterhouseCoopers LLP as auditors and authorizing the directors to fix the auditors’ remuneration; and

•	FOR the approval of the Amended and Restated Long-Term Incentive Plan.

For more information about these matters, please see “Item No. 1 – Election of Directors” on page 6, “Item No. 2 – Appointment of Auditors” on page 12, and “Item No. 3 – Approval of the Amended and Restated Long-Term Incentive Plan” on page 12.

How do you Revoke your Proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the Meeting by depositing an instrument in writing (including another proxy) executed by the shareholder or the shareholder’s attorney authorized in writing at: (i) our registered office, IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary, at any time up to and including 2:00 p.m. (Eastern Time) on the last business day prior to the date of the Meeting or any adjournment or postponement thereof; or (ii) with the chairman of the Meeting on the day of the Meeting or at any adjournment or postponement thereof; or (iii) in any other manner permitted by law, including attending the Meeting in person. If you revoke your proxy and do not replace it with another form of proxy that has been properly deposited, you may still vote Common Shares registered in person at the Meeting.

Confidentiality of Voting

Computershare counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

•	there is a proxy contest;

•	the proxy contains comments clearly intended for management; or

•	it is necessary to determine a proxy’s validity or to enable management and/or the Board of Directors to meet their legal obligations to shareholders or to discharge their legal duties to the Company.

Solicitation of Proxies

While we intend to solicit most proxies by mail, some proxies may be solicited by telephone or other personal contact by our directors, officers or employees. Directors, officers and employees will not receive any additional compensation for such activity. We will, upon request, pay brokers and certain other persons who hold our Common Shares for others their reasonable expenses for sending proxy materials to the beneficial owners of our Common Shares. The cost of solicitation will be borne by us. In addition, we have retained Alliance Advisors, LLC to assist in the solicitation of proxies. We will pay the cost of such assistance, which is estimated to be $12,000 plus reimbursement for out-of-pocket fees and expenses.

VOTING BY BENEFICIAL HOLDERS

Copies of this solicitation have been distributed to your broker, bank or other intermediary who are required to deliver them to, and seek voting instructions from, beneficial holders (shareholders who hold Common Shares in “street name”). Intermediaries often use a service company such as Broadridge Investor Communications (“Broadridge”) to forward meeting materials to beneficial holders. If you are a beneficial holder, you can vote your Common Shares through your intermediary by following the instructions your intermediary provides to you or at the Meeting. As a beneficial holder, while you are invited to attend the Meeting, you will not be entitled to vote at the Meeting unless you make the necessary arrangements with your intermediary to do so.

For the purposes of Canadian securities laws, beneficial holders fall into two categories – those who object to their identity being made known to the issuers of securities which they own (“OBOs”) and those who do not object to their identity being made known to the issuers of the securities they own (“NOBOs”). Subject to the provisions of Canadian National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), issuers may request and obtain a list of their NOBOs from intermediaries and may use the NOBO list in connection with any matters relating to the affairs of the issuer, including the distribution of proxy-related materials directly to NOBOs. We are not sending meeting materials directly to NOBOs; instead, we use and pay intermediaries and agents to send the meeting materials.

Voting in Person

A beneficial holder who receives a Voting Instruction Form and who wishes to attend and vote at the Meeting in person (or have another person attend and vote on his or her behalf), should strike out the appointees named in the Voting Instruction Form and insert his or her name (or such other person’s name) in the blank space provided and follow the corresponding instructions provided by the intermediary.

Voting through an Intermediary

Through an Intermediary – As a beneficial holder, you will be given a Voting Instruction Form by your intermediary which must be submitted in accordance with the instructions provided by the intermediary. You must follow the intermediary’s instructions (which allow the completion of the Voting Instruction Form by mail, telephone or internet). Occasionally, as a beneficial holder you may be given a form of proxy that has been signed by the intermediary and which is restricted to the number of Common Shares owned by you as the beneficial shareholder but that is otherwise not completed. This form of proxy does not need to be signed by you. In this case, you can complete the form of proxy and vote by following the instructions provided by the intermediary.

Mail – You may vote by completing, dating and signing the Voting Instruction Form and promptly returning it in the preaddressed envelope provided to you for receipt by no later than 2:00 p.m. (Eastern Time) on Wednesday, June 1, 2016, or on the third last business day prior to any postponed or adjourned meeting.

Telephone – You may vote by telephone from within the United States or Canada by calling the toll free number shown on the Voting Instruction Form no later than 2:00 p.m. (Eastern Time) on Wednesday, June 1, 2016, or on the third last business day prior to any postponed or adjourned meeting. Please refer to the control number provided on the Voting Instruction Form.

Internet – If your intermediary is registered with Broadridge, whom we have retained to manage beneficial holder internet voting, you may vote over the internet by following the login and voting instructions on your Voting Instruction Form no later than 2:00 p.m. (Eastern Time) on Wednesday, June 1, 2016, or on the third last business day prior to any postponed or adjourned meeting. Please refer to the control number provided on the Voting Instruction Form.

U.S. Householding

Some brokers, banks or other intermediaries may be participating in the practice of “householding” proxy circulars and annual reports. This means that only one copy of the Circular and the annual report may have been sent to multiple shareholders in the same household. Each shareholder will continue to receive a separate Voting Instruction Form. We will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: IMAX Corporation, 110 East 59th Street, Suite 2100, New York, New York, U.S.A. 10022, Attention: Investor Relations at 212-821-0100. If you would like to receive separate copies of the Circular and the annual report in the future, or if you are receiving multiple copies and want to receive only one copy for your household, you should contact your intermediary.

Information for U.S. Beneficial Holders

If you are a U.S. beneficial holder with an intermediary, you must instruct your U.S. intermediary how to vote your Common Shares. If you do not provide voting instructions, your Common Shares will not be voted on any proposal on which the U.S. intermediary does not have discretionary authority to vote. This is called a “broker non-vote”. In these cases, the broker can register your Common Shares as being present at the Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

If you do NOT mark on the proxy how you intend to vote on a particular matter, your broker is entitled to vote your Common Shares as he or she sees fit with respect to “routine” matters such as the ratification of the appointment of PricewaterhouseCoopers LLP as our auditors. However, your proxyholder does not have discretionary authority to vote on the election of the nominees named in this Circular as directors, on the Approval of the Amended and Restated Long-Term Incentive Plan, or with respect to other matters which may properly be brought before the Meeting, if your proxy does not specify how you intend to vote on any particular matter. Accordingly, if you are a U.S. beneficial holder it is particularly important that you instruct your U.S. intermediary how you wish to vote your Common Shares.

VOTING REQUIREMENTS TO APPROVE MATTERS TO BE DISCUSSED AT THE 2016 ANNUAL

AND SPECIAL MEETING

Matter	Vote Required	Broker Discretionary Voting Allowed
Election of Nominees for the Board of Directors	Plurality of Votes Cast at the Meeting	No
Appointment of PricewaterhouseCoopers LLP	Majority of Votes Cast at the Meeting	Yes
Approval of the Amended and Restated Long-Term Incentive Plan	Majority of Votes Cast at the Meeting	No

Withheld/Abstentions or broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.

Quorum

The Meeting requires a quorum, which for the purposes of the Meeting means:

•	at least two persons personally present, each being a shareholder entitled to vote at the Meeting or a duly appointed proxyholder for a shareholder; and

•	persons owning or representing by proxy not less than 33 1/3% of the total number of Common Shares entitled to vote at the Meeting.

As of April 8, 2016 we had 68,290,174 Common Shares issued and outstanding, each carrying the right to one vote at all meetings of our shareholders.

PROCEDURE FOR CONSIDERING SHAREHOLDER PROPOSALS FOR OUR 2017 ANNUAL MEETING

If a shareholder wishes to propose any matter for a vote by our shareholders at our 2017 annual meeting of shareholders, he or she must send his or her proposal to our Corporate Headquarters at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary. We may omit the proposal from next year’s proxy circular and proxy statement under applicable Canadian corporate law and U.S. securities laws if it is not received by our Corporate Secretary at the address noted above by December 20, 2016.

SHAREHOLDER COMMUNICATION

Shareholders or other interested parties wishing to communicate with the Board of Directors, or any individual director, may do so by sending a written communication to IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, addressed to the Board of Directors or any individual director, Attention: Corporate Secretary. The Secretary forwards all such communications to the Board of Directors.

PRINCIPAL SHAREHOLDERS OF VOTING SHARES

We are not aware of any persons who as of April 8, 2016 beneficially owned or exercised control or direction over more than 5% of our Common Shares other than:

Name and Address of Beneficial Owner of Common Shares	Amount and Nature of Beneficial Ownership of Common Shares	Percentage of Outstanding Common Shares
Douglas Group	8,886,447 (1)	13%
Kevin and Michelle Douglas
James E. Douglas, III
K&M Douglas Trust
Douglas Family Trust
James Douglas and Jean Douglas Irrevocable Descendants’ Trust
KGD 2012 Trust
MMD 2012 Trust
125 E. Sir Francis Drake Blvd., Suite 400, Larkspur, CA 94939

RS Investment Management Co. LLC	3,936,681 (2)	5.8%
One Bush Street, Suite 900, San Francisco, CA 94104

The percentage of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by such person by 68,290,174 Common Shares outstanding as of April 8, 2016.

(1)	Based solely on information reported in an amended Schedule 13G filed jointly by Kevin Douglas, Michelle Douglas, James E. Douglas, III, K&M Douglas Trust, Douglas Family Trust and James Douglas & Jean Douglas Irrevocable Descendants’ Trust on February 11, 2016, with the SEC. As reported in such filing, Kevin Douglas has shared voting power with respect to 6,448,161 Common Shares. Kevin Douglas and his wife, Michelle Douglas, hold 3,801,068 Common Shares jointly as the beneficiaries and co-trustees of the K&M Douglas Trust. In addition, Kevin Douglas and Michelle Douglas are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, which holds 2,584,441 Common Shares. Kevin Douglas may be deemed to have shared voting/dispositive power over the 62,652 Common Shares held by the KGD 2012 Trust. Michelle Douglas may be deemed to have shared voting/dispositive power over the 62,652 shares held by MMD 2012 Trust. Kevin Douglas has shared dispositive power with respect to 8,823,795 Common Shares. Kevin Douglas also has shared dispositive power with respect to 923,645 Common Shares held by James E. Douglas, III and 1,801,989 Common Shares held by the Douglas Family Trust.

(2)	Based solely on information reported in a Schedule 13G filed by RS Investment Management Co. LLC on February 12, 2016 with the SEC. As reported in such filing, RS Investment Management Co. LLC has sole voting power over 3,863,111 Common Shares. RS Investment Management Co. LLC has sole dispositive power with respect to 3,936,681 Common Shares. RS Investment Management Co. LLC does not hold shared voting/dispositive power with respect to any Common Shares. To the knowledge of RS Investment Management Co. LLC, no individual client has an interest of more than five percent of the class of securities reported herein.

FINANCIAL STATEMENTS AND AUDITORS’ REPORT

The Board of Directors will submit to the shareholders at the Meeting the consolidated financial statements for the fiscal year ended December 31, 2015 and the auditors’ report thereon. A copy of these financial statements and the auditors’ report is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is being mailed to our shareholders together with this Circular.

MATTERS TO BE CONSIDERED AT THE 2016 ANNUAL AND SPECIAL MEETING

BOARD OF DIRECTORS’ RECOMMENDATIONS FOR YOUR VOTE

The following is a summary of matters to be considered at the Meeting together with the Board of Directors’ unanimous recommendations for your votes:

Item No.	Board Recommendation
1. Election of the ten Nominees as Directors	FOR
2. Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors	FOR
3. Approval of the Amended and Restated Long-Term Incentive Plan	FOR

Item No. 1 – ELECTION OF DIRECTORS

Our articles provide that the Board of Directors may be comprised of a minimum of 1 and a maximum of 15 directors, with the actual number determined from time to time by resolution of the Board of Directors. Currently, the Board of Directors has fixed the number of directors at 10.

The Board of Directors is currently composed of Neil S. Braun, Eric A. Demirian, Richard L. Gelfond, David W. Leebron, Michael Lynne, Michael MacMillan, I. Martin Pompadur, Dana Settle, Darren Throop and Bradley J. Wechsler. The term of each director will expire at the 2016 Annual and Special Meeting. Shareholders are not permitted to vote for a greater number of persons than the number of nominees identified below.

In any election or appointment of a director to fill a vacancy created by any director ceasing to hold office, the election or appointment shall be for the unexpired term of the director who has ceased to hold office.

Nominees for Election

Shareholders who wish to have the Board of Directors consider the nomination of any person for director at the 2017 annual meeting of shareholders should communicate with the Corporate Secretary at our corporate office. See the description in “Nomination Process” on page 59 for more information.

At the Meeting, shareholders will be asked to approve the election of directors by ordinary resolution, which requires that a plurality of the votes cast at the Meeting be in favor of the resolution. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the proxy in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”. If any of the nominees is for any reason unable to serve as a director, proxies in favor of management will be voted for another nominee in their discretion unless the shareholder has specified in the Form of Proxy that such shareholder’s Common Shares are to be withheld from voting on the election of directors.

The Board of Directors unanimously recommends a vote FOR the election of each of these nominees as directors.

The nominees for election as directors have indicated to us that they will serve if elected. Each director elected will hold office until the earlier of the close of the 2017 annual meeting of shareholders, until his/her successor is elected or appointed, or until the date of his/her resignation or termination.

The following section lists certain information concerning the persons to be nominated for election to our Board of Directors:

Nominees for Election as Directors for the Term Expiring in 2017

RICHARD L. GELFOND Director (since March 1994) and Chief Executive Officer (Age: 60) New York, New York, USA

Richard Gelfond has been sole Chief Executive Officer of the Company since April 2009 and has been a director since March 1994. Mr. Gelfond served as Co-Chairman of the Company with Mr. Wechsler from June 1999 to March 2009 and served as Co-Chief Executive Officer with Mr. Wechsler from May 1996 to March 2009. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond has also been the Chairman and Non-Executive Director of the Company’s subsidiary, IMAX China Holding, Inc., since May 27, 2015, and has been a director of IMAX China Holding, Inc. since 2010.

Mr. Gelfond serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., which is affiliated with Stony Brook University. He is also a member of the Motion Picture Academy of Arts & Sciences. Mr. Gelfond serves on the International Advisory Board of the Turkana Basin Institute, a non-profit initiative focusing on field research in the Lake Turkana Basin of Kenya. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

Key Skills and Experience:

Mr. Gelfond’s long service as Chief Executive Officer of the Company (formerly Co-Chief Executive Officer), as well as his marketing, financial, legal and capital markets expertise, combined with his extensive knowledge of the business, operations and domestic and international markets of the Company and his relationships with studios, exhibitors and senior management with the Company, are valuable assets to the Board.

BRADLEY J. WECHSLER Chairman of the Board of Directors (since March 1994) (Age: 64) New York, New York, USA

Bradley Wechsler has been sole Chairman of the Company’s Board of Directors since April 2009. Mr. Wechsler assumed the role of CEO and Managing Partner, Elysium LLC in January 2015. Elysium manages the business affairs of a high net worth private family. Mr. Wechsler served as Co-Chairman of the Company with Mr. Gelfond from June 1999 to March 2009 and served as Co-Chief Executive Officer with Mr. Gelfond from May 1996 to March 2009. From March 1994 to June 1999, Mr. Wechsler served as Chairman of the Company.

Mr. Wechsler serves on the board of Apollo Investment Corporation and is a member of its Audit Committee. He also serves on the board of Math for America. Mr. Wechsler served on the board of Assay Healthcare Solutions from 2010-2014. Mr. Wechsler also serves on the board of the NYU Langone Hospital and Medical Center, where he is a Vice Chairman and member of the Executive Committee. Mr. Wechsler is a member of the Motion Picture Academy of Arts & Sciences.

Key Skills and Experience:

Mr. Wechsler’s long service as Co-Chief Executive Officer of the Company, as well as his financial, legal and capital markets expertise, combined with his extensive knowledge of the business and operations of the Company are valuable assets to the Board. In addition, Mr. Wechsler brings particular expertise in board leadership and governance given his long service as Co-Chairman and Chairman of the Board.

NEIL S. BRAUN Director (since June 2003) (Age: 63) New York, New York, USA Committee Memberships: Audit Committee Governance Committee

Neil Braun has been the Dean of Pace University’s Lubin School of Business since July 2010 and is also a member of the University Operating Committee. Mr. Braun held the position of Chief Executive Officer of The Carbon Neutral Company from 2008 to June 2010 and Chairman & Chief Executive Officer of The GreenLife Organization from 2007 to 2008. Mr. Braun held the position of President, Distribution & Marketing of Starz Media after it acquired IDT Entertainment in August 2006. He was President, Feature Films and Television of IDT Entertainment from 2005 to 2007 and the President of Vanguard Animation, LLC from 2001 to 2005. Mr. Braun was the President of Vast Video Inc. prior to this and was President of iCast Corporation, a wholly-owned subsidiary of CMGI, Inc., during 1999. From 1994 to 1998, Mr. Braun was President of NBC Television Network.

Mr. Braun also sits on the Share our Strength and Westhampton Beach Performing Arts Center Boards of Directors, both non-profit organizations. He serves as the Chairman of the Audit Committee of Share our Strength, and is the President of the Board of Directors and the Chair of the Audit Committee of the Westhampton Beach Performing Arts Center. Prior to 1994, Mr. Braun was the Chairman and CEO of Viacom Entertainment, the COO of Imagine Films Entertainment and Senior Vice President of Home Box Office Inc. Mr. Braun received his Certificate of Director Education through the National Association of Corporate Directors and is a member of KPMG’s Audit Committee Institute. Mr. Braun is a former director of the GreenLife Organization (2007-2008) and The Carbon Neutral Company (2008-2010).

Key Skills and Experience:

Mr. Braun’s experience as a senior executive of a number of entertainment, technology and other companies as well as his current role as business school dean allows him to provide valuable insight into issues and opportunities facing the Company and has given him financial expertise which is valuable to the Audit Committee. As dean, Mr. Braun developed a certification program for regulatory compliance and created a Center for Excellence in Financial Reporting headed by ex-FASB Chair, Leslie Seidman.

ERIC A. DEMIRIAN Director (since September 2010) (Age: 57) Toronto, Ontario, Canada Committee Memberships: Audit Committee (Chair) Compensation Committee

Eric Demirian has been President of Parklea Capital Inc., a boutique financial advisory and strategy firm since 2003, and is President of Demicap Inc., a private investment firm. Prior to Mr. Demirian’s position at Parklea Capital he held the position of Executive Vice President of Group Telecom, Inc. from 2000 to 2003. Mr. Demirian’s previous positions include, partner and head of Information and Communication Practice at PricewaterhouseCoopers (1983-2000) and Internal Auditor at the Ontario Lottery and Gaming Corporation (1980-1983).

Mr. Demirian serves as non-executive Chair of the Board of Directors of Descartes Systems Group. He also serves on the boards of Enghouse Systems Ltd. and Redline Communications Inc. Mr. Demirian is a former director and Chair of the Audit Committee of Leisure Canada Inc. (2010–2011), Menu Foods Income Fund (2005-2010) and Keystone North America Inc. (2007–2010). Mr. Demirian is a member of the Advisory Council for the School of Accounting & Finance at Ted Rogers School of Management at Ryerson University. He is a Chartered Professional Accountant, a Chartered Accountant and a Certified General Accountant.

Key Skills and Experience:

Mr. Demirian’s accounting experience combined with his substantial business and transaction experience make him well suited to assist the Board in its assessment of financial and accounting matters. With his strong financial background, Mr. Demirian meets the SEC definition of an Audit Committee financial expert.

DAVID W. LEEBRON Director (since Sept. 2003) (Age: 61) Houston, Texas, USA Committee Memberships: Governance Committee (Chair) Audit Committee

David Leebron has been the President of Rice University since July 2004. Prior to July 2004, Mr. Leebron held the position of Dean at Columbia University School of Law since 1996 and Professor of Law since 1989.

Mr. Leebron is on the Council on Foreign Relations, the board of the Greater Houston Partnership, the Board of Governors of the National Collegiate Athletic Association (NCAA), and serves as Vice Chair of the Association of American Universities (AAU). Mr. Leebron also serves as Chair of the Board of Trustees of Internet2.

Key Skills and Experience:

Mr. Leebron brings his broad legal experience, leadership and management skills as President of Rice University and former Dean of Columbia Law School to the Board which makes him well suited to assess legal risks and other challenges faced by the Company, as well as to apply his experience to governance issues faced by the Company and the Board.

MICHAEL LYNNE Director (since July 2013) (Age: 74) New York, New York, USA Committee Membership: Compensation Committee (Chair)

Michael Lynne has been a Principal of Unique Features LLC, a film and television production company, since June 2008. Prior to the launch of Unique Features, Mr. Lynne was Co-Chairman and Co-Chief Executive Officer of New Line Cinema from 2001 to 2008 and President from 1990 to 2001, and was an Executive Producer of New Line’s historically successful The Lord of the Rings trilogy.

Mr. Lynne is also on the boards of the Museum of Modern Art and Citymeals-on-Wheels and chairs the Museum Committee of Guild Hall of East Hampton. Mr. Lynne is a member of the Board of Visitors of Columbia Law School and is a long-time trustee of the Brooklyn College Foundation. He has also been a member of the board of the publicly traded REIT, Vornado Realty Trust, since 2005 and serves as chair of Vornado’s Compensation Committee. Mr. Lynne also served as the Time Warner, Inc. representative on the Time Warner Cable Board from 2006 until 2008 and chaired their compensation committee. Mr. Lynne is a member of the New York Bar.

Key Skills and Experience:

Mr. Lynne’s experience as a senior executive of a number of entertainment and film production companies, as well as his extensive board experience, brings valuable industry insight and expertise to the Board’s deliberations in these areas.

MICHAEL MACMILLAN Director (since June 2013) (Age: 59) Toronto, Ontario, Canada Committee Membership: Governance Committee

Michael MacMillan is Chief Executive Officer of Blue Ant Media, a Canadian media company which he co-founded in 2011. Blue Ant has an ownership interest in eight Canadian specialty television channels, as well as digital media properties and magazines. Mr. MacMillan was Chairman and/or CEO of Alliance Atlantis Communications from 1998 to 2007. Mr. MacMillan co-founded Atlantis Films Limited in 1978 which acquired Alliance Communications in a reverse takeover in 1998 and the company subsequently became Alliance Atlantis Communications. Mr. MacMillan retired from Alliance Atlantis in 2007 after selling the company to Canwest Communications and Goldman Sachs. In 2007, he co-founded Samara, a think tank that works to strengthen political engagement in Canada through innovative research and educational programs, and serves as Chair.

Mr. MacMillan is co-founder and co-owner of Closson Chase, a vineyard and winery in Prince Edward County, Ontario, Canada. He has additionally volunteered with numerous community and industry organizations over many years, and is currently involved with Open Roof Films, Human Rights Watch, and Civix, amongst other organizations.

Key Skills and Experience:

Mr. MacMillan’s extensive experience in the entertainment industry as well as his ownership interests in various private companies and involvement with charitable organizations gives him a broad expertise, in film and television production, digital publishing and other media, thus bringing additional expertise to the Board in these areas.

I. MARTIN POMPADUR Director (since September 2010) (Age: 80) New York, New York, USA Committee Membership: Compensation Committee

Martin Pompadur has been Chairman of Metan Development Group (“Metan”) since February 2009. Metan was created to develop and distribute entertainment content for the Chinese market and also to develop and distribute entertainment content in China for global audiences. In June 1998, Mr. Pompadur joined News Corporation as Executive Vice President of News Corporation, President of News Corporation Eastern and Central Europe and was a member of News Corporation’s Executive Management Committee. He was appointed Chairman of News Corporation Europe in January 2000, a position he held until 2008. Mr. Pompadur was Chairman and Chief Executive Officer of RP Companies from 1982 to 2007. He has held executive positions at several other media companies including American Broadcasting Companies, Inc. Mr. Pompadur is the principal owner of Montana Coffee, a wholesale coffee company in Russia. Mr. Pompadur serves on the boards of Nexstar Broadcasting Group Inc. and the Truli Media Group, Inc. Mr. Pompadur was Global Vice Chairman, Media and Entertainment, Macquarie Capital Advisors until March 2016.

Key Skills and Experience:

Mr. Pompadur brings to the Board his broad international perspective gained from many years of experience as a senior executive and board member of large media companies. Mr. Pompadur has extensive business experience in the United States, Russia and China, the Company’s biggest markets. Mr. Pompadur’s deep knowledge of business development and media strategy is a valuable addition to the Board.

DANA SETTLE Director (since July 2015) (Age: 43) Los Angeles, California, USA Committee Membership: Governance Committee

Dana Settle has been a Partner and Co-Founder of Greycroft Partners, a venture capital fund based in New York City and Los Angeles focused on investments in the internet and mobile markets since March 2006. Throughout her career, Ms. Settle has played a key role in the success of many technology startups. Prior to Greycroft, where she heads the firm’s West Coast arm in Los Angeles, Ms. Settle spent several years as a venture capitalist and adviser to startup companies in the Bay Area.

Ms. Settle currently serves on the boards of Greycroft’s investments in AppAnnie, EBTH.com, Thrive Market, Steelhouse, TheRealReal, Clique, RocketJump and WideOrbit. She also managed the firm’s investments in Maker Studios (sold to Disney), Trunk Club (sold to JWN), Viddy (sold to FullScreen), AwesomenessTV (sold to Dreamworks), Digisynd (sold to Disney), ContentNext (sold to Guardian Media), Pulse (sold to LinkedIn) and Sometrics (sold to American Express). Ms. Settle’s additional experience includes business development at Truveo (AOL), investment banking at Lehman Brothers and international business development at McCaw Cellular Communications (AT&T).

Key Skills and Experience:

Ms. Settle’s extensive experience in the private equity markets, as well as her Board positions and ownership interests in various digital and other start-up companies, gives her a broad expertise in emerging technology and media markets which is beneficial to the Board as it examines new opportunities. Ms. Settle also has experience in business development and investment banking which is relevant to the Board’s oversight of its financial matters.

DARREN THROOP Director (since June 2015) (Age: 51) Toronto, Ontario, Canada Committee Membership: Compensation Committee

Darren Throop has been President and CEO of Entertainment One Ltd., a leading international entertainment company that specializes in the acquisition, production and distribution of film and television content, since July 2003. From 1999 to 2003, Mr. Throop was Chief Executive Officer, Records on Wheels Group Partner. Previously, Mr. Throop was the owner of Urban Sound Exchange between 1991 and 1999. Mr. Throop has over 20 years of executive management experience in the entertainment industry. Mr. Throop serves on the Board of Directors of the Entertainment One Ltd. He is a member of the International Academy of Television Arts and Sciences.

Key Skills and Experience:

Mr. Throop’s experience in the growth of an entrepreneurial and international entertainment company which is engaged in film distribution, television and music production, programming, merchandising and licensing further strengthens the Board’s expertise in these areas.

Item No. 2 – APPOINTMENT OF AUDITORS

At the Meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP, Chartered Accountants (“PwC”), as our auditors to hold office until the close of the next annual meeting of shareholders at a remuneration rate to be fixed by the Board of Directors.

Shareholders will be asked to approve the appointment by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the resolution.

Representatives of PwC are expected to be present at the Meeting and to be available to respond to appropriate questions and to make a statement if they desire to do so.

PwC are our principal independent accountants. PwC have been our auditors for more than five years. The following table presents fees for professional services rendered by PwC for the audit of our annual financial statements for the years ended December 31, 2015 and December 31, 2014, and fees billed for other services rendered by PwC during those periods:

Type of Fees	2015 ($)	2014 ($)	Description of Fees
Audit Fees	1,628,171	1,656,452	For professional services rendered by PwC in connection with the audit of our financial statements included in our Annual Report on Form 10-K and of our internal control over financial reporting, the review of our financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
Audit-Related Fees	3,189,627	887,953	For professional services rendered by PwC in connection with assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which includes consultations concerning financial accounting and reporting standards and review of regulatory matters. In 2015, audit-related fees consisted of audit of the pension plan, shareholder reporting for IMAX China Holding, Inc., the initial public offering of IMAX China Holding, Inc., and various other smaller matters.
Tax Fees	393,319	781,150	For professional services rendered by PwC in connection with tax compliance, tax advice, and tax planning. In 2015, tax fees consisted primarily of the tax advice related to the establishment of proper transfer pricing relationships; US business realignment and restructuring; and documentation for our China operations including indirect tax advice, and for the preparation of tax returns for certain of our foreign subsidiaries and partnerships, including related tax advice.
All Other Fees	1,794	—	In 2015 these fees pertained to customs related items for our China operations.
Total	5,212,911	3,325,555

Audit Committee’s Pre-Approval Policies and Procedures

All audit-related services and all other permissible non-audit services provided by PwC were pre-approved by the Audit Committee. Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category and the fees for each category are budgeted. The Audit Committee requires PwC and management to report actual fees versus the budget to the extent that actual fees exceed budgeted fees by a set amount. The Audit Committee reviews all actual fees at year end. During the year, circumstances may arise when it may become necessary to engage PwC for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engagement of PwC. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Item No. 3 – APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

The Board of Directors is asking our shareholders to approve an amendment and restatement of the Company’s 2013 Long-Term Incentive Plan (“IMAX LTIP” or “the Plan”). The Board and our shareholders initially approved the Plan at our 2013 annual meeting, when it was adopted to replace the Stock Option Plan. On April 13, 2016, the Compensation Committee recommended to the Board and the Board adopted the Plan as amended and restated on April 18, 2016, subject to shareholder approval at our 2016 annual meeting.

Equity incentive awards are a key component of our pay for performance philosophy and since the Plan was initially approved, the number of plan participants has grown from approximately 100 employees to over 500 employees (covering substantially all of our full-time employees). If the amendments are approved by our shareholders, the Plan will enable the Compensation Committee to continue to grant equity-based compensation awards that promote the Company’s long-term success and increase shareholder value by closely aligning executive compensation with performance that enhances long-term shareholder returns. If the amendments are not approved, we will not have sufficient shares remaining under the Plan for future employee grants, which will hinder our ability to attract and retain top talent.

Key amendments to the Plan include:

•	Increasing the number of shares authorized for issuance under the Plan by 6,000,000 shares, from 4,500,000 to a total of 10,500,000 shares. We estimate that this increase will allow for equity-based compensation awards to be granted to employees for three (3) years, from 2017 through 2019;

•	Increasing the number of shares available for full-value awards that reduce the reserve by one share from 2,000,000 to 4,000,000 (additional full-value awards will continue to reduce the reserve by 2.5 shares);

•	Requiring one year minimum vesting for full-value awards granted under the Plan (with a carve-out of 5% of the additional 6,000,000 shares); and

•	Requiring “double trigger” for accelerated vesting in the event of a change in control.

We are requesting shareholder approval of the amendments in order to comply with the shareholder approval requirements of (1) the New York Stock Exchange for the listing of our shares, (2) Section 162(m) of the U.S. Internal Revenue Code (the “Code”) to allow the Compensation Committee to grant cash incentive and share awards intended to qualify as performance-based compensation, and (3) Section 422 of the Code to allow the Compensation Committee to grant incentive stock options.

If this proposal is approved by shareholders, 6,574,002 shares will be available for future grants (6,000,000 plus 574,002 of the original 4,500,000 share reserve) of which 2,276,139 (2,000,000 plus 276,139 of the original 2,000,000 full-value share allocation) shares will be available for future grants of full-value awards that reduce the share reserve by one share. We estimate that this will allow for equity-based compensation to be granted to employees for the next three (3) years, from 2017 to 2019. If this proposal is not approved, the amendments will be null and void, but the Plan will remain in full force and effect in accordance with its terms and conditions until June 2023; there will not, however, be sufficient shares remaining in the Plan to allow for future employee grants, thereby significantly impairing our ability to attract and retain top talent.

Purpose of the Plan

The IMAX LTIP was primarily established to promote the long-term success of the Company and to increase shareholder value by providing eligible employees, officers, directors and consultants with incentives that align their interests with shareholders’ interests and that contribute to the long-term growth and profitability of the Company. In addition, the IMAX LTIP is intended to effect our pay for performance philosophy and provide a means to attract, retain and motivate highly qualified individuals who are in a position to make significant contributions to the Company. The IMAX LTIP provides for the grant of stock options, restricted shares, restricted share units (“RSUs”) and performance stock and units.

Key Plan Features

The Plan includes several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

•	Fungible share pool for certain full-value awards. The Plan sets a maximum of 4,000,000 shares available for full-value awards payable in shares that reduce the reserve by one share. We may issue full-value awards in excess of this amount, but for every share granted pursuant to a full-value award, the number of shares available will be reduced by 2.5 shares.

•	No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.

•	No liberal share counting. Shares withheld by or delivered to the Company to satisfy the exercise or grant price of stock options and SARs, shares withheld to satisfy tax withholding obligations on any award and shares repurchased by the Company using option exercise proceeds, will not be available for future grants.

•	No repricing of options or SARs without shareholder approval. Repricings, exchanges and cash buyouts of underwater options and SARs are generally prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

•	No discounted options or SARs. Stock options and SARs may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant.

•	Limitation on term of options and SARs. The maximum term of a stock option or SAR is 10 years. It has been our general practice to grant stock options with a 7-year term.

•	No liberal change-in-control definition. Change in control benefits are triggered only by the occurrence, rather than shareholder approval, of a merger or other change in control event.

•	Double-trigger change-in-control vesting. If awards are assumed by a successor company in connection with a change in control, such awards will only vest if a participant’s employment is terminated without cause or for good reason within 24 months following the change-in-control.

•	No excise tax gross-ups on change in control. The Plan does not provide for any excise tax gross-ups.

•	Minimum vesting requirements. Full value awards are required to meet minimum vesting requirements of at least one year with a carve-out equal to 5% of the additional 6,000,000 shares requested. Historically, it has been our general practice to grant stock options and restricted share units that vest over a four-year period, subject to limited exceptions.

•	No dividends or dividend equivalents on unearned performance awards. The Plan prohibits the current payment of dividends or dividend equivalent rights on unvested or unearned performance awards.

•	Stock ownership guidelines. Our executive officers are subject to stock ownership guidelines as described on page 40 under the heading “Share Ownership Guidelines”.

•	Prohibitions on hedging and pledging. Directors and executive officers are prohibited from hedging or pledging Company shares as described on page 41 under the heading “Prohibition on Short Sales, Hedging and Pledging of Company Securities”.

•	Independent oversight. The Plan is administered by the Compensation Committee, which is a committee consisting solely of independent Board members.

Background for Requested Share Authorization

The Board of Directors is asking shareholders to approve the amendment and restatement of the Plan to authorize an additional 6,000,000 shares for the Plan, thereby increasing the total number of shares available for issuance under the Plan to 10.5 million (6,000,000 plus the original 4,500,000 share reserve) and allowing for equity-based grants to employees for approximately the next three (3) years, from 2017 through 2019. As of March 31, 2016, 574,002 shares of the original 4,500,000 share reserve remained available for future grants. Of the remaining shares, 276,139 can be granted as full-value awards that are charged against the share reserve on a share-for-share basis.

In determining the proposed number of additional shares to request, the Compensation Committee considered a number of factors, which are discussed in further detail below, including:

•	Remaining shares available under the Plan after the March 2016 annual grant;

•	Historical and projected equity granting practices, including our three-year average share usage rate; and

•	Current and total potential dilution of outstanding awards, remaining available shares, and newly requested shares.

The increase to the number of shares available to grant under the Plan will enable us to better deliver market competitive compensation packages to our employees and continue to attract and retain top talent that is key to the successful execution of our business strategy. If we do not increase the number of shares remaining under our Plan, we will not have sufficient shares for future employee grants, thereby significantly impairing our ability to attract and retain top talent.

Remaining Shares Available under the Plan. On page 32 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, under the heading “Equity Compensation Plan Information”, we provide information about shares available for issuance under the Plan as of December 31, 2015. To provide a complete picture of the share pool since that disclosure, below is updated information as of March 31, 2016.

	December 31, 2015	March 31, 2016
Unexercised options outstanding (1)	4,805,244	5,083,377
Weighted average exercise price of outstanding options (1)	27.03	27.42
Weighted average remaining term of outstanding options (1)	4.4 years	4.2 years
Unvested RSUs outstanding	973,637	1,131,831
Total shares remaining for future grants	1,244,377	574,002
Of total shares remaining, amount that can be granted as full value shares before exceeding 2 million share limit	623,955	276,139

(1)	Included stock options awarded under our legacy Stock Option Plan (the “SOP”).

Historical Equity Award Granting Practices. In determining how many additional shares to request, we considered our historic equity grant levels over the past three fiscal years:

Year	Options Granted (a)	RSUs Granted (b)	Options + RSUs Granted (a) + (b) = (c)	Weighted Average Common Shares Outstanding (d)	Burn Rate (c) / (d)
2015	873,929	605,349	1,479,278	69,526,000	2.1%
2014	872,155	484,088	1,356,243	68,346,000	2.0%
2013	375,650	322,561	698,211	67,151,000	1.0%
3-year average					1.7%

Our three-year average grant rate of 1.7% of Common Shares outstanding positions us at the 25th percentile of our peers. Under the methodology employed by certain proxy advisory firms, which applies a multiplier to full-value awards, our three-year average grant rate would be well below the firms’ industry thresholds.

As noted above, based on our historic grant-rate levels and current IMAX LTIP population (which has grown from approximately 100 employees in 2013 to over 500 employees in 2016, covering virtually all full-time employees), we estimate that an additional 6,000,000 shares will cover grants for the next three years, from 2017 through 2019. The duration will vary depending on the future performance of our stock, the number of plan participants, and the equity award levels granted to participants. If the stock price increases, we will be able to deliver target long-term incentive values to IMAX LTIP participants using a smaller number of shares. If the amendments are not approved, we will not have sufficient shares remaining under the Plan for future employee grants, which will hinder our ability to attract and retain top talent.

Current and Total Potential Dilution. When compared to our peers, our current dilution approximates the 25th percentile; increasing the share reserve by the requested 6,000,000 shares will position our potential dilution approximately at the median. Note that actual dilution associated with the new reserve will depend on several factors, including the types of awards granted under the Plan.

Summary of the Amended and Restated Long-Term Incentive Plan

The following is a summary of the principal features of the IMAX LTIP. The summary does not purport to be complete and is qualified in its entirety by reference to the terms of the IMAX LTIP, a copy of which is attached to this proxy filing as Appendix “A”:

Administration

The IMAX LTIP is administered by our Compensation Committee. All members of the Compensation Committee qualify as “independent” under the NYSE rules and Section 1.2 of Canadian National Instrument 58-101, and as “outside” directors under Section 162(m) of the Code. The Compensation Committee has the full authority to construe and interpret the IMAX LTIP, subject to its express provisions, including the authority to select the individuals who will receive awards under the IMAX LTIP, determine the number of Common Shares subject to an award, determine the terms and conditions of awards and approve the individual award documents delivered to individuals in connection with their awards. The Compensation Committee may delegate certain responsibilities and powers to a subcommittee or appropriate officers of the Company, subject to certain conditions, and may revoke the delegation of powers at any time.

Eligibility

The Compensation Committee has the authority to grant awards to officers, employees, directors, and consultants of the Company, its subsidiaries or affiliates. In 2016, for the first time, we expanded the number of participants eligible to participate to include virtually all full-time employees. As a result, approximately 500 employees, directors and consultants are eligible to participate in the Plan. The number of eligible participants is subject to change depending on the number of new hires, promotions, resignations and retirements that will occur during the term of the IMAX LTIP. To the extent permitted by law, the Compensation Committee may delegate its authority to grant awards (other than to executive officers) to a subcommittee or appropriate officers of the Company.

Number of Common Shares Available for Issuance

If this proposal is approved by shareholders, subject to adjustment in accordance with the IMAX LTIP, the maximum aggregate number of Common Shares that may be issued under the IMAX LTIP will be 10,500,000 Common Shares. The number of Common Shares subject to outstanding awards is charged against the shares reserve, and thereby reduces the number of Common Shares remaining available for future awards, on a share-for-share basis, except that to the extent we grant full-value awards (including restricted shares, restricted share units, performance stock and performance stock units) covering more than 4,000,000 shares, for every one Common Share granted pursuant to a full-value award over the 4,000,000 Common Share threshold, the number of Common Shares available for issuance under the IMAX LTIP will be reduced by 2.5 Common Shares.

Common Shares covered by awards granted under the IMAX LTIP that are forfeited or cancelled or otherwise expire without having been exercised or settled generally will become available for issuance under a new award. In addition, if an award is settled through the payment of cash or other non-share consideration, the Common Shares subject to the award will become available for issuance pursuant to a new award. However, Common Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations, and shares repurchased by the Company using option exercise proceeds, will not be available for issuance pursuant to a new award. In addition, the full number of Common Shares that were subject to a net-settled option or a stock settled SAR (rather than the net number of Common Shares actually delivered upon exercise) are counted against the share reserve. Upon the cancellation of a SAR granted in tandem with an option or the cancellation of an option granted in tandem with a SAR, no Common Shares will become available for issuance pursuant to a new award.

Types of Awards; Limits

The Compensation Committee may grant the following types of awards under the IMAX LTIP: options, restricted shares, restricted share units, performance stock, performance stock units, SARs, and other awards based on, or related to, Common Shares. The IMAX LTIP limits the number of specific types of awards that may be granted to any individual as follows:

•	the maximum number of Common Shares that may be issued pursuant to options and SARs granted to any eligible individual in any calendar year is 1,000,000 Common Shares; and

•	the maximum value of other types of awards that may be awarded to any eligible individual in any calendar year is $5,000,000 measured as of the date of grant (with respect to awards denominated in cash) and 1,000,000 Common Shares measured as of the date of grant (with respect to awards denominated in Common Shares).

Full value shares will be subject to a minimum vesting requirement of at least one year, with a limited carve-out covering up to 300,000 Common Shares (this amount constitutes 5% of the 6,000,000 additional shares requested for the IMAX LTIP).

Stock Options. A stock option is the right to acquire Common Shares at a fixed exercise price for a fixed period of time. Under the IMAX LTIP, the Compensation Committee fixes the term of the options, which term may not exceed ten years from the date of grant.

The Compensation Committee may grant either incentive stock options or nonqualified stock options. As described below, incentive stock options may entitle the participant, but not the Company, to preferential tax treatment. To date, we have granted nonqualified stock options exclusively. The Compensation Committee determines the rules and procedures for exercising options. The exercise price may be paid in cash, Common Shares, a combination of cash and Common Shares, through net settlement (meaning the Company withholds Common Shares otherwise issuable upon exercise to pay the exercise price), or by any other means authorized by the Compensation Committee, including cashless exercise, a procedure whereby vested Common Shares covered by the option are sold by a broker and a portion of the sale proceeds are delivered to the Company to pay the exercise price.

The Compensation Committee sets the exercise price of our stock options, but it cannot be less than 100% of the fair market value of Common Shares on the date of grant. Except for adjustments made in connection with a stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, liquidation, merger or other similar corporate event or distribution of stock or property affecting the Common Shares, the exercise price of outstanding options or SARs may not be reduced without shareholder approval, and no option or SAR may be canceled in exchange for cash, options or SARs with a lower exercise price, or other awards.

SARs. SARs are awards that entitle the participant to receive an amount equal to the excess, if any, of the fair market value on the exercise date of the number of Common Shares for which the SARs is exercised over the grant price. The grant price cannot be less than 100% of the fair market value of Company’s Common Shares on the date of grant. Payment to the participant on exercise may be made in cash or Common Shares, as determined by the Compensation Committee on or following the date of grant. The Compensation Committee fixes the term of the SARs, which term may not exceed ten years from the date of grant.

Restricted Shares. Restricted share awards are shares that are subject to cancellation, restrictions, and vesting (including performance-based vesting) conditions, as determined by the Compensation Committee. The restricted shares may be either granted or sold to the participant.

Restricted Share Units. Restricted share units entitle a participant to receive one or more Common Shares in the future upon satisfaction of vesting conditions determined by the Compensation Committee. The Compensation Committee determines whether restricted share units will be settled through the delivery of Common Shares, cash of equivalent value, or a combination of Common Shares and cash.

Performance Stock and Performance Stock Units. Performance stock and performance stock units entitle a participant to receive a target number of Common Shares if specified performance targets are achieved during a specified performance period. Actual payments to participants may be more or less than the specified target number of Common Shares depending on the achievement of the performance targets during the performance period. The performance targets and performance period are determined by the Compensation Committee and set forth in the applicable award document.

Cash Performance Units. Cash performance units entitle a participant to receive a target amount of cash if specified performance targets are achieved during a specified performance period. As with performance stock and performance stock units, the performance targets and performance period are determined by the Compensation Committee and set forth in the applicable award document.

Other Awards. The Compensation Committee also may grant other forms of awards that generally are based on the value of Common Shares. These other awards may provide for cash payments based in whole or in part on the value or future value of Common Shares, may provide for the future delivery of Common Shares to the participant, or may provide for a combination of cash payments and future delivery of Common Shares.

Section 162(m) Performance-Based Awards

The Compensation Committee may determine whether any award is a “qualified performance-based” award for purposes of Section 162(m) of the Code. Any awards designated to be “qualified performance-based compensation” will be conditional on the achievement of one or more specified performance goals established by the Compensation Committee at the date of grant. The performance goals will be comprised of specified levels of one or more of the following performance criteria, as the Compensation Committee deems appropriate: net income; cash flow or cash flow on investment; operating cash flow; pre-tax or post-tax profit levels or earnings; profit in excess of cost of capital; operating earnings; return on investment; free cash flow; free cash flow per share; earnings per share; return on assets; return on net assets; return on equity; return on capital; return on invested capital; return on sales; sales growth; growth in managed assets; operating margin; operating income; total shareholder return or stock price appreciation; EBITDA; EBITA; revenue; net revenues; market share; market penetration; productivity improvements; inventory turnover measurements; reduction of losses, loss ratios or expense ratios; reduction in fixed costs; operating cost management; cost of capital; and debt reduction, in each case, unless otherwise specified by the Compensation Committee determined in accordance with generally accepted accounting principles consistently applied on a business unit, subsidiary or consolidated basis or any combination thereof.

The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, region or business unit. Performance goals may be measured on an absolute or cumulative basis, or on the basis of percentage of improvement over time. Further, performance goals may be measured in terms of Company performance (or performance of the applicable subsidiary, region or business unit) or measured relative to selected peer companies or a market index.

The applicable performance goals will be established by the Compensation Committee within 90 days following the commencement of the applicable performance period (or such earlier or later date as permitted or required by Section 162(m)). Each participant will be assigned a target number of Common Shares or cash value payable if target performance goals are achieved. The Compensation Committee will certify the attainment of the performance goals at the end of the applicable performance period. If a participant’s performance exceeds such participant’s target performance goals, the number of Common Shares or the cash value payable under the performance-based award may be greater than the target number, but in no event can the amounts exceed the award limits described above. In addition, unless otherwise provided in an award agreement, the Compensation Committee may reduce the number of Common Shares or cash value payable with respect to a performance-based award even if the performance objectives are satisfied.

Amendment and Termination; Term

Generally, the Board of Directors may terminate, amend, modify, or suspend the IMAX LTIP at any time. The Company will obtain shareholder approval of any termination, amendment, modification, or suspension if required by applicable laws, rules or regulations (including NYSE rules). Subject to limited exceptions, no termination, amendment, modification, or suspension may materially impair the rights of a participant with respect to an outstanding award without the participant’s consent. Unless terminated earlier, the IMAX LTIP will terminate on June 11, 2023, which is the tenth anniversary of the date on which it was initially approved by shareholders, and no additional awards may be granted after this date. Awards granted prior to the expiration date will remain outstanding in accordance with their terms.

Change-in-Control

In the event of a transaction constituting a change-in-control of the Company, the IMAX LTIP provides that, if awards are assumed or substituted by the successor entity on an equivalent basis, they will vest only if the participant’s employment or service relationship with the Company is terminated without cause or with good reason within twenty-four months following the change-in-control. If awards are not assumed or substituted on an equivalent basis, the Compensation Committee may take steps it considers appropriate with respect to outstanding awards, including accelerating vesting, providing for deemed attainment of performance conditions, providing for the lapse of restrictions on an award, providing that outstanding awards will terminate or expire unless settled in full prior to a specified date, or terminating or cancelling any outstanding award in exchange for a cash payment.

Termination of Employment

The Compensation Committee will specify, at or after the time of grant of an award, the effect, if any, that a participant’s termination of employment or the participant’s death or disability will have on the vesting, exercisability, settlement or lapse of restrictions applicable to an award. The treatment may be specified in the award document or determined at a subsequent time.

Other Provisions

Recoupment. All awards granted under the IMAX LTIP, any payments made under the IMAX LTIP and any gains realized upon exercise or settlement of an award shall be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

Dividends and Dividend Equivalents. The Compensation Committee may provide participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding award. Any such dividends or interest may either be paid currently or may be deemed to have been reinvested in Common Shares, and may be settled in Common Shares, cash, or a combination of cash and Common Shares. Notwithstanding the foregoing, no payment of dividend equivalents may be made unless and until the related award is vested and, in the case of awards conditioned upon the achievement of one or more performance measures, may only become payable if and to the extent the performance goals with respect to the award are achieved. No dividends or dividend equivalents will be paid with respect to cash performance units, options or SARs.

Shareholder Rights. A participant will have no rights as a shareholder with respect to Common Shares covered by an award until the date the participant or his nominee becomes the holder of record of such Common Shares. Generally, no adjustment will be made for dividends or other rights for which the record date is prior to such date.

Repricing of Options and SARs. The terms of outstanding awards may not be amended, without shareholder approval, to reduce the exercise price of outstanding options or SARs, or to cancel outstanding options or SARs in exchange for cash, other awards, or options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

Adjustments or Changes in Capitalization. In the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividends, recapitalization, reorganization, liquidation, merger or other similar corporate event or distribution of stock or property affecting the Common Shares, the aggregate number of Common Shares available for issuance under the IMAX LTIP, the various IMAX LTIP limits, and the number of Common Shares subject to, and exercise or grant price of outstanding awards will be appropriately adjusted by the Compensation Committee in order to preserve the benefits or potential benefits intended to be made available to the participants.

Limited Transferability. Generally, an award may only be transferred upon the participant’s death to a designated beneficiary or in accordance with the participant’s will or the laws of descent or distribution, and pursuant to a domestic relations order. The Compensation Committee also may permit limited transferability, generally to a participant’s family member, a trust for the benefit of a family member, a charitable organization, or any other individual or entity permitted under law and the rules of the exchange that lists the applicable award.

U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to certain awards that may be granted under the IMAX LTIP based on current tax laws. The summary does not include any state, local or foreign tax laws. This discussion is intended for the information of shareholders considering how to vote at the Meeting and not as tax guidance to individuals who participate in the IMAX LTIP.

Nonqualified Stock Options and SARs. A participant will not recognize taxable income upon the grant of a nonqualified stock option or SAR. The participant generally will recognize ordinary income upon exercise, in an amount equal to the excess of the fair market value of the Common Shares received at the time of exercise (including any Common Shares withheld by the Company to satisfy tax withholding obligations) over the exercise price.

Incentive Stock Options. A participant will not recognize taxable income when an incentive stock option is granted or exercised. A participant’s tax basis in the Common Shares acquired upon exercise of an incentive stock option is the amount paid to exercise the incentive stock option. If the participant exercises the incentive stock option and holds the acquired Common Shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and the participant’s tax basis will be taxed as long-term capital gain or loss in the year of the sale. If the participant sells the acquired Common Shares before the end of the two-year and one-year holding periods, the participant generally will recognize ordinary income at the time of sale equal to the fair market value of the Common Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain will be capital gain, long-term if the Common Shares have been held for more than one year. The excess of the fair market value of the covered Common Shares over the exercise price on the date of exercise is included in minimum taxable income for the federal alternative minimum tax in the year of exercise.

Restricted Shares. A participant will not recognize taxable income upon the grant of restricted shares. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value of the Common Shares received. Any subsequent gain or loss will be capital gain or loss, long-term if the Common Shares have been held for more than one year. The participant may instead elect to be taxed at the time of grant by making an election under Section 83(b) of the Code. If the participant makes such an election, the one year long-term capital gains holding period begins on the date of grant.

Restricted Share Units and Performance Stock Units. A participant will not recognize taxable income upon the grant of restricted share units or performance stock units. The participant will recognize ordinary income at the time the Common Shares are delivered equal to the fair market value of the Common Shares (or cash) received. Any subsequent gain or loss will be capital gain or loss, long-term if the Common Shares have been held for more than one year.

Tax Effect for the Company. The Company generally will receive a deduction for any ordinary income recognized by a participant with respect to an award. However, special rules limit the deductibility of compensation paid to the named executive officers (other than the Chief Financial Officer (the “CFO”)). Under Section 162(m) of the Code, the annual compensation paid to these executive officers may not be deductible to the extent it exceeds $1,000,000. The Company may preserve the deductibility of compensation over $1,000,000 if certain conditions are met. These conditions include shareholder approval of the IMAX LTIP, setting limits on the number of Common Shares that may be issued pursuant to awards, and, for awards other than options and SARs, establishing performance criteria that must be met before the award will be paid or vest. As described above, the IMAX LTIP has been designed to permit the Compensation Committee to grant awards that qualify as “performance-based compensation” for purposes of Section 162(m) and to exclude these awards from the $1,000,000 calculation. However, the Compensation Committee may, in its discretion, grant equity awards that will not qualify as “performance-based compensation” and thus may not be deductible.

Canadian Federal Income Tax Consequences

The following is a brief description of the Canadian federal income tax consequences generally arising with respect to certain awards that may be granted under the IMAX LTIP based on current tax laws. The summary does not include any provincial, territorial or foreign tax laws. This discussion is intended for the information of shareholders considering how to vote at the Meeting and not as tax guidance to individuals who participate in the IMAX LTIP. The summary assumes that the participants are employees at the time the awards are granted.

Incentive Stock Options, Nonqualified Stock Options and SARs. A participant will not recognize taxable income upon the grant of an incentive stock option, nonqualified stock option or SAR. The participant generally will be required to include in income an amount equal to the excess of the fair market value of the Common Shares of the Company received at the time of exercise (including any Common Shares withheld by the Company to satisfy tax withholding obligations) over the exercise or grant price. This amount is considered employment income for the year in which the options or rights are exercised. The participant may be entitled to a deduction for one-half of the amount included in income on the exercise of options in certain circumstances. In the case of SARs paid in cash, a further condition is that this deduction is available only if the Company has filed an election to forego a deduction by it of the cash payment.

Restricted Shares and Restricted Share Units. In the case of restricted share units where the Common Shares of the Company are delivered within three years following the end of the year the units were granted, no amount is required to be included in a participant’s income until such Common Shares are delivered. At such time, an amount equal to the fair market value of the Common Shares received is included in the participant’s employment income. Otherwise, a participant generally will be required to include in employment income, upon the grant of restricted shares or restricted share units, an amount equal to the fair market value of the restricted shares or restricted share units received. Such fair market value will be determined taking into account the vesting and other conditions. A participant may be entitled to an offsetting deduction if the vesting conditions for restricted share units are not met and the units are canceled. A participant whose restricted shares are canceled will be deemed to have disposed of the restricted shares to the Company, which may give rise to all or any combination of a deemed dividend, gain or loss.

Performance Stock and Performance Stock Units. A participant will not recognize taxable income upon the grant of performance stock or performance stock units. The participant will be required to include in employment income, at the time the Common Shares of the Company are delivered, an amount equal to the fair market value of the Common Shares received.

Cash Performance Units. If the performance period is more than three years, a participant will be required to include in employment income, upon the grant of cash performance units, an amount equal to the fair market value of the units at the time of grant. The participant may be entitled to an offsetting deduction if the performance targets are not met. If the performance period is three years or less, no amount is required to be included in a participant’s employment income until the year the cash is received.

Tax Effect for the Company. The Company generally will not be entitled to any deduction in computing its income in respect to an award granted or Common Shares delivered to a participant. However, the Company may be entitled to deduct cash payments made to a participant to the extent that the amount is reasonable in the circumstances and provided that, in the case of SARs paid in cash, the Company has not filed an election to forego a deduction by it of the cash payment.

The foregoing is not to be considered as tax advice to any person who may be a participant in the Plan and any such persons are advised to consult their own tax counsel. The foregoing is intended to be a general discussion and does not cover all aspects of an individual’s unique tax situation such as the tax consequences of deferred compensation or state and local taxes.

New Plan Benefits

The granting of awards under the IMAX LTIP is within the discretion of the Compensation Committee, and therefore it is never possible to predict with certainty the awards that may be made to directors, officers or other employees under the plan in the future. However, as discussed under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”, Mr. Gelfond’s employment agreement contemplated a grant of stock options to Mr. Gelfond on January 5, 2016, with an aggregate grant date value equal to $3,900,000. Mr. Gelfond has agreed to defer the grant of such options until as soon as practicable after shareholder approval of the Amended and Restated IMAX Long-Term Incentive Plan.

The proposal to approve the Amended and Restated IMAX Long-Term Incentive Plan requires the approval of shareholders by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”. If the proposal is approved by the holders of the Common Shares, the IMAX LTIP as amended and restated will become effective immediately; if our shareholders fail to approve the proposal, the IMAX LTIP will continue in force but without giving effect to the amendments. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the ordinary resolution.

The Board of Directors asks its shareholders to vote FOR the following resolution at the Annual Meeting:

RESOLVED that the IMAX Corporation Amended and Restated Long-Term Incentive Plan as set forth in Appendix “A” to the proxy circular of the Company dated April 21, 2016 be approved.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of April 21, 2016:

NAME	AGE	POSITION
Executive Officers:
Richard L. Gelfond	60	Chief Executive Officer and Director
Joseph Sparacio	56	Executive Vice President and Chief Financial Officer
Greg Foster	53	Senior Executive Vice President, IMAX Corporation and Chief Executive Officer, IMAX Entertainment
Robert D. Lister	47	Chief Legal Officer and Chief Business Development Officer
Mark Welton	52	President, IMAX Theatres
Eileen Campbell	56	Chief Marketing Officer
Andrew Cripps	56	President of International and Executive Vice President, IMAX Corporation
Jiande Chen	60	Chief Executive Officer, IMAX China Holding, Inc.
G. Mary Ruby	58	Chief Administrative Officer and Corporate Secretary
Jeffrey Vance	44	Senior Vice President, Finance and Controller
Other Key Executives:
David B. Keighley	68	Chief Quality Officer, President of IMAX Post/DKP Inc., Emeritus and Executive Vice President
Brian Bonnick	59	Executive Vice President and Chief Technology Officer
Jason Brenek	44	Executive Vice President, IMAX Corporation and President, IMAX Home Entertainment
Carrie Lindzon-Jacobs	39	Executive Vice President, Human Resources

EXECUTIVE OFFICERS

RICHARD L. GELFOND Chief Executive Officer

Richard Gelfond has been sole Chief Executive Officer of the Company since April 2009 and has been a director since March 1994. Mr. Gelfond served as Co-Chairman of the Company with Mr. Wechsler from June 1999 to March 2009 and served as Co-Chief Executive Officer with Mr. Wechsler from May 1996 to March 2009. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond has also been the Chairman and Non-Executive Director of the Company’s subsidiary, IMAX China Holding, Inc., since May 27, 2015, and has been a director of IMAX China Holding, Inc. since 2010.

Mr. Gelfond also serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., which is affiliated with Stony Brook University. He is also a member of the Academy of Motion Picture Arts & Sciences, and serves on the International Advisory Board of the Turkana Basin Institute, a non-profit initiative focusing on field research in the Lake Turkana Basin of Kenya. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

JOSEPH SPARACIO Executive Vice President and Chief Financial Officer

Joseph Sparacio joined the Company in May 2007 as Executive Vice President and was appointed Chief Financial Officer in August 2007. Prior to joining the Company, Mr. Sparacio served as Senior Vice President and Chief Financial Officer for the programming company iN Demand LLC from June 2002 until his employment with the Company. From 1998 to 2002, Mr. Sparacio served as Vice President of Finance and Controller for Loews Cineplex Entertainment Corporation. From 1994 to 1998, Mr. Sparacio served as Vice President, Finance and Controller of Loews Theater Management Corp., and from 1990 to 1994, he served as Controller. Prior to joining Loews, Mr. Sparacio spent eight years with Ernst & Young. Mr. Sparacio is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

GREG FOSTER Senior Executive Vice President, IMAX Corporation and Chief Executive Officer, IMAX Entertainment	Greg Foster joined the Company in March 2001 as President, Filmed Entertainment, and was appointed Senior Executive Vice President, IMAX Corporation and Chief Executive Officer, IMAX Entertainment in July 2013. Mr. Foster held the position of Chairman & President, Filmed Entertainment from September 2004 to January 2013. In January 2013, Mr. Foster’s title changed to Chairman & President, IMAX Entertainment as a result of a change in the title of the Filmed Entertainment department. Prior to joining the Company, Mr. Foster was Executive Vice-President of Production at MGM/UA. Prior to that, Mr. Foster held other senior positions including Senior Vice-President of Motion Picture Marketing Research during his 15 years at MGM/UA. In 1999, Mr. Foster founded uMogul, a financial services company and held the position of Chairman, Co-Founder and President. Mr. Foster is a member of the Board of Directors of IMAX China Holding, Inc., and of TCL-IMAX Entertainment Co. Ltd., a joint venture of TCL Corporation and the Company. Mr. Foster is a member of the Academy of Motion Picture Arts and Sciences.

ROBERT D. LISTER Chief Legal Officer and Chief Business Development Officer

Robert Lister joined the Company in May 1999 as Senior Vice President, Legal Affairs and General Counsel, and was appointed Chief Legal Officer & Chief Business Development Officer in January 2012. Previous to that, Mr. Lister held the position of Senior Executive Vice President and General Counsel since December 2007 and has held various other positions within the Company including Executive Vice President, Business & Legal Affairs, Corporate Communications and General Counsel and Executive Vice President, Legal and Business Affairs and General Counsel. Prior to joining the Company, Mr. Lister was Vice President, General Counsel and Secretary of Clearview Cinemas, a film exhibitor, from March 1998 until his employment with the Company. From 1996 to 1998, Mr. Lister served as Associate General Counsel of Merit Behavioral Care Corporation, a behavioral healthcare company. Mr. Lister serves on the Board of Directors of TCL-IMAX Entertainment Co., Ltd., a joint venture of TCL Corporation and the Company, and until March 2016, served as its Chairman. Mr. Lister is a member of the New York State Bar Association.

MARK WELTON President, IMAX Theatres	Mark Welton joined the Company in July 1997 as Director, Business Affairs and was appointed President, IMAX Theatres in October 2011. Previous to that, Mr. Welton held the position of Executive Vice President, Corporate and Digital Development & Theatre Operation since April 2007. Mr. Welton has held various other positions within the Company including: Senior Vice President, Business Affairs; Senior Vice President, Theatre Operations; and Executive Vice President, Theatre Operations & General Manager, Digital. Prior to joining the Company, Mr. Welton was an associate lawyer at the law firm Stikeman, Elliot from 1994 until his employment with the Company.

EILEEN CAMPBELL Chief Marketing Officer	Eileen Campbell joined the Company in July 2013 as Chief Marketing Officer. Prior to joining the Company, from 2007 to 2013, Ms. Campbell was the Global Chief Executive Officer for the brand building consulting agency, Millward Brown, and held various other executive positions at Millward Brown from 2000 – 2007. Prior to that, Ms. Campbell led Angus Reid Group’s market research and global expansion. Ms. Campbell was employed at NFO Research from 1979 to 1996, most recently as Senior Vice President. Ms. Campbell is the former Chair of the Council of American Survey Research Organizations.

ANDREW CRIPPS President of International and Executive Vice President, IMAX Corporation

Andrew Cripps joined the Company in February 2012 as Executive Vice President, IMAX Corporation and serves as President of International. Prior to joining the Company, Mr. Cripps was President, Paramount Pictures International from 2007 to 2012. Prior to that, Mr. Cripps held various positions at UIP, a joint venture distribution company between Paramount and Universal from 1986 to 2007, including President and Chief Operating Officer; Vice-President, Sales, South East Asia; Senior Vice President, International Sales; and Executive Assistant to the General Manager, Japan. Mr. Cripps was a member of the Operating Committee and the Compensation Committee of United International Pictures from January 2007 to December 2011. Mr. Cripps is a member of the British Academy of Film and Television Arts and the Academy of Motion Picture Arts and Sciences.

JIANDE CHEN Chief Executive Officer IMAX China Holding, Inc.

Jiande Chen joined the Company in August 2011 as Chief Executive Officer of IMAX China Holding, Inc., a subsidiary of the Company. Mr. Chen was previously the Senior Vice President, Chief Representative and General Manager of Sony Pictures Entertainment, China from 2000 to 2011. Prior to that, Mr. Chen was a Vice President of Allied Signal (China) Holding Corp., an aerospace, automotive and engineering company, a Vice President of Boeing China Inc., and a Vice President of DDB Advertising/PR Corp. in Seattle. Mr. Chen is a member of the Board of Directors of IMAX China Holding, Inc., and a member of the board of TCL-IMAX Entertainment Co. Ltd., a joint venture of TCL Corporation and the Company.

G. MARY RUBY Chief Administrative Officer and Corporate Secretary

Mary Ruby joined the Company in October 1987 as Associate General Counsel and was appointed Chief Administrative Officer & Corporate Secretary in March 2011. Previous to that, Ms. Ruby held the position of Executive Vice President, Corporate Services (Legal, Human Resources and Administration) & Corporate Secretary since January 2008 and has held various other positions within the Company including Senior Vice President, Human Resources and Administration; Senior Vice President, Legal Affairs & Corporate Secretary; and General Counsel of the Company. Ms. Ruby is also Deputy General Counsel and acts as Corporate Secretary to the Board of Directors. In November 2004, Ms. Ruby was appointed by the Company’s Audit Committee as Chief Compliance Officer, responsible for oversight of the Company’s Whistle Blower Program. Ms. Ruby is a member of the Ontario Bar Association.

JEFFREY VANCE Senior Vice President, Finance and Controller

Jeffrey Vance joined the Company in October 2004 as Manager, Business Operations and was appointed Senior Vice President, Finance and Controller in March 2011. Previous to that, from 2008 to 2011, Mr. Vance served as Vice President, Finance and Controller. Mr. Vance has held various other positions within the Company including Co-Controller and Director, Finance and Treasurer. Prior to joining the Company, Mr. Vance was employed in the Audit and Business Advisory Division at Arthur Andersen LLP from 1994 to 2002, most recently as Audit Manager, and was the Assistant Director, Financial Administration at FedEx Trade Networks Transport and Brokerage (Canada) Inc. from 2002 to 2003 and Eastern Region Controller and Manager of Administration at Comstock Canada Ltd. from 2003 to 2004. Mr. Vance is a member of the Canadian Institute of Chartered Accountants.

OTHER KEY EXECUTIVES

DAVID B. KEIGHLEY Chief Quality Officer, President of IMAX Post/DKP Inc., Emeritus and Executive Vice President

David Keighley joined the Company in February 1988 and was appointed Chief Quality Officer and Executive Vice President in November 2013. He took on the role of Chief Quality Officer in October 2011. Previous to that, Mr. Keighley held the position of Executive Vice President of the Company since July 2007 and Senior Vice President from 1997 to 2007. Mr. Keighley is President of IMAX Post/DKP Inc., Emeritus, a subsidiary of the Company. Mr. Keighley is responsible for liaising with departments across the Company to ensure quality standards are met or exceeded.

BRIAN BONNICK Executive Vice President and Chief Technology Officer	Brian Bonnick joined the Company in January 1999 as Vice President, Research & Technology and was appointed Chief Technology Officer in October 2011, and has held the position of Executive Vice President, Technology since June 2006. Previous to that, Mr. Bonnick held the position of Senior Vice President, Technology from August 2001 to June 2006. Prior to joining the Company, Mr. Bonnick was Vice President, Engineering and Operations for Electrohome Corporation. Before his role at Electrohome Corporation Mr. Bonnick was Vice President and General Manager at TSB International Inc., a telecommunications company. Mr. Bonnick is registered as a professional engineer by the Association of Professional Engineers of Ontario.

JASON BRENEK Executive Vice President, IMAX Corporation and President, IMAX Home Entertainment	Jason Brenek joined the Company in February 2015 as Executive Vice President and serves as President, IMAX Home Entertainment, a subsidiary of the Company where he oversees a series of global initiatives designed collectively to translate elements of The IMAX Experience® to the home setting. Prior to joining the Company, from 2010, Mr. Brenek was Senior Vice President, International In-Home Distribution for the Walt Disney Studios and in 2014 he added the role of Head of Global Business Development and Strategic Partnerships, which he held until 2015. Prior to that, Mr. Brenek held various positions at Walt Disney Studios beginning in 2003 including Senior Vice President, Worldwide Digital Cinema and Cinema Programming and Vice President, Distribution Strategy. Mr. Brenek is the Chairman of the Board of TCL-IMAX Entertainment Co. Ltd., a joint venture of TCL Corporation and the Company.

CARRIE LINDZON- JACOBS Executive Vice President, Human Resources

Carrie Lindzon-Jacobs joined the Company in May 2011 as Senior Vice President, Human Resources and was appointed Executive Vice President, Human Resources in May 2012. Prior to joining the Company, Ms. Lindzon-Jacobs was Head of Human Resources and Organizational Development at Courtyard Group from 2007 to 2011. Prior to that, Ms. Lindzon-Jacobs held various positions at the Canadian Imperial Bank of Commerce (CIBC) from 2001 to 2007, including Head of Human Resources, Amicus (President’s Choice Financial Banking) and concurrently Director, Human Resources, International Retail and Wealth Management. Ms. Lindzon-Jacobs is a member of the Human Resources Professional Association.

2015 EQUITY COMPENSATION PLANS

The following table sets forth information regarding our Equity Compensation Plan as of December 31, 2015:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	5,778,881		27.91	1,244,377
Equity compensation plans not approved by security holders	—		—	—
Total	5,778,881	(2) (3)	27.91	1,244,377	(3)

(1)	The weighted average exercise price under column (b) with respect to equity compensation plans does not include shares issuable upon the vesting of outstanding restricted share units, which have no exercise price.

(2)	Represents 8.3% of 69,673,244 Common Shares outstanding as of December 31, 2015.

(3)	Represents 8.3% and 1.8%, respectively, of 69,673,244 Common Shares outstanding as of December 31, 2015).

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Shares as of April 8, 2016 or as otherwise indicated in the notes below, including: (i) all persons to be nominated for election to the Board of Directors, individually; (ii) all current directors and the named executive officers (“NEOs”), individually; and (iii) all current directors and officers as a group. Our NEOs are the individuals who served during 2015 as Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers as of December 31, 2015.

Name of Beneficial Owner of Common Shares	Common Shares Beneficially Owned, Controlled or Directed (1)		Common Shares that can be Acquired within 60 days	Total	Percentage of Outstanding Common Shares (2)
Richard L. Gelfond	120,317	(3)	1,341,945	1,462,262	2.1%
Bradley J. Wechsler	182,610	(4)	24,000	211,610	*
Neil S. Braun	17,727	(5)	24,000	41,727	*
Eric A. Demirian	16,141	(6)	25,351	41,492	*
David W. Leebron	66,198	(7)	49,584	115,782	*
Michael Lynne	12,260	(8)	—	12,260	*
Michael MacMillan	9,071	(9)	—	9,071	*
I. Martin Pompadur	12,727	(10)	34,108	46,835	*
Dana Settle	2,905	(11)	—	2,905	*
Darren Throop	1,560	(12)	—	1,560	*
Joseph Sparacio	17,810	(13)	104,128	121,938	*
Greg Foster	49,340	(14)	478,747	528,087	*
Robert D. Lister	19,917	(15)	95,645	115,562	*
Andrew Cripps	1,389	(16)	325,000	326,389	*
All directors and executives	1,185,214		2,816,588	4,001,802	5.8%
*	Less than 1%

(1)	Statements as to securities beneficially owned by directors and executive officers, or as to securities over which they exercise control or direction, are based upon information obtained from such directors and executive officers and from records available to us.

(2)	The percent of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by the individual by 68,290,174 Common Shares outstanding as of April 8, 2016 adjusted for Common Shares issuable through the exercise of vested stock options held by such person, plus stock options and restricted share units held by such person that vest within 60 days of that date.

(3)	Mr. Gelfond has sole voting and dispositive power with respect to 105,217 Common Shares and shared voting and dispositive power with respect to 15,100 Common Shares.

(4)	Mr. Wechsler has sole voting and dispositive power with respect to 105,610 Common Shares and shared voting and dispositive power with respect to 77,000 Common Shares.

(5)	Mr. Braun has sole voting and dispositive power with respect to 17,727 Common Shares.

(6)	Mr. Demirian has sole voting and dispositive power with respect to 16,141 Common Shares.

(7)	Mr. Leebron has sole voting and dispositive power with respect to 64,898 Common Shares and shared voting and dispositive power with respect to 1,300 Common Shares.

(8)	Mr. Lynne has sole voting and dispositive power with respect to 12,260 Common Shares.

(9)	Mr. MacMillan has sole voting and dispositive power with respect to 9,071 Common Shares.

(10)	Mr. Pompadur has sole voting and dispositive power with respect to 12,727 Common Shares.

(11)	Ms. Settle has sole voting and dispositive power with respect to 2,905 Common Shares.

(12)	Mr. Throop has sole voting and dispositive power with respect to 1,560 Common Shares.

(13)	Mr. Sparacio has sole voting power with respect to 17,810 Common Shares.

(14)	Mr. Foster has sole voting and dispositive power with respect to 49,340 Common Shares.

(15)	Mr. Lister has sole voting and dispositive power with respect to 19,917 Common Shares.

(16)	Mr. Cripps has sole voting and dispositive power with respect to 1,389 Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The Reporting Persons are also required by the Exchange Act to furnish us with copies of all Section 16(a) reports they file.

During the fiscal year ended December 31, 2015, one report on Form 4 was not timely filed by Carrie Lindzon-Jacobs relating to a disposition of shares, and one report on Form 3 was not timely filed by Jiande Chen relating to a change in insider status, in each case as a result of administrative errors.

MANAGEMENT CEASE TRADE ORDER

On April 3, 2007, certain directors, senior officers and certain former employees were prohibited from trading in our securities pursuant to management cease trade orders issued by the Ontario Securities Commission (“OSC”) and certain other provincial Canadian securities regulators in connection with the delay in filing certain of our financial statements. All management cease trade orders were fully revoked on November 22, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the material elements of the compensation program for our NEOs and the rationale for the program elements and decisions for the fiscal year ended December 31, 2015. For 2015, our NEOs were:

•	Richard L. Gelfond, Chief Executive Officer (“CEO”);

•	Joseph Sparacio, Executive Vice President and Chief Financial Officer;

•	Greg Foster, Senior Executive Vice President, IMAX Corporation and Chief Executive Officer, IMAX Entertainment;

•	Robert D. Lister, Chief Legal Officer and Chief Business Development Officer; and

•	Andrew Cripps, President of International and Executive Vice President, IMAX Corporation

Executive Summary

Business Performance Highlights

We achieved many significant financial and operational successes in 2015, marking one of the strongest years in our history. Highlights include the following:

•	achieved a record $1 billion in global box office, a 31% increase over 2014, significantly surpassing worldwide industry box office growth of approximately 5%;

•	realized record revenues of $373.8 million, a 28.7% increase over 2014, and adjusted EBITDA of $140.8 million, a 29.8% increase over 2014;

•	installed 136 new theatre systems, bringing our global total to 1,061 screens;

•	successfully listed the shares of our subsidiary, IMAX China Holding, Inc. (“IMAX China”), on the Hong Kong Stock Exchange;

•	launched our next generation laser-based projection system, with 18 laser systems in operation as of December 31, 2015;

•	produced strong margins leading to $83.7 million in operating cash flow and $317 million of cash at year-end;

•	advanced new business initiatives, including by entering into a $50 million film fund with media partners in China to finance Mandarin-language films for Chinese and global distribution, launching a new initiative for the development of original content productions for our global theatre network, and selling 80 premium home theatre systems under our joint venture in China;

•	launched a new global marketing campaign; and

•	continued to focus on growth priorities through continued market expansion.

We installed 154 theatres (of which 18 were upgrades) across 33 countries in 2015 and our global footprint now spans 67 countries. The following graph shows a 24% compound annual growth rate in the IMAX network of commercial multiplex theatres from 2008 to December 31, 2015. Network growth and system sales-backlog are two of the key metrics used by the Board of Directors in evaluating management and Company performance, as discussed in greater detail below under “Executive Compensation Components”.

IMAX Network Growth 2008-2015 (1)

(1)	Theatre network above excludes institutional network

Our IMAX China business also experienced a highly successful 2015, delivering record results on nearly every important metric. As of December 31, 2015, the Greater China network consisted of 290 commercial theatres, with another 215 in backlog, reflecting a record 75 new installations and 74 signings within the calendar year. Moreover, as a result of the strong film slate in 2015, we achieved a per screen average of $1.34 million in Greater China, which is approximately 10% higher than the historical per screen averages attributable to IMAX China in each of 2012, 2013 and 2014. IMAX China’s revenues increased to $110.6 million in 2015, up 41.4% from 2014. We also released a total of 31 films in China in 2015, including eight local Mandarin language films.

We believe that these many operational achievements lay the groundwork for continued, long-term success of the Company under our CEO, Mr. Gelfond, and his leadership team.

As a result of these significant achievements, we accomplished or exceeded virtually all of our key goals for 2015. In setting 2015 compensation, we took into account our success in accomplishing such goals, the increased size of our theatre network and the important positioning of our film slate, our continued strong international operations, our successful initial public offering of IMAX China (the “IMAX China IPO”), and our progress in the development of new technology and in the pursuit of new business opportunities. Accordingly, our NEOs earned compensation for 2015 that was above the target but within the range of the compensation opportunities established for them. This result is consistent with the intent and design of our compensation philosophy and program principles, which link pay directly to performance and results.

Pay and Performance Alignment

In making 2015 pay decisions, the Compensation Committee considered the successful achievement of nearly every key goal for the year. Based on our strong performance, the Compensation Committee awarded bonuses to the CEO and the other NEOs that ranged from 107% to 182% of target, while remaining within the range defined for potential bonuses.

The CEO’s bonus was paid at 182% of target which is within the range for his potential bonus established in his employment agreement (100-200% of base). In awarding the CEO’s bonus, the Compensation Committee considered Mr. Gelfond’s significant contributions to our many strategic and operational successes of 2015, including our record global box office; record revenues and EBITDA; robust signings and installations, including the milestone installation of our 1,000th IMAX theatre; the highly successful IMAX China IPO; and the successful roll-out of our next generation laser-based projection system. The Compensation Committee concluded that, given the significant achievements of 2015, Mr. Gelfond’s bonus was consistent with the intent and design of our variable pay plans, which link pay to both individual and Company performance.

IMAX China IPO and Special China Grants

The Compensation Committee also acknowledged the significance of the highly successful IMAX China IPO in determining 2015 compensation. The IMAX China IPO was significantly oversubscribed and generated a total of $162 million in net cash, despite challenging market conditions. In the six months from the listing date of October 8, 2015 through April 8, 2016, IMAX China has seen a significant increase in value, with a share price increase of 37%, resulting in a market capitalization equal to nearly $2 billion. We retain a 68.5% interest in this critically important subsidiary.

On this basis, and following consultation with Towers Watson Delaware Inc., the Compensation Committee considered alternative approaches and elected to make a special, one-time RSU grant to 17 IMAX employees who were intimately involved in the transaction, including Messrs. Gelfond, Sparacio, Foster and Lister (the “Special China Grants”), recognizing the significant contributions of these individuals in helping to successfully consummate the strategically and financially important IMAX China IPO.

With respect to Mr. Gelfond, the Committee recognized not only the success of the IPO transaction itself, but also Mr. Gelfond’s leadership of IMAX’s China business for over a decade. Since guiding us into the China market with our first theatre in 2001, Mr. Gelfond has been directly involved in virtually every aspect of the growth and strategy of the China business. Under Mr. Gelfond’s leadership, we have seen our China theatre network grow by more than 10 times alone since 2010, when we formed IMAX China as a wholly-owned subsidiary. At the same time, we have obtained a steady flow of Hollywood and local content, resulting in Greater China box office growing from $53 million to $312 million between 2010 and 2015, we have greatly enhanced our brand value, and we have otherwise established strong connections and influence in the Chinese market. Mr. Gelfond has been instrumental in forging local partnerships in China, notably in connection with the sale of a 20% interest in our IMAX China subsidiary to two prominent Chinese investors. Mr. Gelfond also led the IPO transaction itself, guiding the strategy and leading the roadshow and virtually all investor meetings.

As a result of the IMAX China IPO, Mr. Gelfond’s role has expanded significantly. Specifically, Mr. Gelfond now effectively oversees two publicly traded companies, both as a director and the CEO of IMAX Corporation and as Chairman of the Board of IMAX China. This has resulted in an additional layer of responsibilities and fiduciary duties to two separate companies, which operate in separate markets and which require distinct and customized strategies. In addition, Mr. Gelfond is now responsible to two different shareholder bases around the world, which are trading shares nearly twenty-four hours per day. Despite the increased demands associated with his expanded role, Mr. Gelfond’s efforts led both IMAX Corporation and IMAX China to the most successful year in each company’s respective history. We note that Mr. Gelfond does not receive any compensation in connection with his role as Chairman of the Board of IMAX China.

The Special China Grants were as follows: (i) 194,226 RSUs to Mr. Gelfond, with a grant date fair value equal to $7.4 million; (ii) 19,423 RSUs to each of Mr. Foster and Mr. Lister, each with a grant date fair value of $740,000; and (iii) 2,625 RSUs to Mr. Sparacio, with a grant date fair value of $100,000. The Compensation Committee concluded that a grant of RSUs was the most appropriate vehicle for aligning the recipients’ interests with shareholders. The Special China Grants vest ratably over a three-year period, helping to provide incentive for the recipients to continue delivering strong results and leadership both to IMAX Corporation and IMAX China.

CEO Pay and Total Shareholder Return

As shown below, realizable CEO pay over the previous three years was positioned consistently with total shareholder return over the same period.

3-Year CEO Realizable Pay (1) vs. Total

Shareholder Return

(1)	The squares represent our peer group, excluding Take-Two Interactive Software, Inc., whose Chief Executive Officer receives compensation from ZelnickMedia rather than the company. Realizable pay reflects actual cash compensation earned for 2013 – 2015, in-the-money value of stock options, RSUs, and performance shares granted during 2013 – 2015 as of 12/31/2015 (for performance shares where performance period is complete, analysis reflects the actual number of shares earned; in other cases, the target number of shares was used). Financial data was sourced from S&P Research Insight; compensation data was sourced from applicable proxy filings.

The shaded area in the chart above indicates alignment between CEO pay and Company performance. The chart shows that our CEO’s three-year realizable pay and our three-year total shareholder return are both well aligned.

The following graph shows trends in total CEO pay (summary compensation table values) and Company performance (total shareholder return) over the past eight years since Mr. Gelfond assumed the role of sole CEO, and demonstrates the alignment of those trends:

Advisory Vote on Executive Compensation Program

The overall feedback we have received from our shareholders regarding our executive compensation program has been positive. In 2011, our shareholders voted in favor of holding a say-on-pay vote once every two years. At our 2015 annual shareholder meeting, approximately 63% of votes cast were in support of our compensation program. Our next say-on-pay vote will be held in 2017. Based on feedback we have received over the last several years, we have made a number of significant changes to further align our pay program with best practices in compensation philosophy:

Change to Pay Program	Effective

Adopted one-year minimum vesting for full value awards and other shareholder-friendly provisions in our new IMAX LTIP	2016

Required “double trigger” for accelerated vesting of equity awards upon change-in-control	2014

Eliminated tax gross-ups on executive perquisites	2014

Eliminated the evergreen share reserve in the equity plan and replaced it with a fixed maximum number of shares, which was approved by shareholders at the 2013 annual meeting	2013

Required all awards granted under the IMAX Corporation 2013 Long-Term Incentive Plan to be subject to clawback	2013

Adopted policy to prohibit hedging and pledging of Company stock by executives and directors	2013

Eliminated guaranteed bonuses from executive employment agreements	2013

Adopted share ownership guidelines to further align directors’ and key executives’ interests with shareholders’ interests	2013

Best Pay and Governance Practices

The following table summarizes some of our best pay and governance practices and those we avoid because they are not in shareholders’ long-term interests:

What We Do	What We Don’t Do

Link executive pay to Company performance through our annual and long-term incentive plans	No single-trigger change-in-control provisions for long-term incentive awards effective in 2014

Balance short- and long-term incentives, cash and equity and fixed and variable pay	No evergreen share reserves

Compare executive compensation and Company performance to relevant peer group companies	No hedging or pledging by executives or directors of equity holdings

Require executives to meet designated stock ownership requirements	No re-pricings of underwater stock options without shareholder approval

Maintain a clawback policy to recoup unearned compensation under the IMAX Corporation 2013 Long-Term Incentive Plan	No tax gross-ups on perquisites

Provide only limited, reasonable perquisites	No 280G excise tax gross-ups

No discount stock options

Use of Market Compensation Data

In making compensation decisions, the Compensation Committee considers and compares the form and level of compensation used by other companies of similar size and in similar industries for a general understanding of their compensation structures. In addition, the Committee periodically compares elements of total compensation for the NEOs against proxy data, industry-specific survey data and survey data from outside compensation consultants. However, given our diversified and unique businesses, history of innovative product offerings and broad success in the worldwide filmed entertainment market and the highly global nature of our employee base and operations, the Committee believes it is difficult to find true peer companies. This difficulty has only increased as a result of the IMAX China IPO, as the Committee has not been able to find any similarly situated companies with a publicly traded subsidiary, let alone one as highly successful as IMAX China. As a result, while the Compensation Committee believes that survey data is a useful tool in assessing executive pay, it must be evaluated using sound business judgment based on specific knowledge of the Company and its leaders.

Comparator Group

In 2012, Mercer (US) Inc. (“Mercer”), with input from the Compensation Committee and Company management, developed a comparator group of 12 public companies (the “Comparator Group”). There were no changes to the Comparator Group in 2015.

Data from the Comparator Group is used by Company management and the Committee to assess the magnitude of executives’ pay, pay mix, and general pay practices. We are a unique company that combines elements of entertainment, technology, marketing and media. Our IMAX China subsidiary is also publicly listed on the Hong Kong Stock Exchange, an attribute that is not shared by our Comparator Group companies and which further increases the scope and complexity of our global operations. As a result, identifying exact peers is a challenge, which is why the Comparator Group includes a mix of different kinds of companies, each of which may relate to one or more key characteristics of our business model. The Comparator Group includes entertainment and technology companies within one-third to three times our revenue and/or market capitalization. The Comparator Group companies exhibit one or more of the following characteristics:

•	motion picture studio relationships;

•	international revenue of at least 20%;

•	average annual revenue growth of at least 10% over the last three years; and

•	brand recognition among consumers.

As a result of our scalable licensing business model, management and the Compensation Committee place significantly less emphasis on the metric of revenues as a basis of comparison with other companies than on metrics more relevant to our business model. Specifically, in view of our strong annual network growth and relatively consistent per screen averages year-over-year, our business model is based upon expanding our operating leverage and high gross margins. To that end, increases in our gross margins have outpaced revenue growth, as we license hundreds of new systems annually while maintaining relatively fixed DMR (Digital Re-Mastering) costs.

For instance, from 2012 to 2015, our gross revenues grew from $284 million to $374 million, or 31%, while our gross margins grew from $153 million to $219 million, or 44%. This licensing model has successfully led our commercial theatre network to experience a 24% compounded annual growth rate since 2008 (see the graph IMAX Network Growth 2008-2015 on page 28); our shareholders to experience a 697% return on investment since 2009 (see the chart IMAX CEO Pay and Total Shareholder Return 2009-2015 on page 30); and our market capitalization to increase 1,134% since January 1, 2009. In addition, the total gross box office generated from the worldwide IMAX network in 2015 was approximately $1 billion, a 31% increase over 2014 and a 264% increase over 2009.

Box office relates directly to the bottom line performance of our global theatres and to the success of our network expansion strategy; however, revenue metrics under-emphasize the impact that box office and network growth have on our gross margins.

Peer Comparator Group
DTS, Inc.	Corus Entertainment Inc.
TIVO Inc.	Take-Two Interactive Software, Inc.
RealD Inc.	Dolby Laboratories, Inc.
World Wrestling Entertainment, Inc.	Six Flags Entertainment Corporation
Rovi Corporation	Lions Gate Entertainment Corp.
DreamWorks Animation SKG, Inc.	Cinemark Holdings, Inc.

Comparator Group Financial Data (1)
	2015 Market Capitalization ($ in millions)	2015 Revenue ($ in millions)	2015 Gross Margin (%)
25th Percentile	809	507	42%
Median	1,796	788	51%
75th Percentile	3,503	1,128	65%
IMAX	2,457	374	59%
Percentile Rank	58th	17th	67th
(1)	Source: S&P Capital IQ

The Compensation Committee reviews data for similarly situated executives in the Comparator Group when targeting total direct compensation for the NEOs. However, actual total direct compensation depends on a variety of factors, including individual and Company performance, critical skills and capabilities, relative contribution, and retention.

Key Principles and Compensation Mix

The Compensation Committee believes that, as executives move to higher levels of responsibility with more direct influence over Company performance, their mix of pay should change as follows:

•	a higher percentage of their pay should be at risk and tied to increasing shareholder value, and the percentage of their total direct compensation derived from base salary should decrease;

•	a greater proportion of their overall compensation should derive from long-term incentive compensation rather than short-term compensation, to motivate executives to take actions conducive to our long-term growth and viability, and to ensure executives focus on our long-term success; and

•	equity compensation should increase to align executives’ and shareholders’ interests so that executives focus on achieving sustainable growth and long-term profit for the Company, and behave like owners.

We have no pre-established policy or target, other than the parameters described above, for the allocation between cash and non-cash or short- and long-term incentive compensation. We annually determine the appropriate level and mix of incentive compensation based on the NEOs’ prior year performance, relative contribution and Company performance. Income from incentive compensation is realized as a result of Company or individual performance against pre-established goals, depending on the type of award. Factors we consider in determining the appropriate mix of an executive’s incentive compensation include the ability of the executive to further corporate business objectives, particularly key strategic and operational initiatives, his/her management and budgetary responsibility and level of seniority.

As shown below, 2015 target total direct compensation for the CEO and other NEOs placed significant emphasis on performance-based variable compensation (92% for the CEO and 74% for the other NEOs on average) and on equity compensation (84% for the CEO and 61% for the other NEOs on average). Mr. Cripps is excluded from the NEO average as he received an upfront equity award when he joined the Company in 2012, and therefore received no stock option grants in 2015 and only a small number of RSUs.

Executive Compensation Components

For 2015, the compensation elements for the NEOs were:

•	base salary;

•	annual cash bonus awards;

•	long-term incentive compensation (stock options and RSUs); and

•	personal benefits and perquisites.

Annual Base Salary

We provide NEOs with competitive fixed annual base salaries to compensate them for services during the year and to provide a base level of income and cash flow not subject to performance-related risk or discretion. Each NEO’s base salary is specified in his employment agreement, other than for Mr. Cripps, whose salary is set subject to annual review by the Compensation Committee. In reviewing base salaries, the Compensation Committee primarily considers the following:

•	the executive’s position and responsibilities;

•	the executive’s capability, knowledge, skills and experience relative to the job requirements;

•	market data for executives with similar responsibilities;

•	the executive’s actual and relative performance and contribution; and

•	other cash and non-cash components of the executive’s total compensation.

Base salary levels are typically considered upon renewal of the NEO’s employment agreement or when an agreement is amended in connection with a promotion or change in job responsibility. Base salary levels may be changed during the year due to a promotion or other change in position or responsibility. As contemplated by their employment agreements, Mr. Lister’s base salary increased to $650,000 (effective January 1, 2015), and Mr. Sparacio’s base salary increased to $500,000 (effective May 15, 2015). As part of the annual review process, Mr. Cripps’ base salary was increased to £520,000 (approximately $762,798 based on the average exchange rate between the U.K. pound sterling and the U.S. dollar during 2015) (effective January 1, 2015) and is subject to annual review. Messrs. Gelfond’s and Foster’s base salaries did not increase in 2015.

Annual Cash Bonus Awards

We provide NEOs with competitive annual performance bonus opportunities as a percentage of their salary through our management bonus plan (the “Management Bonus Plan”).

The purpose of the Management Bonus Plan is to:

•	link annual incentive cash compensation to the achievement of annual priorities and key goals of our business, including overall Company performance; and

•	reward individual performance and contribution.

With respect to 2015, each of the NEOs, other than Mr. Gelfond, received a cash bonus under our Management Bonus Plan. Mr. Gelfond received an annual cash bonus award pursuant to his employment agreement.

Bonuses for each of our NEOs are awarded based on Company performance and the performance and relative contribution of the participating executive for the year. Generally, 50% of a NEO’s bonus is based on Company performance, and 50% is based on individual performance. Our assessment of overall Company performance at year-end considers the achievement of corporate financial, strategic and operational goals including, but not limited to the following:

•	our income and revenue;

•	theatre signings and installations, particularly under joint revenue sharing arrangements and in international markets;

•	film performance;

•	progress on new business initiatives;

•	reductions in selling, general and administrative expenses; and

•	technology development.

The assessment of an NEO’s individual performance takes into account the level of achievement of individual goals that are annually agreed upon between the executive and the CEO, other than with respect to Mr. Gelfond, whose performance is assessed by the Compensation Committee alone. Examples of individual goals include business targets, operating, strategic, budgetary and/or managerial goals.

Management uses the corporate and personal goals described above to make recommendations to the Compensation Committee for executive bonus amounts. These goals are not fixed quantitative formulas, but rather are guidelines to determine bonuses at year-end. The Compensation Committee and Company management are not limited to considering these pre-determined goals in assessing performance, and failure or success with respect to any individual goal is not dispositive of the final assessment of either Company or personal performance.

Each executive employment agreement sets forth target bonuses, although management retains discretion to recommend to the Compensation Committee that no bonus be paid, or that bonuses be paid out below or above target, as circumstances warrant. Similarly, the Compensation Committee retains discretion to determine the final bonus amount notwithstanding the targets set forth in the employment agreements. We believe that, at this time, a flexible annual bonus process is more appropriate and yields better results than setting fixed quantitative targets in advance. This flexible process allows management and the Compensation Committee to consider: (i) goals set by the Board of Directors and communicated to senior management at any point during the year; (ii) the effects of unanticipated events and circumstances on our business or on a particular executive’s performance; and (iii) the performance and contribution of the executive relative to other executives.

In setting 2015 compensation, management and the Committee took into account, among other things, our record global box office, our record revenues, the impressive number of theatre installations, including the installation of our 1,000th IMAX theatre, and the successful IMAX China IPO, as well as the increased complexity, size, scope and global nature of our business. For 2015, the NEOs received bonuses that represented the following percentages of their base salaries:

Named Executive Officers	2015 Target Bonus Opportunity as a Percentage of Base Salary	2015 Bonus Earned as a Percentage of Base Salary
Richard L. Gelfond	100%	182%
Joseph Sparacio	35%	51%
Greg Foster	70%	94%
Robert D. Lister	60%	72%
Andrew Cripps	70%	75%

In assessing individual performance for 2015, we recognized the successful IMAX China IPO as well as:

•	Mr. Sparacio’s efforts in connection with the streamlining of costs and strong controls over selling, general and administrative expenses, and his efforts in promoting and maintaining stability of our financial controls;

•	Mr. Foster’s role in helping us achieve record global box office results for 2015, effectively managing and enhancing our relationships with studio and filmmaking partners, including the signing of a multi-picture deal with Twentieth Century Fox, an extension with The Walt Disney Studios, deals with Warner Bros. Pictures and Lions Gate Entertainment Corp. and continuing to build and strengthen our international relationships with studios and filmmakers, as well as his contributions in connection with our new original content strategy;

•	Mr. Lister’s oversight of the IMAX China IPO, his role in leading our business development initiatives, including negotiating our $50 million film fund agreement with media partners in China and the signing of agreements for the sale of 80 premium home theatre systems under our joint venture in China as well as his leadership of our expanding global legal function; and

•	Mr. Cripps’ role in the continued global expansion of the IMAX theatre network through the cultivation of local relationships with studios and exhibition partners which resulted in over 30 theatre signings in the Europe, Middle East and Africa region, high profile locations opened in key markets and entry into several new markets.

As a result of this assessment, considering the significant accomplishments enumerated above, each of the NEOs received bonuses that were greater than their target bonus opportunities, but within the range established for them, consistent with our pay-for-performance philosophy.

The Compensation Committee is responsible for determining Mr. Gelfond’s annual bonus based on its assessment of Company performance and his personal contribution to our overall success. In awarding Mr. Gelfond’s 2015 bonus, the Compensation Committee recognized his leading the Company to meet or exceed virtually all of its strategic and operational goals and objectives for 2015, including our record global box office; our record revenues; robust signings and installations including the installation of our 1,000th IMAX theatre; the successful IMAX China IPO, which has increased in value significantly despite challenging market conditions; and the successful roll-out of our next generation laser-based projection system. As result of this assessment, Mr. Gelfond received a bonus of 182% of his base salary which is within the range for his potential bonus established in his employment agreement (100-200% of base).

Long-Term Incentive Compensation

Long-term incentive awards are important in recognizing the scope of responsibilities, rewarding demonstrated performance, creating alignment between senior management and shareholders and preserving the continuity of executive leadership through retention. The level of benefit received by our executive officers depends, to a large degree, on the execution of our strategy and delivering significant and sustained growth.

Long-term incentive compensation has been provided through stock option and RSU grants with time-based vesting conditions. The Compensation Committee continues to believe that equity awards with time-based vesting conditions are appropriate vehicles for providing forward-looking incentives and for promoting retention of executives. Stock options and RSUs also align the executives’ interests with those of our shareholders over the long term.

Either the Compensation Committee or the full Board of Directors approves all stock option and RSU grants to NEOs. In determining the number of stock options or RSUs to grant to the NEOs, the Compensation Committee or the Board of Directors, as applicable, considers each NEO’s actual performance and relative contribution, salary range, responsibility and the number of stock options or RSUs granted to our other executives. These analyses are undertaken both for purposes of determining annual equity awards to NEOs or equity awards granted pursuant to employment agreements, as the case may be. In addition, the Compensation Committee or the Board of Directors considers and compares compensation disclosed by the Comparator Group to obtain a general understanding of the compensation structures maintained by similarly situated companies. Moreover, the Compensation Committee periodically compares various elements of stock-based compensation against general survey data provided by Mercer or other outside consultants. Equity awards are generally granted to executive officers as part of an annual grant to employees, in connection with an executive’s employment agreement renewal or upon an executive’s hire or promotion. However, we reserve the right to make grants at other times as determined by the Compensation Committee or the Board of Directors. In 2015, the Compensation Committee elected to make the Special China Grants, as discussed below.

We account for stock-based payments to officers, employees and eligible directors in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation-Stock Compensation”.

Stock Options

In 2015, we granted stock options to purchase Common Shares to align executives’ interests with those of our shareholders over the long term. Either the Compensation Committee or the full Board of Directors approves all stock option grants to NEOs.

Stock options have an exercise price equal to the fair market value of our Common Shares on the date of grant. The fair market value of a Common Share on a given date means the higher of the closing price of a Common Share on the grant date (or the most recent trading date if the grant date is not a trading date) on the NYSE or another national exchange designated by our Board of Directors. Stock options are generally exercisable for seven years from the date of grant, subject to earlier cancellation or forfeiture if the executive’s employment terminates. The Board of Directors or the Compensation Committee determines vesting requirements applicable to each grant of stock options. The 2015 stock option awards vest according to the following schedule, unless otherwise provided by the terms of an NEO’s employment agreement:

•	on the first anniversary of the grant date: 20%;

•	on the second anniversary of the grant date: 25%;

•	on the third anniversary of the grant date: 25%; and

•	on the fourth anniversary of the grant date: 30%

Messrs. Gelfond, Foster and Lister are eligible to receive periodic stock option grants on terms set forth in their employment agreements, as described below. Mr. Sparacio and Mr. Cripps are eligible to receive stock options under the IMAX LTIP as part of our annual grant process. Mr. Cripps did not receive an option grant in 2015 because he received an upfront grant when he joined the Company in 2012. In 2015, the NEOs received the following grants of stock options:

Named Executive Officers	2015 Option Awards	Grant Date Fair Value ($)
Richard L. Gelfond	467,625	3,899,992
Joseph Sparacio	17,935	162,491
Greg Foster	106,635	899,999
Robert D. Lister	62,850	559,994
Andrew Cripps	—	—

For a description of the vesting and exercise terms of stock options granted to the NEOs following a termination or change-in-control, please see “Employment Agreements and Potential Payments upon Termination or Change-in-Control” on page 48.

Restricted Share Units

In 2015, we granted RSUs to officers, employees, and eligible directors on the terms and conditions set forth in the IMAX LTIP and in individual award agreements. Each RSU represents a contingent right to receive one Common Share. Either the Compensation Committee or the full Board of Directors determines vesting requirements applicable to each grant of RSUs and approves all RSU grants to NEOs. If an NEO’s employment or term of office terminates for any reason, RSUs that have not vested are generally cancelled on the termination date, subject to certain exceptions as further described in “Employment Agreements and Potential Payments upon Termination or Change-in-Control” on page 48. Apart from the Special China Grants, the 2015 RSU awards vest according to the following schedule, unless otherwise provided by the terms of an NEO’s employment agreement:

•	on the first anniversary of the grant date: 20%;

•	on the second anniversary of the grant date: 25%

•	on the third anniversary of the grant date: 25%; and

•	on December 1st prior to the fourth anniversary of the grant date: 30%

The number of RSUs included in an award is determined by dividing the target value of the award by the fair market value of our Common Shares on the date of grant. The fair market value of a Common Share on a given date is determined as described above in connection with stock options.

Messrs. Gelfond, Foster and Lister are eligible to receive periodic RSU grants in accordance with the terms of their employment agreements, as described below. Mr. Sparacio and Mr. Cripps are eligible to receive RSU grants under the IMAX LTIP as part of our annual grant process.

As described above, the Compensation Committee acknowledged the significance of the highly successful IMAX China IPO in determining 2015 compensation. On this basis, and following consultation with Towers Watson, the Committee considered alternative approaches and elected to award Special China Grants to 17 employees who were intimately involved in the IMAX China IPO, including Messrs. Gelfond, Foster, Lister and Sparacio, recognizing the significant contributions of these individuals in helping to successfully consummate the strategically and financially important IMAX China IPO.

With respect to Mr. Gelfond, the Committee recognized not only the success of the IPO transaction itself, but also Mr. Gelfond’s leadership of IMAX’s China business for over a decade. Since guiding us into the China market with our first theatre in 2001, Mr. Gelfond has been directly involved in virtually every aspect of the growth and strategy of the China business. Under Mr. Gelfond’s leadership, we have seen our China theatre network grow by more than 10 times alone since 2010, when we formed IMAX China as a wholly-owned subsidiary. At the same time, we have obtained a steady flow of Hollywood and local content, resulting in Greater China box office growing from $53 million to $312 million between 2010 and 2015, we have greatly enhanced our brand value, and we have otherwise established strong connections and influence in the Chinese market. Mr. Gelfond has been instrumental in forging local partnerships in China, notably in connection with the sale of a 20% interest in our IMAX China subsidiary to two prominent Chinese investors. Mr. Gelfond also led the IPO transaction itself, guiding the strategy and leading the roadshow and virtually all investor meetings.

As a result of the IMAX China IPO, Mr. Gelfond’s role has expanded significantly. Specifically, Mr. Gelfond now effectively oversees two publicly traded companies, both as a director and the CEO of IMAX Corporation and as Chairman of the Board of IMAX China. This has resulted in an additional layer of responsibilities and fiduciary duties to two separate companies, which operate in separate markets and which require distinct and customized strategies. In addition, Mr. Gelfond is now responsible to two different shareholder bases around the world, which are trading shares nearly twenty-four hours per day. Despite the increased demands associated with his expanded role, Mr. Gelfond’s efforts led both IMAX Corporation and IMAX China to the most successful year in each company’s respective history. We note that Mr. Gelfond does not receive any compensation in connection with his role as Chairman of the Board of IMAX China.

The Compensation Committee concluded that a grant of RSUs was the most appropriate vehicle for aligning the recipients’ interests with shareholders. The Special China Grants, which were granted on December 9, 2015, vest ratably over a three-year period, helping to provide incentive for the recipients to continue delivering strong results and leadership both to IMAX Corporation and IMAX China.

In 2015, the NEOs received the following grant of RSUs:

Named Executive Officers	2015 RSU Awards	Grant Date Fair Value ($)
Richard L. Gelfond	194,226	7,400,011
Joseph Sparacio	17,048	587,510
Greg Foster	46,050	1,640,009
Robert D. Lister	44,275	1,580,014
Andrew Cripps	2,218	74,968

Retirement and Pension Plans

We maintain defined contribution retirement plans for all of our employees. Each of the NEOs participates in one of these plans under the same terms as other employees. We make contributions to these plans on behalf of employees in an amount up to 5% of their base salary, subject to certain prescribed maximums. During the fiscal year ended December 31, 2015, we contributed an aggregate of $20,800 to our U.S. defined contribution employee retirement plan under Section 401(k) of the U.S. Internal Revenue Code on behalf of each of Messrs. Gelfond, Foster, Lister and Sparacio. During the fiscal year ended December 31, 2015, we contributed a total of £25,000 (approximately $36,673 based on the average exchange rate between the U.K. pound sterling and the U.S. dollar during 2015) in respect of Mr. Cripps, a portion of which was contributed to Mr. Cripps’ retirement plan and a portion of which was paid directly to Mr. Cripps to avoid adverse tax consequences.

We maintain an unfunded defined benefit pension plan, the Supplemental Executive Retirement Plan (the “SERP”), covering Mr. Gelfond. The SERP provides for a lifetime retirement benefit from age 55 equal to 75% of Mr. Gelfond’s best average 60 consecutive months of earnings (base salary and cash bonus) over his employment history. We implemented the SERP in July 2000 pursuant to Mr. Gelfond’s employment agreement. The benefits under the SERP for Mr. Gelfond are 100% vested. We and Mr. Gelfond have agreed that any compensation earned since January 1, 2011 will not be included in calculating his benefit payments under the SERP.

Under the terms of the SERP, if Mr. Gelfond’s employment terminates, other than in a termination for cause, he is entitled to receive SERP benefits in the form of a lump sum payment. SERP benefit payments to Mr. Gelfond are subject to a deferral for six months after the termination of his employment, at which time Mr. Gelfond will be entitled to receive interest on the deferred amount credited at the applicable federal rate for short-term obligations. The term of Mr. Gelfond’s current employment agreement has been extended through December 31, 2016. In 2006, to reduce ongoing pension costs to the Company, Mr. Gelfond agreed to a reduction in the cost of living adjustment and surviving spouse benefits previously owed to him under the SERP, subject to the recoupment of a percentage of such benefits upon a change-in-control of the Company while Mr. Gelfond is employed by the Company.

The 2015 Summary Compensation Table on page 43 presents, consistent with SEC rules, the 2015 change in the SERP value for Mr. Gelfond. The SERP value is based on certain assumptions, including an assumption of retirement as of December 31, 2015, and does not reflect Mr. Gelfond’s continued and expected employment beyond 2015. The actual benefit under the SERP will be recalculated when Mr. Gelfond’s employment terminates.

We also maintain an unfunded retiree health benefit plan covering Mr. Gelfond and his eligible dependents. The plan provides that we will maintain retiree health benefits for Mr. Gelfond until he becomes eligible for Medicare. Thereafter, we will provide Medicare supplemental coverage as selected by Mr. Gelfond. If the foregoing coverage is not permitted, Mr. Gelfond will be entitled to an annual cash payment equal to the value of such coverage. Mr. Gelfond is fully vested in this plan.

Other Personal Benefits and Perquisites

We periodically review the levels of personal benefits and perquisites provided to the NEOs to ensure competitiveness and value to the employees. At present, we do not provide significant perquisites to our NEOs.

Effective January 1, 2014, certain senior executives, including each of the NEOs other than Mr. Cripps, began participating in our executive supplemental health plan. The plan, which covers certain of our senior executives located in the United States, provides expanded coverage and reimbursement of services not covered by our medical, dental and vision plans. The plan was implemented to ensure that our medical benefits remain competitive in the market, and to ensure that our most senior executives are focused on health and well-being. Mr. Cripps retained a similar benefit plan provided by his prior employer, which was converted to an individual plan. In 2015, we reimbursed Mr. Cripps for £8,007 (approximately $11,746 based on the average exchange rate between the U.K. pound sterling and the U.S. dollar during 2015) in respect of premiums for such plan.

The NEOs are provided either with use of Company automobiles or with car allowances.

Each NEO is also entitled to receive a cash death benefit through our life insurance policies. In the event of the executive’s death prior to actual retirement at age 65, the executive’s designated beneficiaries would be entitled to receive a lump sum payment amount equal to two times his base salary (four times in the case of Mr. Cripps), subject to prescribed maximums. In addition to our broader policy covering all NEOs, we have agreed to reimburse Mr. Gelfond for the cost of premiums associated with a $15 million term life insurance policy that became effective in January 2010. In 2015, we reimbursed Mr. Gelfond for $45,090 for four quarters of annual premiums. With respect to Mr. Foster, we pay the cost of premiums associated with a $3 million term life insurance policy for the duration of his employment, which amounts to approximately $1,700 per year. From 2010 to 2015, we paid premiums on a fully-paid $3.5 million whole life insurance policy for Mr. Foster, and paid $134,073 of such premiums in 2015.

In connection with the renewal of his employment agreement in 2013, we have agreed to reimburse Mr. Foster for reasonable expenses of up to $100,000 incurred in connection with his participation in an executive MBA program of Mr. Foster’s choice. No amounts were reimbursed in 2015.

Attributed costs of the personal benefits and perquisites described above for the NEOs for the fiscal year ended December 31, 2015, are reported below in the “All Other Compensation” column of the “2015 Summary Compensation Table” on page 43.

Elimination of Tax Gross-Up Applicable to Mr. Gelfond

As part of the renewal of Mr. Gelfond’s employment agreement in 2014, we eliminated a tax gross-up that had previously applied to the premiums for which we reimbursed Mr. Gelfond in connection with his $15 million term life policy. Accordingly, we paid no such gross-up payments in 2015. With the elimination of the tax gross-up applicable to Mr. Gelfond, we no longer have any tax gross-up obligations with respect to any NEO.

Employment and Change-in-Control Agreements

Currently, we have written employment agreements or written offer letters with all of our NEOs, which are described in detail below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control” on page 48. We believe that these agreements are critical to attract and retain talent, and motivate our NEOs, while still allowing the Compensation Committee and the CEO sufficient discretion to determine overall compensation in a given year. These employment agreements specify details of the approach to salary, bonus, equity awards, and restrictive covenants surrounding executive officer employment, including non-competition and non-solicitation provisions. Generally, the agreements are established at the time of hire and are amended from time to time to extend or modify the terms of employment, including to reflect compensation decisions resulting from a promotion or other change in job responsibility, or to provide for additional equity awards and other items.

Each of the NEO’s employment arrangements require that we make certain payments to the relevant NEO in the event of a termination of employment for various reasons, including upon a change-in-control of the Company. The provisions are designed to promote stability and continuity of senior management in the event of a transaction involving a change-in-control. Our severance and change-in-control benefits were determined on the basis of market practices to provide this stability as well as competitive overall compensation packages to the NEOs.

During 2015, we amended the employment agreements with Mr. Gelfond and Mr. Sparacio. For a description of these amended agreements, please see “Employment Agreements and Potential Payments upon Termination or Change-in-Control” on page 48. There were no other new employment agreements, amendments or renewals for the NEOs in 2015.

Tax and Accounting Considerations

To the extent that any compensation paid to the NEOs constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, we intend to cause the compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the participant receiving the award.

Under the IMAX LTIP, the maximum number of Common Shares that may be subject to options and stock appreciation rights granted to any eligible participant in any calendar year is one million (1,000,000) Common Shares; and the maximum value of other awards that may be made to any eligible participant in any calendar year is five million dollars ($5,000,000) measured as of the date of grant (with respect to equity awards denominated in cash) or one million (1,000,000) Common Shares measured as of the date of grant (with respect to equity awards denominated in Common Shares).

We also take accounting considerations, including the impact of Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation – Stock Compensation” into account in structuring compensation programs and determining the form and amount of compensation awarded.

With respect to IRC Section 162(m), the compensation paid to the Company’s CEO and three highest paid officers may not be fully deductible.

Compensation Philosophy and Objectives

The following principles have guided us in developing our compensation programs and in determining total compensation levels for our NEOs:

•	we must be prepared to compete with larger organizations with greater resources for executive talent, particularly in the highly competitive media and technology industries;

•	compensation practices should take into account the dynamic and complex nature of our business, our rapid rate of growth, global nature and diverse lines of business; and

•	compensation programs should encourage the NEOs to increase long-term shareholder value in a manner that appropriately balances short-term growth objectives and does not create undue risk for the Company and our shareholders.

Our compensation philosophy is to attract and retain key talent, to motivate performance and achievement, to promote a pay-for-performance culture and to reward superior performance. The objectives of our compensation program are to:

•	provide competitive total compensation packages that include short-term cash and long-term equity-based incentive components that appropriately encourage and reward performance and retention and that create enduring long-term shareholder value;

•	reward the NEOs for their relative individual contributions to our success;

•	link executive compensation to our long-term strategic objectives; and

•	align NEOs’ interests with shareholders’ interests through an equity award framework that creates a sense of ownership and shared risk among executives.

We have structured our overall executive compensation program, which includes annual short-term cash and long-term equity cash compensation plans, to motivate executives to achieve the business goals that we set, and reward the executives for achieving these goals.

Share Ownership Guidelines

We have adopted share ownership guidelines to require the NEOs, other executives and members of the Board of Directors to accumulate a significant ownership stake so they are incentivized to maximize long-term shareholder returns. Under the guidelines, the CEO must achieve and maintain share ownership of three (3) times his annual base salary. In addition, certain members of our senior management, our executive officers and the Senior Vice President of Investor Relations must achieve and maintain share ownership of either one (1) or 0.33 times their annual base salaries, depending on the individual. All of the NEOs, other than Mr. Gelfond (whose ownership guideline is three (3) times annual base salary), are subject to share ownership requirements of one times their annual base salary. Executives subject to the policy are required to satisfy in full their minimum shareholding requirement within four years of inception of the guidelines in 2013 (or the date that such individual became subject to the policy, if later), subject to annual milestones equal to 25% of the minimum shareholding requirement. By way of example, after one year, a participant would be required to satisfy

25% of their minimum shareholding requirement, and after two years, a participant would be required to satisfy 50% of their minimum shareholding requirement. As of April 21, 2016, each of the NEOs had met the share ownership guidelines at the time and within the required time frame.

Prohibition on Short Sales, Hedging and Pledging of Company Securities

Our Insider Trading Policy prohibits officers, directors and employees from engaging in short sales of Company securities and from buying or selling puts or calls on, or any other financial instruments that are designed to hedge or offset decreases and increases in the value of, Company securities (including, but not limited to, derivatives, prepaid variable forward contracts, equity swaps, collars and exchange funds), that might otherwise be inconsistent with the alignment of executive officers’ interests with shareholders’ interests. The Insider Trading Policy also prohibits the pledging of Company securities as collateral for a loan, including through the use of margin accounts with a broker.

Clawback Policy

Pursuant to the terms of the IMAX LTIP, any equity awards granted thereunder, as well as any payments made or gains realized upon exercise or settlement of an award, are subject to clawback or recoupment if permitted or mandated by applicable law, rules or regulations.

Executive Compensation Process

Scope and Authority of the Compensation Committee

The Compensation Committee is currently composed of Messrs. Lynne (Chairman), Demirian, Pompadur, and Throop, all of whom meet the independence requirements of Section 303A of the NYSE Listed Company Manual and Section 1.2 of Canadian National Instrument 58-101. These rules require that an independent director be a person other than an officer or employee of the Company or any other individual having a material relationship that in the opinion of the Board of Directors would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The rules set forth specific categories of relationships that disqualify a director from being independent.

The Compensation Committee operates under a written charter, which was adopted by the Board of Directors and sets forth the following Compensation Committee responsibilities:

•	preparing and approving the compensation package of the CEO;

•	reviewing and approving corporate goals relevant to the compensation of the CEO and evaluating the performance of the CEO against these goals;

•	reviewing all new employment, consulting, retirement and severance arrangements for the CEO;

•	reviewing and approving, on an annual basis, the components and the amount of compensation paid to potential NEOs;

•	evaluating and making recommendations to the Board of Directors regarding our equity-based and incentive compensation plans, policies and programs; and

•	reviewing this Compensation Discussion and Analysis and recommending to the Board of Directors its inclusion in this proxy statement.

Role of the Compensation Committee and the CEO in Determining Compensation

The Compensation Committee prepares and approves the CEO’s compensation package, including making decisions with respect to base salary, performance-based incentive compensation and long-term equity incentive compensation. The Board of Directors has determined that to best align executive compensation with shareholders’ interests and our business strategy, the CEO should make recommendations to the Compensation Committee with respect to the equity and non-equity compensation of other NEOs given his familiarity with our day-to-day operations and insight into executive performance and what rewards and incentives are effective.

Each year, the CEO reviews the performance of each NEO (other than himself), in consultation with other supervising executives, and makes recommendations on base salary, performance-based incentive compensation and long-term equity incentive compensation. In evaluating the CEO or another NEO, the Compensation Committee or the CEO, as applicable, considers the following:

•	the individual’s skill set, experience, historical performance and expected future contribution, and the impact on the Company if the individual were to depart from employment with the Company;

•	actual and relative performance and contribution;

•	the level of total compensation for our other senior executives; and

•	pay information from other companies and published surveys and other public compensation disclosures as a general market reference.

In the case of compensation packages for the NEOs other than the CEO, the Compensation Committee reviews and determines whether to approve the components and amount of compensation recommended by the CEO, and the compensation packages are then implemented by the Company. The Board of Directors or the Compensation Committee must approve decisions to grant equity awards.

Role of Compensation Consultant

Under its Charter, the Compensation Committee may retain compensation consultants to assist in evaluating executive officer compensation and awards to be granted under our long-term incentive plans. The Compensation Committee has sole authority to retain and terminate compensation consultants and to review and approve the consultants’ fees and other retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or external advisors as it deems appropriate to assist the Committee in fulfilling its responsibilities. The Compensation Committee has authority to request that any of our officers or employees or our outside counsel attend a meeting of the Compensation Committee or to meet with any members of, or consultants to, the Compensation Committee.

The Compensation Committee retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., in 2015 to provide independent advice on our amended and restated IMAX LTIP and on our executive compensation practices. In providing these services, Mercer reported directly to the Compensation Committee.

In addition to services to the Compensation Committee, in 2015, Mercer provided us with actuarial services for the SERP and the post-retirement benefit plan for Mr. Gelfond. Mercer’s aggregate fees for such actuarial services did not exceed $120,000.

In addition, the Compensation Committee retained Towers Watson in 2015 to advise the Committee on executive compensation practices for Mr. Gelfond in connection with his role as Chairman of IMAX China, including evaluating market practices and precedents and regulatory issues.

In considering Mercer’s and Towers Watson’s independence, the Compensation Committee reviewed several factors relating to Mercer, Towers Watson and the respective individuals providing services to us and the Compensation Committee. Based on a review of these factors, including those required by the SEC and NYSE, the Compensation Committee determined that (i) each of Mercer and Towers Watson is independent and (ii) Mercer’s and Towers Watson’s engagements present no conflicts of interest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2015 with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Circular.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “1933 Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

April 21, 2016	Respectfully submitted,

Michael Lynne (Chairman) Eric A. Demirian I. Martin Pompadur Darren Throop

2015 SUMMARY COMPENSATION TABLE

The table below sets forth the compensation earned by the NEOs during the registrant’s last three completed fiscal years.

Name and Principal Position of Named Executive Officer	Year ended December 31	Salary ($)		Bonus ($)		Stock Awards (1) ($)		Option Awards (1) ($)		Change in Pension Value ($)		All Other Compensation ($)		Total ($)
Richard L. Gelfond	2015	1,100,000		2,000,000	(2)	7,400,011	(3)	3,899,993	(4)	—	(5)	94,183	(6)	14,494,187
Chief Executive Officer and Director	2014 2013	1,097,308 750,000		1,000,000 825,000		3,670,586 —		3,899,992 —		803,632 —		111,598 134,181		10,583,115 1,709,181

Joseph Sparacio	2015	490,481		250,000	(7)	587,510	(8)	162,491	(9)	—		35,098	(10)	1,525,580
Executive Vice President and Chief Financial Officer	2014 2013	465,673 440,769		150,000 140,000		472,411 492,750		160,085 171,672		— —		29,091 26,145		1,277,260 1,271,336

Greg Foster	2015	900,000		850,000	(7)	1,640,009	(11)	899,999	(12)	—		164,073	(13)	4,454,081
Senior Executive Vice President, IMAX Corporation and CEO, IMAX Entertainment	2014 2013	900,000 800,000		625,000 550,000		719,982 539,997		1,080,000 1,259,996		— —		164,169 160,545		3,489,151 3,310,538

Robert D. Lister	2015	649,808		465,000	(7)	1,580,014	(14)	559,994	(15)	—		44,679	(16)	3,299,495
Chief Legal Officer and Chief Business Development Officer	2014 2013	624,808 599,808		330,000 250,000		699,992 —		699,997 —		— —		45,218 41,724		2,400,015 891,532

Andrew Cripps	2015	762,798	(17)	572,099	(7)	74,968	(18)	—		—		69,842	(19)	1,479,707
President of International and Executive Vice President, IMAX Corporation	2014 2013	819,493 743,043		568,491 634,419		64,988 54,768		— —		— —		70,045 69,398		1,523,017 1,501,628

(1)	As required by SEC rules, the “Option Awards” and “Stock Awards” columns in this Summary Compensation Table reflect the aggregate grant date fair values of stock options and RSUs respectively, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 14(c) to the audited consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for the assumptions used to calculate the fair value of the stock options and RSUs. Whether, and to what extent, an NEO realizes value with respect to stock option or RSU awards will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.

(2)	This amount was determined pursuant to Mr. Gelfond’s employment agreement as described below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control”.

(3)	This amount reflects the grant date fair value of the 194,226 RSUs granted on December 9, 2015 as part of the Special China Grants, which vest over three years. The RSUs vest and will be converted to Common Shares in three installments: 64,742 on each of December 9, 2016; December 9, 2017; and December 9, 2018.

(4)	This amount reflects the grant date fair value of the 467,625 stock options granted on January 5, 2015. The stock options vest and become exercisable in six installments: 77,937 on May 1, 2015; 77,938 on September 1, 2015; 77,937 on December 31, 2015; 77,938 on May 1, 2016; 77,937 on September 1, 2016; and 77,938 on December 31, 2016. This award was pursuant to Mr. Gelfond’s 3-year 2014 employment agreement.

(5)	The value of Mr. Gelfond’s pension benefits under the SERP decreased by $294,939 compared to December 31, 2014 values, primarily due to an increase in the discount rates used. See note 21(a) to the audited consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for more information related to this calculation.

(6)	This amount reflects: (i) $45,090 for the payment of life insurance premiums on the life of Mr. Gelfond as described above in “Other Personal Benefits and Perquisites”; (ii) $5,200 for contributions to the Company’s defined contribution retirement plans; (iii) $11,508 for the supplemental health reimbursement premiums; and (iv) $32,385 for allowance for personal automobile use.

(7)	This amount was paid under the Management Bonus Plan, as described above in “Annual Cash Bonus Awards”.

(8)	This amount reflects the grant date fair value of the 14,423 RSUs granted on March 7, 2015. The RSUs vest and will be converted to Common Shares in four installments: 2,884 on March 7, 2016; 3,605 on each of March 7, 2017 and March 7, 2018; and 4,329 on December 1, 2018. This amount also reflects an additional grant date fair value of 2,625 RSUs granted on December 9, 2015 as part of the Special China Grants, which vest over three years. The RSUs vest and will be converted to Common Shares in three installments: 875 on each of December 9, 2016; December 9, 2017 and December 9, 2018.

(9)	This amount reflects the grant date fair value of the 17,935 stock options granted on March 7, 2015. The stock options vest and become exercisable in four installments: 3,587 on March 7, 2016; 4,483 on each of March 7, 2017 and March 7, 2018; and 5,382 on March 7, 2019.

(10)	This amount reflects: (i) $5,200 for contributions to our defined contribution retirement plans; (ii) $11,508 for the supplemental health reimbursement premiums; and (iii) $18,390 for allowance for personal automobile use.

(11)

This amount reflects the grant date fair value of the 26,627 RSUs granted on March 7, 2015. The RSUs vest and will be converted to Common Shares in three installments: 8,875 on March 7, 2016; and 8,876 on each of March 7, 2017 and March 7, 2018. This award was pursuant to Mr. Foster’s 2013 employment agreement. This amount also reflects an additional grant date fair value of 19,423 RSUs granted on December 9, 2015 as part of the Special China Grants, which vest over three years. The RSUs vest and will be converted to Common Shares in three installments: 6,475 on December 9, 2016 and 6,474 on each of December 9, 2017 and December 9, 2018.

(12)	This amount reflects the grant date fair value of the 106,635 stock options granted on March 7, 2015. The stock options vest and become exercisable in three installments: 35,545 on each of March 7, 2016; March 7, 2017 and March 7, 2018. This award was pursuant to Mr. Foster’s 2013 employment agreement.

(13)	This amount reflects: (i) $134,073 for the payment of life insurance premiums on the life of Mr. Foster as described above in “Other Personal Benefits and Perquisites”; (ii) $5,200 for contributions to our defined contribution retirement plans; (iii) $11,508 for the supplemental health reimbursement premiums; and (iv) $13,292 for allowance for personal automobile use.

(14)	This amount reflects the grant date fair value of the 24,852 RSUs granted on March 7, 2015. The RSUs vest and will be converted to Common Shares in four installments: 6,213 on each of March 7, 2016; March 7, 2017; March 7, 2018 and March 7, 2019. This award was pursuant to Mr. Lister’s 2014 employment agreement. This amount also reflects an additional grant date fair value of 19,423 RSUs granted on December 9, 2015 as part of the Special China Grants, which vest over three years. The RSUs vest and will be converted to Common Shares in three installments: 6,475 on December 9, 2016; and 6,474 on each of December 9, 2017 and December 9, 2018.

(15)	This amount reflects the grant date fair value of the 62,850 stock options granted on March 7, 2015. The stock options vest and become exercisable in four installments: 15,712 on each of March 7, 2016; March 7, 2017; and 15,713 on each of March 7, 2018 and March 7, 2019. This award was pursuant to Mr. Lister’s 2014 employment agreement.

(16)	This amount reflects: (i) $5,200 for contributions to our defined contribution retirement plans; (ii) $11,508 for the supplemental health reimbursement premiums; and (iii) $27,971 for allowance for personal automobile use.

(17)	Mr. Cripps’ salary is 520,000 U.K. pounds sterling. For each year, the amount shown was converted from U.K. pounds sterling to U.S. dollars using the average exchange rate between those two currencies for the applicable year.

(18)	This amount reflects the grant date fair value of the 2,218 RSUs granted on March 7, 2015. The RSUs vest and will be converted to Common Shares in four installments: 443 on March 7, 2016; 554 on each of March 7, 2017 and March 7, 2018; and 667 on March 7, 2019.

(19)	This amount reflects: (i) $36,673 for supplemental pension payments; (ii) $11,746 for the health reimbursement premiums; and (iii) $21,423 for allowance for personal automobile use.

The material terms of the NEOs’ employment agreements are described below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control”.

2015 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information relating to grants of stock options and RSUs made to NEOs during the fiscal year ended December 31, 2015 under any plan, including awards that subsequently have been transferred:

Name and Principal Position of Named Executive Officer	Grant Date	All Other Stock Awards: Number of Shares or Stock or Units (1) (#)		All Other Option Awards: Number of Securities Underlying Options (2) (#)		Exercise or Base Price of Awards (3) ($/Sh)	Grant Date Fair Value of Option/RSU Awards (4) ($)
Richard L. Gelfond	January 5, 2015	—		467,625	(5)	29.58	3,899,993
Chief Executive Officer and Director	December 9, 2015	194,226	(6)	—		—	7,400,011

Joseph Sparacio	March 7, 2015	14,423	(7)	—		—	487,497
Executive Vice President and Chief Financial Officer	March 7, 2015 December 9, 2015	— 2,625	(9)	17,935 —	(8)	33.80 —	162,491 100,013

Greg Foster	March 7, 2015	26,627	(10)	—		—	899,993
Senior Executive Vice President, IMAX Corporation and CEO, IMAX Entertainment	March 7, 2015 December 9, 2015	— 19,423	(12)	106,635	(11)	33.80	899,999 740,016

Robert D. Lister	March 7, 2015	24,852	(13)	—		—	839,998
Chief Legal Officer and Chief Business Development Officer	March 7, 2015 December 9, 2015	— 19,423	(15)	62,850	(14)	33.80	559,994 740,016

Andrew Cripps	March 7, 2015	2,218	(16)	—		—	74,968
President of International and Executive Vice President, IMAX Corporation

(1)	Each RSU represents a contingent right to receive one Common Share.

(2)	Each stock option, when vested, entitles the NEO to purchase one Common Share.

(3)	Stock options were granted with an exercise price equal to 100% of the fair market value of the Common Shares on the applicable date of grant. Fair market value of a Common Share on a given date refers to the higher of the closing price of a Common Share on such date (or the most recent trading date if such date is not a trading date) on the NYSE or other stock exchange designated by the Compensation Committee. There is no exercise price associated with the granting of the RSUs.

(4)	This amount represents the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 14(c) to the audited consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for the assumptions used to calculate the fair value of the stock options and RSUs. Whether, and to what extent, a NEO realizes value with respect to stock option or RSU awards will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.

(5)	The stock options vest and become exercisable in six installments: 77,937 on May 1, 2015; 77,938 on September 1, 2015; 77,937 on December 31, 2015; 77,938 on May 1, 2016; 77,937 on September 1, 2016 and 77,938 on December 31, 2016. This award was pursuant to Mr. Gelfond’s 3-year 2014 employment agreement.

(6)	The RSUs vest over three years and will be converted to Common Shares in three installments: 64,742 on each of December 9, 2016; December 9, 2017 and December 9, 2018. This award constitutes a Special China Grant.

(7)	The RSUs vest and will be converted to Common Shares in four installments: 2,884 on March 7, 2016; 3,605 on each of March 7, 2017 and March 7, 2018; and 4,329 on December 1, 2018.

(8)	The stock options vest and become exercisable in four installments: 3,587 on March 7, 2016; 4,483 on each of March 7, 2017 and March 7, 2018; and 5,382 on March 7, 2019.

(9)	The RSUs vest over three years and will be converted to Common Shares in three installments: 875 on each of December 9, 2016; December 9, 2017 and December 9, 2018. This award constitutes a Special China Grant.

(10)	The RSUs vest and will be converted to Common Shares in three installments: 8,875 on March 7, 2016; and 8,876 on each of March 7, 2017 and March 7, 2018.

(11)	The stock options vest and become exercisable in three installments: 35,545 on each of March 7, 2016; March 7, 2017 and March 7, 2018.

(12)	RSUs vest over three years and will be converted to Common Shares in three installments: 6,475 on December 9, 2016; and 6,474 on each of December 9, 2017 and December 9, 2018. This award constitutes a Special China Grant.

(13)	The RSUs vest and will be converted to Common Shares in four installments: 6,213 on each of March 7, 2016; March 7, 2017; March 7, 2018 and March 7, 2019.

(14)	The stock options vest and become exercisable in four installments: 15,712 on each of March 7, 2016 and March 7, 2017; and 15,713 on each of March 7, 2018 and March 7, 2019.

(15)	The RSUs vest over three years and will be converted to Common Shares in three installments: 6,475 on December 9, 2016; and 6,474 on each of December 9, 2017 and December 9, 2018. This award constitutes a Special China Grant.

(16)	The RSUs vest and will be converted to Common Shares in four installments: 443 on March 7, 2016; 554 on each of March 7, 2017 and March 7, 2018; and 667 on March 7, 2019.

Additional terms and conditions of the stock options and RSUs granted listed above are described below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control”.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth information relating to unexercised equity awards for each NEO outstanding as of December 31, 2015:

	Option Awards					Stock Awards
Name and Principal Position of Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Richard L. Gelfond Chief Executive Officer and Director	683,328 284,462 233,812 — —	— 142,233 233,813 — —	(1) (2)	28.19 27.20 29.58 — —	December 31, 2020 February 21, 2024 January 5, 2025 — —	— — — 44,984 194,226	(3) (5)	— — — 1,598,731 6,902,792	(4) (4)

Joseph Sparacio Executive Vice President and Chief Financial Officer	35,000 18,000 9,374 3,537 — — — — —	15,000 22,000 11,460 14,152 17,935 — — — —	(6) (7) (8) (9) (10)	31.73 25.82 25.44 27.82 33.80 — — — —	March 25, 2018 March 8, 2019 March 7, 2020 March 7, 2021 March 7, 2022 — — — —	— — — — — 10,313 13,585 14,423 2,625	(11) (12) (13) (14)	— — — — — 366,524 482,811 512,593 93,293	(4) (4) (4) (4)

Greg Foster Senior Executive Vice President, IMAX Corporation and CEO, IMAX Entertainment	250,000 107,692 42,755 — — — — —	— 53,846 85,511 106,635 — — — —	(15) (16) (17)	18.98 25.03 27.82 33.80 — — — —	April 30, 2017 July 1, 2020 March 7, 2021 March 7, 2022 — — — —	— — — — 7,192 17,254 26,627 19,423	(18) (19) (20) (21)	— — — — 255,604 613,207 946,324 690,293	(4) (4) (4) (4)

Robert D. Lister Chief Legal Officer and Chief Business Development Officer	23,000 52,000 20,091 — — — —	— — 60,276 62,850 — — —	(22) (23)	13.38 20.25 27.20 33.80 — — —	December 31, 2016 January 9, 2019 February 21, 2021 March 7, 2022 — — —	— — — — 19,302 24,852 19,423	(24) (25) (26)	— — — — 685,993 883,240 690,293	(4) (4) (4)

Andrew Cripps President of International and Executive Vice President, IMAX Corporation	225,000 — — —	100,000 — — —	(27)	24.70 — — —	February 27, 2017 — — —	— 1,147 1,869 2,218	(28) (29) (30)	— 40,764 66,424 78,828	(4) (4) (4)

(1)	47,411 of the stock options will vest on each of May 1, 2016; September 1, 2016 and December 31, 2016.

(2)	77,938 of the stock options will vest on May 1, 2016; 77,937 on September 1, 2016 and 77,938 on December 31, 2016.

(3)	14,994 of the RSUs will vest and be converted to Common Shares on May 1, 2016; and 14,995 on each of September 1, 2016 and December 31, 2016.

(4)	Market value of the RSUs is based on the closing price of the Common Shares on the NYSE on December 31, 2015 ($35.54).

(5)	64,742 of the RSUs will vest and be converted to Common Shares on each December 9, 2016; December 9, 2017 and December 9, 2018.

(6)	15,000 of the stock options will vest on March 25, 2016.

(7)	10,000 of the stock options will vest on March 8, 2016 and 12,000 on March 8, 2017.

(8)	5,208 of the stock options will vest on March 7, 2016 and 6,252 on March 7, 2017.

(9)	4,422 of the stock options will vest on each of March 7, 2016 and March 7, 2017; and 5,308 on March 7, 2018.

(10)	3,587 of the stock options will vest on March 7, 2016; and 4,483 will vest on each of March 7, 2017; March 7, 2018; and 5,382 on March 7, 2019.

(11)	4,687 of the RSUs will vest and be converted to Common Shares on March 7, 2016 and 5,626 on December 1, 2016.

(12)	4,245 of the RSUs will vest and be converted to Common Shares on each of March 7, 2016 and March 7, 2017; and 5,095 on December 1, 2017.

(13)	2,884 of the RSUs will vest and be converted to Common Shares on March 7, 2016; 3,605 on each of March 7, 2017; and March 7, 2018 and 4,329 on December 1, 2018.

(14)	875 of the RSUs will vest and be converted to Common Shares on each of December 9, 2016; December 9, 2017 and December 9, 2018.

(15)	53,846 of the stock options will vest on July 1, 2016.

(16)	42,755 of the stock options will vest on March 7, 2016 and 42,756 on March 7, 2017.

(17)	35,545 of the stock options will vest on each of March 7, 2016; March 7, 2017 and March 7, 2018.

(18)	7,192 of the RSUs will vest and be converted to Common Shares on July 1, 2016.

(19)	8,627 of the RSUs will vest and be converted to Common Shares on each of March 7, 2016 and March 7, 2017.

(20)	8,875 of the RSUs will vest and be converted to Common Shares on March 7, 2016; and 8,876 on each of March 7, 2017 and March 7, 2018.

(21)	6,475 of the RSUs will vest and be converted to Common Shares on December 9, 2016; and 6,474 on each of December 9, 2017 and December 9, 2018.

(22)	20,092 of the stock options will vest on each of February 21, 2016; February 21, 2017 and February 21, 2018.

(23)	15,712 of the stock options will vest on each of March 7, 2016 and March 7, 2017; and 15,713 on each of March 7, 2018 and March 7, 2019.

(24)	6,434 of the RSUs will vest and be converted to Common Shares on each of February 21, 2016; February 21, 2017 and February 21, 2018.

(25)	6,213 of the RSUs will vest and be converted to Common Shares on each of March 7, 2016; March 7, 2017; March 7, 2018 and March 7, 2019.

(26)	6,475 of the RSUs will vest and be converted to Common Shares on December 9, 2016; and 6,474 on each of December 9, 2017 and December 9, 2018.

(27)	100,000 of the stock options will vest on February 27, 2016.

(28)	521 of the RSUs will vest and be converted to Common Shares on March 7, 2016 and 626 on December 1, 2016.

(29)	584 of the RSUs will vest and be converted to Common Shares on each of March 7, 2016 and March 7, 2017; and 701 on March 7, 2018.

(30)	443 of the RSUs will vest and be converted to Common Shares on March 7, 2016; 554 on each of March 7, 2017 and March 7, 2018; and 667 on December 1, 2018.

All stock options and RSUs in the “Outstanding Equity Awards at Fiscal Year-End” table were granted under the Stock Option Plan (the “SOP”) or IMAX LTIP as described above in “Compensation Discussion and Analysis – Long-Term Incentive Compensation”.

2015 OPTION EXERCISE AND STOCK VESTED

The following table sets forth information relating to the exercise of stock options and the vesting of RSUs during the fiscal year ended December 31, 2015 for each of the NEOs on an aggregated basis:

	Option Awards		Stock Awards
Name and Principal Position of Named Executive Officer	Number of Shares Acquired on Exercise of Options (#)	Value Realized on Option Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Richard L. Gelfond Chief Executive Officer and Director	316,672	5,019,717	44,982	1,553,528

Joseph Sparacio Executive Vice President and Chief Financial Officer	45,000	931,969	8,083	273,205

Greg Foster Senior Executive Vice President, IMAX Corporation and CEO, IMAX Entertainment	350,000	5,917,174	15,817	574,668

Robert D. Lister Chief Legal Officer and Chief Business Development Officer	114,000	2,298,733	6,433	228,629

Andrew Cripps President of International and Executive Vice President, IMAX Corporation	50,000	504,295	988	33,394

(1)	The value realized on exercise of a stock option represents the difference between the option exercise price and the actual sale price (with no deductions for sales commissions or brokerage fees) of the Common Shares upon exercise.

(2)	The value realized is based on the closing price of our Company’s Common Shares on the NYSE on the vesting date.

2015 PENSION BENEFITS

The following table sets forth information relating to each defined benefit pension plan that provides for payments or other benefits at, following, or in connection with retirement, as of December 31, 2015:

Name and Principal Position of Named Executive Officer	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
Richard L. Gelfond	Supplemental Executive Retirement Plan	14.5	20,182,234	—
Chief Executive Officer and Director	Post-Retirement Medical Benefits	—	446,000	—

(1)	See note 21(a) to the audited consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for certain assumptions used to calculate the present value of accumulated benefits.

Our SERP is an unfunded defined benefit pension plan covering Mr. Gelfond, which was established in 2000. The SERP provides for a lifetime retirement benefit from age 55, equal to 75% of Mr. Gelfond’s best average 60 consecutive months of earnings over his employment history. We and Mr. Gelfond have agreed that no compensation earned beginning in 2011 is to be included in calculating his benefit payments under the SERP. In 2006, in order to reduce ongoing pension costs to the Company, Mr. Gelfond agreed to a reduction in the cost of living adjustment and surviving spouse benefits previously owed to him under the SERP, subject to the recoupment of a percentage of such benefits upon a change-in-control of the Company while Mr. Gelfond is employed by the Company. The benefits were 50% vested as at July 2000, the SERP initiation date. The vesting percentage increased on a straight-line basis from inception until age 55. Mr. Gelfond’s SERP benefits became 100% vested on July 10, 2010.

We also maintain an unfunded post-retirement medical benefits plan covering Mr. Gelfond. This plan provides that we will maintain retiree health benefits for Mr. Gelfond until he becomes eligible for Medicare and, thereafter, we will provide Medicare supplemental coverage as selected by Mr. Gelfond. If the foregoing coverage is not permitted, Mr. Gelfond will be entitled to an annual cash payment equal to the value of such coverage. Mr. Gelfond is fully vested in this plan.

Further descriptions of the SERP, the unfunded post-retirement medical benefits plan and our defined contribution plans are summarized above in “Compensation Discussion and Analysis – Retirement and Pension Plans”.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

While we have no formal severance plans, we have entered into written employment agreements or written offer letters with certain of our executive officers, including each of the NEOs, which require us to make payments to the NEOs in the event of the termination of their employment in various circumstances, including in the event of a change-in-control, as further described below. These employment agreement provisions are intended to attract, retain and motivate employees, provide stability and continuity among our senior executives, and ensure that our executive officers are able to devote their full time and attention to our operations in the event of an actual or potential change-in-control.

In addition to the contractual rights of the NEOs described below, all of the NEOs hold equity awards granted under the IMAX LTIP and/or the SOP. The IMAX LTIP and the SOP describe the impact of certain separation events on equity awards granted under the IMAX LTIP and/or the SOP unless provisions in the individual NEO’s employment arrangement override the terms of the relevant plan. The general termination-related provisions under the IMAX LTIP and the SOP are as follows:

•	Termination without cause; voluntary resignation; death/disability: If the participant’s employment, consulting arrangement or term of office is terminated without cause or by reason of the participant’s voluntary resignation, death or permanent disability, (i) unvested equity awards will be cancelled, and (ii) the participant (or the participant’s estate) will be generally entitled to exercise any vested stock options for a period of thirty days, or such longer period as the Board of Directors or Compensation Committee determines, following the date of termination of employment. Under the IMAX LTIP, in the event of a participant’s death or permanent disability, a portion of any unvested equity awards will vest such that, when combined with the participant’s previously vested equity awards, an aggregate of 50% of the equity awards granted to the participant will have vested.

•	Termination with cause: If the participant’s employment, consulting arrangement or term of office is terminated with cause, the participant’s vested and unvested equity awards will be cancelled.

•

Termination upon change-in-control: A change-in-control of the Company in itself will have no effect on equity awards granted under the IMAX LTIP or the SOP. However, all outstanding unvested equity awards will immediately vest and become fully exercisable in the event that, following the occurrence of a change-in-control, any of the following events occur within 24 months of the change-in-control: (i) the termination of the participant’s employment without cause, (ii) the diminution of the participant’s title and/or responsibilities, or (iii) the participant being asked to relocate more than twenty-five miles from his existing office. In addition, all outstanding unvested equity awards granted under the IMAX LTIP will immediately vest and become fully exercisable in the event that, following a change-in-control, the successor entity does not assume or provide a substitute for such equity awards on substantially the same terms and conditions.

-	For purposes of the IMAX LTIP, the following are considered to be a change-in-control: (i) any person becoming the beneficial owner of 35% or more of the Company’s securities; (ii) a change in the majority of the Board of Directors; (iii) completing certain reorganization, merger, or consolidation transactions or a sale of all or substantially all of the Company’s assets; or (iv) the complete liquidation or dissolution of the Company.

-	For purposes of the SOP, a change-in-control is defined as any person other than Richard Gelfond and Bradley Wechsler acquiring greater than 50% of the outstanding Common Shares of the Company.

If the participant is a party to an employment agreement with the Company or any of its subsidiaries and breaches any of the restrictive covenants in such agreement, the participant’s unexercised stock options or unvested RSUs will be cancelled. In certain cases, an NEO’s equity awards are controlled by the terms of his employment agreement; in the event of a conflict between such employment agreement and the terms of the IMAX LTIP or SOP, the terms of the employment agreement will prevail. Any provision in an NEO employment arrangement that departs from the terms of the IMAX LTIP or the SOP is noted below.

The analysis below sets forth the amount of compensation that would become payable to each of the NEOs under existing arrangements if the hypothetical termination of employment events described had occurred on December 31, 2015. We caution that the actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of such individual’s separation from the Company. To the extent that the calculated amounts relate to awards of options or RSUs, we have based the valuation on the closing price of our common stock on December 31, 2015, which was $35.54.

Richard L. Gelfond

Chief Executive Officer and Director

On December 20, 2013, we and Mr. Gelfond came to terms with respect to his continued employment with the Company, which terms were memorialized in an agreement dated January 1, 2014 (the “2014 Agreement”). Mr. Gelfond’s prior employment agreement terminated on December 31, 2013. Under the terms of the 2014 Agreement, Mr. Gelfond’s employment was extended for three years through December 31, 2016. Pursuant to the 2014 Agreement, Mr. Gelfond’s annual salary was increased to $1.1 million and he continues to be eligible to receive a cash bonus of up to two times his base salary, with a target bonus equal to his base salary. The bonus is granted at the discretion of the Compensation Committee and is based upon our success in achieving certain goals and objectives. Mr. Gelfond’s agreement contains: (i) a customary non-competition provision; and (ii) a provision requiring Mr. Gelfond to provide us with consulting services following the expiration of his employment.

Pursuant to the terms of his prior agreement, Mr. Gelfond has received several stock option grants (the “Pre-2014 Options”). In addition, under the terms of the 2014 Agreement, on February 21, 2014, Mr. Gelfond received a grant of stock options (the “2014 Options”) and RSUs (the “2014 RSUs”), and on January 5, 2015, Mr. Gelfond received a grant of stock options (the “2015 Options”) . On December 9, 2015, Mr. Gelfond also received a grant of RSUs as part of the Special China Grant. Mr. Gelfond’s equity awards outstanding as of December 31, 2015, and their respective exercise prices and expiration dates, are set forth above in “Outstanding Equity Awards at Fiscal Year-End”.

The 2014 Agreement also contemplated an additional grant of stock options to Mr. Gelfond on January 5, 2016, with an aggregate grant date value equal to $3,900,000 (the “2016 Options”). Pursuant to an amendment to the 2014 Agreement dated December 9, 2015, Mr. Gelfond agreed to defer the grant of the 2016 Options until after shareholder approval of the amended and restated IMAX LTIP. Once granted, the 2016 Options will vest: (i) 1/3 upon grant; (ii) 1/3 on September 1, 2016; and (iii) 1/3 on December 31, 2016. Unless overridden by specific terms set forth in his employment agreement, Mr. Gelfond’s stock options and RSUs are governed by the terms of the IMAX LTIP or the SOP, as applicable, which are described above in “Compensation Discussion and Analysis – Long-Term Incentive Compensation”.

In 2000, we created a defined benefit pension plan, the SERP, to provide benefits for Mr. Gelfond upon his retirement, resignation or termination other than with cause. See “Compensation Discussion and Analysis – Retirement and Pension Plans” on page 38 for a description of the SERP. Mr. Gelfond is fully vested in his benefits under the SERP. We and Mr. Gelfond have agreed that any compensation earned since January 1, 2011 will not be included in calculating his benefit payments under the SERP. Mr. Gelfond is also entitled to retiree health benefits for himself and his eligible dependents until he becomes eligible for Medicare and, thereafter, Medicare supplemental coverage selected by Mr. Gelfond, or if such coverage is not permitted, an annual cash payment equal to the value of such coverage.

We have agreed to reimburse Mr. Gelfond for the premiums related to a $15 million term life insurance policy that became effective in January 2010. In 2015, we reimbursed Mr. Gelfond for $45,090 in annual premiums.

Mr. Gelfond’s entitlements upon various terminations of employment scenarios are described below. In all scenarios, Mr. Gelfond would receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 30 days of such termination.

Voluntary retirement/resignation without good reason

If, prior to the expiration of his employment term, Mr. Gelfond were to resign other than for good reason, his outstanding unvested stock options and RSUs would be cancelled. All Pre-2014 Options would remain exercisable for the duration of their original term. All vested stock options granted pursuant to the 2014 Agreement would remain exercisable for the shorter of: (i) their original term; and (ii) two years. In the event of a resignation without good reason, Mr. Gelfond would have no further right to receive any other compensation or benefits.

If Mr. Gelfond resigned without good reason as of December 31, 2015, he would have been entitled to an estimated lump sum payment of $19,887,295 reflecting the value of his vested SERP. He would also be entitled to ongoing retiree health benefits, the estimated value of which was $446,000 as of December 31, 2015.

Termination with cause

If Mr. Gelfond’s employment were terminated with cause, his outstanding unvested stock options and RSUs would be cancelled. All vested stock options would remain exercisable for the shorter of: (i) their original term; and (ii) ninety (90) days. In such case, Mr. Gelfond would forfeit his benefits under the SERP, and he would not receive any further compensation under the 2014 Agreement. Mr. Gelfond would, however, be entitled to receive retiree health benefits. If Mr. Gelfond had been terminated with cause as of December 31, 2015, the estimated value of retiree health benefits to which Mr. Gelfond would have been entitled was $446,000.

Termination without cause/resignation for good reason

If Mr. Gelfond’s employment were terminated without cause or if he were to resign with good reason, all his unvested stock options and RSUs would immediately vest. All Pre-2014 Options would remain exercisable for the remainder of their initial term and (i) the 2014 Options would remain exercisable for the shorter of: their original term, and five years; (ii) the 2015 Options would remain exercisable for the shorter of: their original term, and four years; and (iii) the 2016 Options, if granted, would remain exercisable for the shorter of: their original term, and three years. In addition, Mr. Gelfond would be entitled to receive any earned but unpaid bonus in respect of the year prior to termination, as well as a pro-rated portion of his bonus for the year of termination, based on Mr. Gelfond’s actual performance during such time.

If Mr. Gelfond’s employment had been terminated without cause other than upon a change-in-control, or if he had resigned with good reason, as of December 31, 2015 he would have been entitled to an estimated lump sum payment of $19,887,295 reflecting the value of his vested SERP. Mr. Gelfond would also have realized the intrinsic value of the accelerated vesting of his unvested, in-the-money, stock options and RSUs in an amount estimated at $11,081,272 calculated using the December 31, 2015 closing price of the Common Shares ($35.54). He would also be entitled to ongoing retiree health benefits, the estimated value of which was $446,000 as of December 31, 2015.

Payments upon a change-in-control

Upon a sale of the Company, Mr. Gelfond would be entitled to receive a cash bonus (the “Sale Bonus”) in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Cdn$150,000,000 to the Common Shares originally issued by the Company (on a fully diluted basis but excluding the Common Shares issued upon the conversion of the Class B convertible preferred shares of the Company formerly outstanding which were converted into Common Shares on June 16, 1994 and the Common Shares issuable upon the exercise of warrants previously owned by Messrs. Gelfond and Wechsler). The Sale Bonus provisions date back to Mr. Gelfond’s and Mr. Wechsler’s original employment agreements in connection with their 1994 acquisition of the Company, and would be paid as a result of the Company’s having reached an imputed equity value in excess of Cdn$150,000,000.

If the sale of the Company would have occurred on December 31, 2015, we estimate that the Sale Bonus would have been between $3,404,636 and $8,878,738, depending upon the equity assumptions used in the relevant calculations.

In addition, following a change-in-control, Mr. Gelfond would receive a cash incentive bonus (the “Incentive Bonus”) equal to the product of (a) 225,000 and (b) the difference between the closing price of the Common Shares upon such change-in-control and the closing price of the Common Shares on March 10, 2006, which was $10.67. If there had been a change-in-control of the Company on December 31, 2015, the Incentive Bonus would have been $5,595,750, based on the closing price of the Common Shares on that date ($35.54). The Incentive Bonus provision dates back to the extension of Mr. Gelfond’s employment pursuant to a March 8, 2006 amendment agreement.

Upon a change-in-control, Mr. Gelfond’s benefits under the SERP would be accelerated and become payable. In addition, Mr. Gelfond would have been entitled to the recoupment of certain additional benefits under his SERP entitlement. As discussed above, the SERP was created in 2000, and Mr. Gelfond became fully vested in its benefits in 2010. In 2006, in order to reduce ongoing pension costs to the Company, Mr. Gelfond agreed to a reduction in the cost of living adjustment and surviving spouse benefits previously owed to him under the SERP, subject to the recoupment of a percentage of such benefits upon a change-in-control of the Company while Mr. Gelfond is employed by the Company. As of December 31, 2015, the value of this recoupment of benefits would have been $3,672,060.

If the change-in-control is by way of a stock-for-stock merger, all of Mr. Gelfond’s outstanding unvested stock options will vest and be converted at the stock merger conversion ratio into stock options of the acquiring company (if it is public) or be cashed out (if the acquiring company is not public). The aggregate intrinsic value of Mr. Gelfond’s unvested, in-the-money stock options as of December 31, 2015, based on the closing price of Common Shares on that date, was $2,579,749.

If a change-in-control had occurred on December 31, 2015, the aggregate payment that Mr. Gelfond would have been entitled to receive, taking into account the Incentive Bonus, the Sale Bonus, the value of his vested SERP benefit and the recoupment of certain SERP benefits, all of which, as noted above, date back to prior employment agreements with Mr. Gelfond from 1994, 2000 and 2006, would have been between $32,559,738 and $38,033,843, depending on the equity assumptions used in calculating the Sale Bonus. In addition, if the change-in-control were in the form of a stock-for-stock merger in which the acquiring company is not public, Mr. Gelfond would be entitled to a cash payment of $2,579,749 representing the intrinsic value of his remaining unvested, in-the-money stock options calculated using the December 31, 2015 closing price of the Common Shares ($35.54).

If Mr. Gelfond’s employment were terminated without cause or if he were to resign with good reason following a change-in-control of the Company before the grant of the 2016 Options were made, then, in addition to the benefits and payments set forth above under “Termination without cause/resignation for good reason,” Mr. Gelfond would receive a cash payment equal to $3,900,000 to compensate for the grant of the 2016 Options.

Non-renewal of employment agreement

If, following the expiration of the term of the 2014 Agreement, we do not offer Mr. Gelfond continued employment on terms substantially similar to his 2014 Agreement, his outstanding unvested stock options and RSUs, if any, would be cancelled. All Pre-2014 Options would remain exercisable for the duration of their original term. In addition, (i) the 2014 Options would remain exercisable for the shorter of: their original term, and five years; (ii) the 2015 Options would remain exercisable for the shorter of: their original term, and four years; and (iii) the 2016 Options would remain exercisable for the shorter of: their original term, and three years. Mr. Gelfond would also be entitled to a lump sum payment owing under the SERP, and would be entitled to receive retiree health benefits until he becomes eligible for Medicare. Thereafter, Mr. Gelfond would be entitled to Medicare supplement coverage.

Joseph Sparacio

Executive Vice President & Chief Financial Officer

Under the terms of his employment agreement, which was most recently amended on November 18, 2015, Mr. Sparacio’s employment term extends through November 13, 2016. Under the terms of the employment agreement, Mr. Sparacio’s annual base salary was $475,000 through May 15, 2015, at which time it increased to $500,000. The agreement further provides that Mr. Sparacio is entitled to participate in the Management Bonus Plan and to receive a target annual performance bonus of 35% of his base salary, with the possibility of his earning a bonus of up to 52.5% of his base salary. Mr. Sparacio’s equity awards outstanding as of December 31, 2015 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at Fiscal Year-End”. Unless overridden by specific terms set forth in his employment agreement, Mr. Sparacio’s stock options and RSUs are governed by the terms of the IMAX LTIP or the SOP, as applicable, which is described above in “Compensation Discussion and Analysis – Long-Term Incentive Compensation”.

For the term of his employment agreement and for two years thereafter, Mr. Sparacio is subject to customary non-solicitation and non-competition provisions. All severance payments payable under Mr. Sparacio’s employment agreement are subject to Mr. Sparacio’s compliance with the non-solicitation and non-competition provisions of his employment agreement, and all future severance payments would terminate in the event of a breach.

Voluntary retirement or resignation

Upon a retirement or resignation, Mr. Sparacio would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 15 days of such retirement or resignation.

Termination with cause

Upon a termination with cause, Mr. Sparacio would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 15 days of such termination.

Termination without cause

In the event of a termination without cause (other than upon a change-in-control), Mr. Sparacio would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 30 days of such termination. In addition, Mr. Sparacio would continue to receive his base salary, automobile allowance and benefits for the greater of: (i) the remainder of his employment term; and (ii) six months. Mr. Sparacio’s vested stock options would remain exercisable for a period of six months. Under the terms of his employment agreement, Mr. Sparacio is required to mitigate the amount of any severance paid by the Company during the severance period by seeking other employment.

If Mr. Sparacio’s employment had been terminated without cause (other than upon a change-in-control) as of December 31, 2015, he would have been entitled to receive estimated severance payments totaling $484,144, either in the form of continuance or a lump sum payment, at our election.

Termination without cause upon a change-in-control

In the event of a termination without cause upon a change-in-control, Mr. Sparacio would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 30 days of termination. In addition, Mr. Sparacio would continue to receive his base salary, automobile allowance and benefits for the greater of: (i) the remainder of his employment term; and (ii) 12 months, and would receive a pro-rata portion of his target bonus in respect of the severance period.

If Mr. Sparacio’s employment had been terminated without cause upon a change-in-control as of December 31, 2014, he would have been entitled to receive estimated severance payments totaling $728,307, either in the form of continuance or a lump sum payment, at our election. Mr. Sparacio would have realized the intrinsic value of the accelerated vesting of his unvested, in-the-money, stock options and RSUs in an amount estimated at $1,982,417, calculated using the December 31, 2015 closing price of the Common Shares ($35.54).

Non-renewal of employment agreement

If, on or before May 13, 2016, we provide notice to Mr. Sparacio of our intention not to renew his employment agreement, all of Mr. Sparacio’s outstanding unvested options and RSUs will vest on November 10, 2016, if Mr. Sparacio remains employed on that date. In such case, Mr. Sparacio’s options would remain exercisable for 12 months following the expiration of Mr. Sparacio’s employment agreement, except for the option grant made to Mr. Sparacio on March 7, 2015 pursuant to his employment agreement, which would remain exercisable for 24 months.

In addition, following notice of non-renewal of Mr. Sparacio’s employment agreement, we would initiate a successor transition plan. If the transition plan were completed in a manner satisfactory to the CEO prior to the end of Mr. Sparacio’s employment, Mr. Sparacio would be entitled to a one-time bonus of $75,000.

We would also pay the cost of continuing medical insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for Mr. Sparacio and his spouse for 36 months following the expiration of employment, and would also pay COBRA costs to maintain dental and vision coverage for Mr. Sparacio and his spouse for 18 months following the expiration of employment. Mr. Sparacio is required to mitigate the amount of any COBRA costs paid by the Company by seeking other employment.

Greg Foster

Senior Executive Vice President, IMAX Corporation and Chief Executive Officer, IMAX Entertainment

Under the terms of his employment agreement, which was most recently amended on June 12, 2013 (the “2013 Foster Amendment”), Mr. Foster’s employment term extends through July 1, 2016. Effective July 1, 2013, Mr. Foster receives an annual base salary of $900,000, which is subject to annual review. Mr. Foster is eligible to participate in the Management Bonus Plan, with a target annual performance bonus of 70% of his base salary. In addition, during the term of his employment, Mr. Foster is entitled to a term life insurance policy in the amount of $3 million. In addition, for a period of five years that began in July 2015, we have agreed to pay premiums of up to $135,000 annually for whole life insurance for Mr. Foster. Prior to July 2015, we paid premiums of up to $135,000 annually on the whole life insurance for Mr. Foster contemplated under his prior employment agreement. We will cease paying the annual life insurance premiums on Mr. Foster’s resignation, termination with cause or non-renewal of his employment agreement.

Mr. Foster has also received stock options and RSUs. Mr. Foster’s equity awards outstanding as of December 31, 2015, and their respective exercise prices and expiration dates, are set forth above in “Outstanding Equity Awards at Fiscal Year-End”. Unless overridden by specific terms set forth in his employment agreement, Mr. Foster’s stock options and RSUs are governed by the terms of the IMAX LTIP or the SOP, as applicable, which is described above in “Compensation Discussion and Analysis – Long-Term Incentive Compensation”.

For the term of his employment agreement and for two years thereafter, Mr. Foster is subject to customary non-solicitation and non-competition provisions. All severance payments payable under Mr. Foster’s employment agreement are subject to Mr. Foster’s compliance with the non-solicitation and non-competition provisions of his employment agreement, and all future severance payments would terminate in the event of a breach.

Voluntary retirement or resignation

Upon a retirement or resignation, Mr. Foster would be entitled to receive his accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay and a pro-rata portion of his target bonus for the year of retirement or resignation within 15 days of such resignation or termination.

Termination with cause

Upon a termination with cause, Mr. Foster would be entitled to receive his accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay and a pro-rata portion of his target bonus for the year of termination within 15 days of such termination.

Termination without cause

In the event Mr. Foster’s employment were terminated without cause, Mr. Foster would be entitled to receive his accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay, a pro-rata portion of his target bonus for the year of termination, and any outstanding premiums owing for the whole life insurance policy described above within 30 days of his termination. In addition, Mr. Foster would continue to receive his base salary, target bonus and benefits for the greater of: (i) the remainder of his employment term and (ii) twelve months (the “Foster Severance Payments”). We would also continue to pay premiums of up to $135,000 per year on Mr. Foster’s whole life insurance until five years of premiums have been paid. Under the terms of his employment agreement, Mr. Foster is required to mitigate the Foster Severance Payments by seeking other employment. On the date Mr. Foster obtains other employment, the remaining Foster Severance Payments, if any, would be reduced by half.

If Mr. Foster’s employment had been terminated without cause as of December 31, 2015, he would have been entitled to receive an estimated payment of $1,862,576. This amount includes $270,000, which is the outstanding premiums owing for the whole life insurance policy and the Foster Severance Payments totaling $1,592,576 either in the form of continuance or a lump sum payment, at our election.

Termination without cause upon a change-in-control

If Mr. Foster’s employment were terminated without cause upon a change-in-control, Mr. Foster would be entitled to receive within 30 days of the termination his accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay and a pro-rata portion of his target bonus for the year in which termination occurred, and any outstanding premiums owing for the whole life insurance policy described above. In addition, Mr. Foster would be entitled to receive the Foster Severance Payments, and we would continue to pay premiums of up to $135,000 per year on Mr. Foster’s whole life insurance until five years of premiums have been paid.

If Mr. Foster’s employment had been terminated without cause upon a change-in-control as of December 31, 2015, he would have been entitled to receive an estimated payment of $1,862,576. This amount includes $270,000 which is the outstanding premiums owing for the whole life insurance policy and the Foster Severance Payments totaling $1,592,576 either in the form of continuance or a lump sum payment, at our election.

Mr. Foster also would be entitled to the accelerated vesting of his unvested stock options and RSUs. If Mr. Foster’s employment were terminated without cause upon a change-in-control and the total value of vested stock options and RSUs granted pursuant to the 2013 Foster Amendment is less than $5 million, then Mr. Foster also would be eligible to receive a cash payment equal to the difference between: (i) the value of Mr. Foster’s vested stock options and RSUs granted pursuant to the 2013 Foster Amendment; and (ii) $5 million. Mr. Foster would also have realized the intrinsic value of the accelerated vesting of his unvested, in-the-money stock options and RSUs in an amount estimated at $3,917,039, calculated using the December 31, 2015 closing price of the Common Shares plus an additional cash payment of $1,082,961 to total the $5 million referenced above.

Non-renewal of employment agreement

If we elect not to renew Mr. Foster’s employment agreement, Mr. Foster would be entitled to the accelerated vesting of his unvested stock options and RSUs.

Robert D. Lister

Chief Legal Officer & Chief Business Development Officer

On January 23, 2014, we and Mr. Lister came to terms with respect to his continued employment with the Company, which terms were memorialized in an employment agreement effective January 1, 2014 (the “2014 Lister Agreement”). Under the terms of the 2014 Lister Agreement, Mr. Lister’s employment has been extended for four years through December 31, 2017. Pursuant to the 2014 Lister Agreement, Mr. Lister’s base salary was increased to: (i) $625,000 effective January 1, 2014; (ii) $650,000 effective January 1, 2015; (iii)

$675,000 effective January 1, 2016; and (iv) $700,000 effective January 1, 2017. Mr. Lister is entitled to continue to participate in the Management Bonus Plan, with a target annual performance bonus of 60% of his base salary. Mr. Lister has also received stock options and RSUs. Mr. Lister’s equity awards outstanding as of December 31, 2015 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at Fiscal Year-End.” In addition, under the terms of the 2014 Lister Agreement, Mr. Lister is entitled to receive a grant of stock options and RSUs each year during his employment term, with an aggregate grant date fair market value of $1,400,000 (the “Lister Equity Grants”). The Lister Equity Grants will vest in four equal annual installments beginning on the first anniversary of the applicable grant date. Unless overridden by specific terms set forth in his employment agreement, Mr. Lister’s stock options and RSUs are governed by the terms of the IMAX LTIP or the SOP, as applicable, which are described above in “Compensation Discussion and Analysis – Long-Term Incentive Compensation”.

For the term of his employment agreement and for two years thereafter, Mr. Lister is subject to customary non-solicitation and non-competition provisions. All severance payments payable under Mr. Lister’s employment agreement are subject to Mr. Lister’s compliance with the non-solicitation and non-competition provisions of his employment agreement, and all future severance payments would terminate in the event of a breach.

Voluntary retirement or resignation

Upon retirement or resignation, Mr. Lister would be entitled to receive accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay, any earned but unpaid bonus in respect of the year prior to retirement or resignation and a pro-rata portion of his target bonus for the year of retirement or resignation, in each case within 30 days of such retirement or resignation.

Termination with cause

Upon a termination with cause Mr. Lister would be entitled to receive accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay, any earned but unpaid bonus in respect of the year prior to termination and a pro-rata portion of his target bonus for the year of termination, in each case within 30 days of such termination.

Termination without cause / resignation for good reason

In the event of a termination without cause or a resignation for good reason, Mr. Lister would be entitled to receive accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay, and any earned but unpaid bonus in respect of the year prior to termination, in each case within 30 days of such termination. In addition, Mr. Lister would be entitled to receive (a) his base salary, automobile allowance and benefits for the greater of (i) the remainder of his employment term and (ii) 18 months; and (b) a cash payment equal to Mr. Lister’s target bonus for the year in which he was terminated without cause or resigned for good reason, as well as cash payments equal to Mr. Lister’s target bonus for each remaining year of the term, payable following each applicable year (collectively, the “Lister Severance Payments”). In the event Mr. Lister were not permitted to continue his participation in our medical plans, Mr. Lister would be entitled to a cash payment equal to the value of the benefit continuation, payable in three semi-annual installments. Mr. Lister also would be entitled to the accelerated vesting of all granted but unvested stock options and RSUs. With respect to Lister Equity Grants not yet granted, if the termination without cause or resignation for good reason were to occur (i) prior to the 2017 grant, the entire 2017 grant would be forfeited; and (ii) prior to the 2016 grant, the 2016 option grant would be forfeited but the 2016 RSU grant would be granted with immediate vesting. Following a termination without cause or resignation for good reason, Mr. Lister would have 12 months to exercise any vested options.

Under the terms of his employment agreement, Mr. Lister is required to mitigate the amount of any Lister Severance Payments paid by the Company in certain circumstances following a termination without cause by seeking other employment. On the date Mr. Lister obtains other employment, the Lister Severance Payments would be reduced by one-quarter.

If Mr. Lister’s employment had been terminated without cause or if Mr. Lister had resigned with good reason as of December 31, 2015, he would have been entitled to receive an estimated payment of $6,134,739. This amount includes $2,325,152 in respect of the Lister Severance Payments and the estimated intrinsic value of $3,809,587 representing the accelerated vesting of his unvested, in-the-money stock options and unvested RSUs, as well as the accelerated vesting of the 2016 RSU grant, calculated using the December 31, 2015 closing price of the Common Shares ($35.54).

Termination without cause upon a change-in-control

If, within 24 months following a change-in-control of the Company, Mr. Lister’s employment were terminated without cause or Mr. Lister were to resign for good reason, Mr. Lister would be entitled to receive accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay and any earned but unpaid bonus in respect of the year prior to termination, in each case within 30 days of such termination. In addition, Mr. Lister would be entitled to receive the Lister Severance Payments.

Mr. Lister would also be entitled to the accelerated vesting of his unvested Lister Equity Grants, and would be entitled to receive a cash payment equal to $1,400,000 for each annual Lister Equity Grant that had not been made as of the date of such termination or resignation for good reason. Mr. Lister would also be entitled to an incentive payment of $107,500.

If Mr. Lister’s employment had been terminated without cause, or if Mr. Lister had resigned with good reason following a change-in-control as of December 31, 2015, he would have been entitled to receive an estimated payment of $9,042,239. This includes Lister Severance Payments totaling $2,325,152, the incentive payment of $107,500, an additional payment of $2,800,000 (representing two payments of $1,400,000 for the Lister Equity Grants not granted as of such date) and an estimated amount of $3,809,587 representing the intrinsic value of the accelerated vesting of his remaining unvested, in-the-money stock options and RSUs calculated using the December 31, 2015 closing price of the Common Shares ($35.54).

Andrew Cripps

President of International and Executive Vice President, IMAX Corporation

On January 23, 2014, we and Mr. Cripps came to terms with respect to his continued employment with the Company, which terms were memorialized in an employment agreement effective February 28, 2014. Mr. Cripps’ prior employment agreement terminated on February 27, 2014. For 2015, Mr. Cripps’ annual base salary was £520,000 (approximately $762,798 based on the average exchange rate between the U.K. pound sterling and the U.S. dollar during 2015). Mr. Cripps is entitled to participate in the Management Bonus Plan and to receive a target bonus of 70% of his base salary. Mr. Cripps has received certain stock option and RSU grants. Mr. Cripps’ equity awards outstanding as of December 31, 2015, and their respective exercise prices and expiration dates, are set forth above in “Outstanding Equity Awards at Fiscal Year End”. Unless overridden by specific terms set forth in his employment agreement, Mr. Cripps’ stock options and RSUs are governed by the terms of the IMAX LTIP or the SOP, as applicable, which is described above in “Compensation Discussion and Analysis – Long-Term Incentive Compensation”.

Mr. Cripps’ employment agreement contains customary non-solicitation and non-competition provisions for a period of twelve months after the termination of his employment with the Company.

Voluntary retirement or resignation

Mr. Cripps is required to provide six months’ written notice prior to a retirement or resignation. During such notice period, Mr. Cripps would be entitled to receive his base salary, medical and life insurance benefits and perquisites (including a car allowance). In addition, following termination of his employment, Mr. Cripps would be reimbursed for any unused vacation pay. However, Mr. Cripps would not be entitled to a bonus payment in respect of such notice period. Mr. Cripps is not contractually entitled to receive severance payments in connection with a voluntary retirement or resignation.

Termination with cause

If Mr. Cripps’ employment had been terminated with cause as of December 31, 2015, he would have been entitled to compensation under applicable UK law, including his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay. All of Mr. Cripps’ unexercised stock options and RSUs would have been cancelled. Mr. Cripps is not contractually entitled to receive severance payments in connection with a termination with cause.

Termination without cause

We are entitled to terminate Mr. Cripps without cause either upon six months’ written notice, or immediately with pay in lieu of notice. If Mr. Cripps’ employment were terminated without cause (with or without a change-in-control), Mr. Cripps would be entitled to receive base salary, medical and life insurance benefits and perquisites (including a car allowance) for a minimum of 6 months, plus one additional month’s base salary, medical and life insurance benefits and perquisites for each complete year of service with the Company, up to a maximum of 12 months in total. Mr. Cripps would not be entitled to a bonus payment in respect of such severance period.

If Mr. Cripps’ employment had been terminated without cause as of December 31, 2015, he would have been entitled to receive an estimated payment of $608,826. This amount includes base salary continuance of $572,099 and $36,727 for the estimated value of healthcare, car allowance, and life insurance benefits for the severance period.

Termination without cause upon a change-in-control

If Mr. Cripps’ employment had been terminated without cause upon a change-in-control as of December 31, 2015, he would have been entitled to receive an estimated payment of $608,826. This amount includes base salary continuance of $572,099, and $36,727 for the estimated value of healthcare benefits for the severance period. Mr. Cripps also would have realized the intrinsic value of the accelerated vesting of his unvested, in-the-money, stock options and RSUs in an amount estimated at $1,363,724, calculated using the December 31, 2015 closing price of the Common Shares.

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company receive no additional fees for service on the Board of Directors.

Our independent directors receive an annual retainer of $50,000. In addition, Committee Chairs receive the following annual retainers: the Audit Committee Chair receives $15,000 and the Compensation Committee Chair and the Governance Committee Chair each receive $10,000. Committee members also receive the following yearly retainers: Audit Committee members receive $10,000; Compensation Committee members receive $7,500; and Governance Committee members receive $5,000.

Each independent director is granted an annual grant of RSUs with a value of $125,000 on the date of the grant that will vest on the date of the grant. The Chairman of the Board is granted an annual grant of RSUs with an aggregate value of $170,000 on the date of the grant that will vest on the date of the grant. Each RSU represents the right to receive one Common Share.

Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and Committees of the Board of Directors.

The following table sets forth information relating to compensation of the directors for the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation ($)	Total ($)
Neil S. Braun (2)	65,000	124,986 (3)	—	189,986
Eric A. Demirian (4)	82,500	124,986 (3)	—	207,486
Garth M. Girvan (5)	33,333	— (6)	—	33,333
David W. Leebron (7)	75,000	124,986 (3)	—	199,986
Michael Lynne	60,834	124,986 (3)	—	185,820
Michael MacMillan	55,000	124,986 (3)	—	179,986
I. Martin Pompadur (8)	64,166	124,986 (3)	—	189,152
Dana Settle	11,277	105,771 (9)	—	117,048
Darren Throop	16,667	124,986 (3)	—	141,653
Marc A. Utay (10)	33,333	— (6)	—	33,333
Bradley J. Wechsler (11)	230,000 (12)	169,998 (13)	69,637 (14)	469,635

(1)	As required by SEC rules, the “Stock Awards” column in this table reflect the aggregate grant date fair values of the RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 14(c) to the audited consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for the assumptions used to calculate the fair value of the RSUs.

(2)	As of December 31, 2015, Mr. Braun held 24,000 stock options to purchase Common Shares in accordance with the SOP.

(3)	The director received a grant of 3,096 RSUs on June 2, 2015. The RSUs vested on June 2, 2015.

(4)	As of December 31, 2015, Mr. Demirian held 25,351 stock options to purchase Common Shares in accordance with the SOP.

(5)	As of December 31, 2015, Mr. Girvan held 49,584 stock options to purchase Common Shares in accordance with the SOP.

(6)	Mr. Girvan and Mr. Utay did not receive RSU grants as they not stand for re-election at our Meeting in June of 2015.

(7)	As of December 31, 2015, Mr. Leebron held 49,584 stock options to purchase Common Shares in accordance with the SOP.

(8)	As of December 31, 2015, Mr. Pompadur held 34,108 stock options to purchase Common Shares in accordance with the SOP.

(9)	Ms. Settle received a grant of 2,905 RSUs on July 24, 2015. The RSUs vested on July 24, 2015.

(10)	As of December 31, 2015, Mr. Utay held 49,584 stock options to purchase Common Shares in accordance with the SOP.

(11)	As of December 31, 2015, Mr. Wechsler held 24,000 stock options to purchase Common Shares in accordance with the SOP.

(12)	This amount represents the amount paid to Mr. Wechsler pursuant to the services agreement as described below.

(13)	Mr. Wechsler received a grant of 4,211 RSUs in recognition of his position as Chairman of the Board. The RSUs vested on June 2, 2015.

(14)	This amount reflects: (i) $30,699 for personal use of a Company-provided automobile; (ii) $27,430 for retiree health benefit premiums and (iii) $11,508 for the supplemental health plan premiums.

On December 11, 2008, we entered into a services agreement with Mr. Wechsler which provides that, effective April 1, 2009, Mr. Wechsler’s employment as Co-CEO was terminated. The services agreement, which has been amended from time to time, provides that Mr. Wechsler will serve as Chairman of the Company’s Board of Directors through the earlier of (a) the date on which Mr. Wechsler is not re-appointed as Chairman of the Board, and (b) the date on which the Board of Directors terminates the services agreement. The services agreement was most recently amended as of April 1, 2013. Pursuant to that amendment, effective April 1, 2013, Mr. Wechsler’s compensation for each year served as Chairman increased from $200,000 to $230,000. The services agreement provides that certain other provisions of Mr. Wechsler’s former employment agreement with the Company continue to survive the termination of such employment agreement.

Among the provisions of Mr. Wechsler’s prior employment agreement that survive are those relating to the Sale Bonus and the Incentive Bonus. Upon a sale of the Company, Mr. Wechsler is entitled to receive a cash Sale Bonus in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Cdn$150,000,000 to the Common Shares originally issued by the Company (on a fully diluted basis but excluding the Common Shares issued upon the conversion of the Class B convertible preferred shares of the Company formerly outstanding which were converted into Common Shares on June 16, 1994 and the Common Shares issuable upon the exercise of warrants previously owned by Messrs. Gelfond and Wechsler). As of December 31, 2015, we estimated the Sale Bonus to be between $3,404,636 and $8,878,738, depending upon the equity assumptions used in the relevant calculations.

In addition, following a change-in-control, Mr. Wechsler would receive cash Incentive Bonus equal to the product of (a) 225,000 and (b) the difference between the closing price of the Common Shares upon such change-in-control and the closing price of the Common Shares on March 10, 2006. As of December 31, 2015, the Incentive Bonus would have been $5,595,750, based on the closing price of the Common Shares on that date $35.54.

Mr. Wechsler participates in the SERP on the same terms as Mr. Gelfond. The SERP provides for a lifetime retirement benefit from age 55 equal to 75% of Mr. Wechsler’s best average 60 consecutive months of earnings over his employment history. The benefits were 50% vested as at July 2000, the SERP initiation date. The vesting percentage increased on a straight-line basis from inception until age 55. Mr. Wechsler’s SERP benefits became 100% vested on September 14, 2006 and Mr. Wechsler received a lump sum payment for the remaining benefits in August 2010. In 2006, in order to reduce ongoing pension costs to the Company, Mr. Wechsler agreed to a reduction in the cost of living adjustment and surviving spouse benefits previously owed to him under the SERP, subject to the recoupment of a percentage of such benefits upon a change-in-control of the Company (which recoupment provision expired as of January 1, 2016). If there had been a change-in-control of the Company on December 31, 2015, Mr. Wechsler would have been entitled to receive $3,411,606 as a recoupment of such benefits.

We maintain an unfunded retiree health benefit plan covering Mr. Wechsler. The plan provides that we will maintain retiree health benefits for Mr. Wechsler until he becomes eligible for Medicare and, thereafter, we will provide Medicare supplemental coverage as selected by Mr. Wechsler. As of December 31, 2015, the estimated value of Mr. Wechsler’s retiree health benefits was $346,000.

Effective January 1, 2012, we implemented an executive supplemental health reimbursement plan which covers Mr. Wechsler. The plan provides expanded coverage and reimbursement of services not covered by our medical, dental and vision plans. We reimbursed Mr. Wechsler for $11,508 in health premiums in 2015 in connection with this plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Messrs. Lynne (Chairman), Demirian, Pompadur and Throop, all of whom are independent directors. All compensation decisions for Mr. Gelfond in 2015 were made by the Compensation Committee.

During the fiscal year ended December 31, 2015, none of our executive officers served on compensation committees or boards of directors of any other entities that had or have had one or more of its executive officers serving as a member of our Compensation Committee or Board of Directors.

CORPORATE GOVERNANCE

The Board of Directors believes that good corporate governance is fundamental to our overall success. The Governance Committee of the Board of Directors, which is currently composed of Messrs. Leebron (Chairman), Braun, MacMillan and Ms. Settle, all of whom are independent directors, reviews our corporate governance practices from time to time, as further described in “Corporate Governance Guidelines” as described below.

Corporate Governance Guidelines

The Board of Directors operates under our Corporate Governance Guidelines adopted by the Board of Directors. The Corporate Governance Guidelines outline the Board of Directors’ authority, responsibilities, composition and procedures.

The role of the Board of Directors is to supervise the business and affairs of the Company, including:

•	overseeing the strategic and business planning process(es) and reviewing, approving and monitoring the annual and long-term operating plans, including fundamental financial and business strategies and objectives;

•	reviewing and assessing the major risks we face and reviewing, approving and monitoring our approach to addressing such risks;

•	developing and reviewing the CEO’s corporate objectives, annually evaluating the performance of the CEO against these objectives, determining his performance-based compensation annually and developing appropriate succession plans, from time to time; and

•	reviewing and monitoring our controls and procedures to maintain their integrity, including its disclosure controls and procedures, its internal controls and procedures for financial reporting and its compliance with its Code of Business Conduct and Ethics.

A current copy of the Corporate Governance Guidelines, the text of which is incorporated by reference into this Circular, is available, without charge, at www.IMAX.com and www.sedar.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

Director Independence

The Board of Directors is comprised of a majority of independent directors as defined under applicable legal, regulatory and stock exchange requirements. Section 303A of the NYSE Listed Company Manual provides that no director qualifies as “independent” unless the Board of Directors affirmatively determines that such director has no material relationship with the Company, and Section 1.2 of NI 58-101 provides that an independent director is a person other than an officer or employee of the Company, or any other individual having a material relationship that in the opinion of the Board of Directors would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The NYSE Listed Company Manual and NI 58-101 set forth specific categories of relationships that disqualify a director from being independent.

The Board of Directors has reviewed the independence of each director and considered whether any director has a material relationship with the Company. As a result of this review, the Board of Directors affirmatively determined that Messrs. Braun, Demirian, Leebron, Lynne, MacMillan, Pompadur, Throop and Ms. Settle, representing eight of ten directors, are independent within the meaning of the NYSE; Canadian Securities Regulations; and SEC director independence standards, as currently in effect. Our Board of Directors’ independence determination was based on information provided by the directors and discussions among the officers and directors.

In making the foregoing independence determination, the Board of Directors noted that Mr. Throop is the President and CEO of Entertainment One Ltd., an entity which paid the Company approximately $600,000 in 2015 as box office royalties for exhibiting IMAX films. The Board of Directors determined that these amounts are immaterial, and Mr. Throop has neither a direct nor indirect material interest in any transactions between the Company and Entertainment One Limited.

In addition, the Board noted that former director Garth Girvan, who did not stand for re-election at our 2015 annual meeting of shareholders, is a senior counsel at the law firm of McCarthy Tétrault LLP. McCarthy Tétrault LLP provided legal services to us on several matters in 2015 and is continuing to provide legal services in 2016. In 2015, we paid McCarthy Tétrault approximately $499,530 in respect of legal services. The Board of Directors determined that these amounts are immaterial, and Mr. Girvan had neither a direct nor indirect material interest in any transactions between the Company and McCarthy Tétrault LLP.

All members of the Compensation Committee, Audit Committee and Governance Committee are considered “independent” under each such committee’s independence standards. In the event any transaction or agreement is proposed in respect of which a director has a material interest, the director will recuse himself from voting on that matter and remove himself from the meeting while the transaction at issue is being considered by the Board of Directors.

Board Size and Composition

Our articles provide that the Board of Directors may be comprised of a minimum of 1 and a maximum of 15 directors with the actual number determined from time to time by resolution of the Board of Directors. The Board of Directors is currently set at 10 directors.

The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal governance structure so as to provide independent oversight of management. The Board of Directors has determined that there is no single, generally accepted approach to providing governance and that given the evolving nature of our business, the right governance structure for the Board of Directors may vary as circumstances warrant. Consistent with this understanding, the independent directors consider the Board’s size and composition on an annual basis in connection with its annual self-evaluation.

Mr. Wechsler served as Co-Chairman of the Board of Directors along with Mr. Gelfond from June 1999 to March 2009. On April 1, 2009, Mr. Wechsler became sole Chairman of the Board. By virtue of his current role as CEO, Mr. Gelfond is not an independent director and by virtue of his prior role as Co-CEO, Mr. Wechsler is not an independent director. At present, we do not have a lead director. The Chairman of the Board provides leadership for the independent directors by chairing the executive sessions of the Board as well as reviewing and modifying board meeting agendas to ensure that the Board of Directors may successfully carry out its duties. In addition, the breadth and depth of the experience of the independent directors as a whole provides the Board of Directors with important leadership qualities. Given Mr. Wechsler’s prior role in the Company, the Board of Directors has determined that this board composition structure is optimal for the Company because it provides us with strong and consistent oversight.

In considering its governance structure, the Board of Directors has taken a number of factors into consideration. The Board of Directors, with a substantial majority of its directors being independent directors, exercises strong, independent oversight. This oversight function is enhanced by the fact that all of the Board Committees and their respective chairpersons are comprised entirely of independent directors. A number of processes and procedures of the Board of Directors and of the Committees – including regular executive sessions of the independent directors, the ability of independent directors to contact one another, the CEO and other executive officers at any time, and the annual evaluations of the performance of the CEO against pre-determined and other criteria – provide independent oversight of the CEO’s performance. We also provide instructions for our shareholders and other interested parties to communicate directly with the Board of Directors, see “Shareholder Communications” on page 5. The Board of Directors believes that these factors provide the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Risk Management

The Board of Directors is responsible for overseeing the various risks that we face. In this regard, the Board of Directors seeks to understand and oversee critical business risks. Risks are considered in virtually every business decision and as part of our overall business strategy.

While the Board of Directors is responsible for reviewing and assessing the major risks that we face and reviewing, approving and monitoring our approach to addressing such risks, our management is charged with managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board of Directors through senior management. These include an enterprise risk management program, regular internal management disclosure committee meetings, a Code of Business Conduct and Ethics and Whistle Blower Program, an Anti-Bribery and Anti-Corruption Policy, rigorous product quality standards and processes, and a comprehensive internal and external audit process. The Board of Directors and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board of Directors and the Audit Committee on the significant risks identified and how they are being managed. The Board of Directors implements its risk oversight function both as a whole and through the Audit Committee. The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and our Whistle Blower Program. The Audit Committee members meet separately with our CEO and representatives of the independent auditing firm a minimum of four times per year.

The Board of Directors regularly engages in discussion of financial, legal, business, technology, economic and other risks. Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board of Directors also discusses risk in relation to specific proposed actions.

Nomination Process

The Governance Committee is responsible for identifying and recommending candidates for election or re-election to the Board of Directors. Such candidates are then nominated for election by a majority of independent directors. The Governance Committee does not set forth specific, minimum qualifications that nominees must possess in order for the Governance Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated in light of opportunities and risks facing the Company and the competencies, skills and personal qualities that are desirable to contribute to our effective governance. In evaluating potential nominees for election and re-election as members of the Board of Directors, the Governance Committee seeks nominees that:

•	manifest the highest integrity and that possess the highest personal and professional ethics;

•	have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board of Directors;

•	have the willingness and an ability to make the necessary time commitment to actively participate as a member of the Board of Directors;

•	exhibit sound business judgment; and

•	are committed to representing the long-term interests of our shareholders.

Candidates are identified from a number of sources including recommendations from Board members, management, shareholders and others. The Governance Committee will consider any nominee recommended by a shareholder under the same criteria as any other potential nominee.

Shareholders who wish to have the Governance Committee consider the nomination of any person for director at the 2017 meeting of shareholders should submit a shareholder proposal made in accordance with the provisions of the CBCA to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary no later than December 20, 2016, or by submitting a timely notice in compliance with the advance notice procedures set forth in By-Law No.1 to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary. We may require that a proposed nominee furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company.

Diversity

The Governance Committee Charter mandates that the Governance Committee review, on a periodic basis, the current composition of the Board of Directors in light of the characteristics of independence, diversity, age, competencies, skills, experience, availability of service to the Company and tenure of the Board members and of the Board of Directors’ anticipated needs. While the Governance Committee does not have a formal policy specifying how diversity of background and personal experience should be applied in reviewing the current composition of the Board of Directors or in identifying or evaluating candidates for the Board of Directors, the Governance Committee is committed to having a diverse Board of Directors in that it seeks individuals from different backgrounds with varying perspectives, professional experience, education and skills.

We currently have one female director on the Board. In addition, there are two female executives among our senior management team of thirteen. Similar to term limits, we do not have a policy on the representation of women on the Board or in senior management, as the Board does not believe that quotas or strict rules necessarily result in the identification or selection of the best candidates. Rather, the Governance Committee takes into account the competencies, skills and personal qualities described above. However, the Board is mindful of the benefit of diversity in our leadership positions and the need to maximize the effectiveness of the Board and its decision making abilities. Accordingly, in searches for new directors, the Board, and its third party consultants hired to assist in identifying candidates, consider the level of female representation and diversity as one of several factors used in its search process.

Director Term Limits

The Board has not established any term limits for directors but has adopted a mandatory retirement age of 80. It does not believe there to be a correlation between term of service and effective board performance and renewal. The Board has adopted processes whereby the Governance Committee, along with the Chairman of the Board, periodically reviews the composition of the Board and the skills and experience required to best meet the needs of the Company. Where a vacancy in the Board occurs, the Governance Committee, in conjunction with the Chairman of the Board and the CEO, will be responsible for identifying potential candidates for consideration based on the various experience and skills required as a result of such vacancy. In addition, the Governance Committee oversees an annual assessment of the effectiveness of the Board and Board Committees. From time to time the Board retains the services of external consultants to assist in the review of its governance practices, including the necessity for term limits on service.

Meetings of the Board of Directors and its Committees

During the fiscal year ended December 31, 2015, the Board of Directors held ten meetings, the Audit Committee held five meetings, the Compensation Committee held six meetings and the Governance Committee held two meetings. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and Committees of the Board on which such director served during the fiscal year ended December 31, 2015. The directors are given the opportunity to hold executive sessions (where members of management are not in attendance) at all regularly scheduled Board of Directors meetings. A total of eight such executive sessions of the Board of Directors were held during 2015.

Our Board of Directors does not include a single director chosen to preside over the regularly scheduled (quarterly) executive sessions. Executive sessions which follow Board meetings are usually informal discussions which are often led by the Chairman of the Board or a Chairman of one of the Board Committees, depending on the subjects to be discussed. The Chairman of the Board reviews the matters to be discussed in executive sessions and determines which board member or Committee Chair is best placed to preside over the executive session. This process facilitates open and candid discussions among the independent directors.

The following directors attended the following number of Board of Directors meetings during the fiscal year ended December 31, 2015:

Bradley J. Wechsler	10/10	David W. Leebron	9/10	Dana Settle	4/4
Neil S. Braun	9/10	Michael Lynne	10/10	Darren Throop	6/6
Eric A. Demirian	10/10	Michael MacMillan	10/10
Richard L. Gelfond	10/10	I. Martin Pompadur	9/10

All of the members of the Audit Committee are independent directors and hold in camera sessions where members of management are not in attendance at least once each fiscal quarter. A total of four such in camera sessions were held during 2015.

While we encourage directors to attend our annual meeting of shareholders, there is no formal policy concerning such attendance. Seven of the then-current nine directors attended last year’s annual meeting of shareholders.

Committees of the Board

To assist it in discharging its duties effectively, the Board of Directors has delegated some of its duties to three specific committees of the Board: the Audit Committee; the Compensation Committee and the Governance Committee. Each of these committees and their respective chairs are appointed annually by the Board of Directors. Each committee has a written mandate which sets out its principal duties and responsibilities. Each committee has the authority to retain special legal, accounting or other advisors.

Audit Committee

The Audit Committee is currently composed of Messrs. Demirian (Chairman), Braun, and Leebron, each of whom is an independent director who meets the independence and other requirements of the NYSE and Canadian National Instrument 52-110 – Audit Committees standards applicable to Audit Committee members. The Board of Directors has established the Audit Committee for the purpose of overseeing the quality and integrity of our financial statements and related disclosure, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of our internal audit function, internal controls and procedures and the performance of the independent auditors. Each Audit Committee member has experience with various businesses and professions, which are relevant to their understanding of the accounting principles used by the Company in preparing its financial statements and to their understanding of the general applications of such accounting principles in connection with the accounting for estimates, accruals and reserves. These experiences have been with companies, businesses and professional organizations presenting a breadth and level of complexity of accounting issues generally comparable to those reasonably expected to be raised by our financial statements and have provided them with an understanding of internal controls and procedures for financial reporting. For more information on the education and experience of each Audit Committee member, see “Election of Directors” on page 6. The Board of Directors has determined that Mr. Demirian qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K as a result of Mr. Demirian’s qualifications as a Chartered Professional Accountant, a Chartered Accountant and as a Certified General Accountant. Mr. Demirian serves as the Chair of the Audit Committee. The Audit Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Audit Committee Charter is available at www.IMAX.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary. The information in the preceding two sentences shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the 1933 Act, or the Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee meets with our external auditors, both with and without management present, to review and discuss our accounting policies, its quarterly and year-end financial statement information and their presentation, and significant financial issues which may arise for our Company.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Lynne (Chairman), Demirian, Pompadur, and Throop, all of whom are independent directors. The Compensation Committee is responsible for evaluating and making recommendations to the Board of Directors regarding our equity-based and incentive compensation plans, policies and programs. In addition, the Compensation Committee approves or recommends to the Board of Directors the compensation package (including components, quantum and timing) for our CEO, setting of his performance objectives, and an assessment of his performance on a periodic basis. On an annual basis, the Compensation Committee reviews and approves the components and the amount of compensation paid to our executive officers. The Compensation Committee made recommendations to the Board of Directors with respect to the bonus paid to Mr. Gelfond in respect of 2015. The Compensation Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Compensation Committee Charter is available at www.IMAX.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

The Compensation Committee is responsible for performing the functions required of it under our equity award plans, including the grant of stock options and RSUs from time to time, which grants are subject to guidelines determined by our Human Resources department and the Compensation Committee. The Compensation Committee enacts written resolutions from time to time authorizing the grant of stock options.

Governance Committee

The Governance Committee is currently composed of Messrs. Leebron (Chairman), Braun, MacMillan and Ms. Settle, all of whom are independent directors. The Governance Committee is responsible for monitoring and evaluating our corporate polices and governance practices, monitoring significant developments in the law and practice of corporate governance, monitoring and evaluating our compliance with the law, monitoring and evaluating compliance with our articles, by-laws and governance agreements, and monitoring the effectiveness of the Board of Directors and Board Committees in the discharge of their general oversight responsibilities.

The Governance Committee is responsible for identifying and recommending candidates for election to the Board of Directors. The Governance Committee evaluates potential new candidates for the Board of Directors on an ongoing basis in light of the opportunities and risks facing us and the competencies, skills and personal qualities that are desirable to add value and to contribute to our effective governance. The Governance Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Governance Committee Charter is available at www.IMAX.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

Orientation and Education

We have developed and implemented orientation materials and procedures for new directors. In this regard, a Board of Directors Manual is provided to all new Board members. New directors also have access to fellow directors and senior management and are invited to attend orientation sessions as necessary. Reports, materials and presentations relating to our business are provided to the Board of Directors on a periodic basis. Directors are also offered annual membership in the National Association of Corporate Directors, at our expense.

Board and Committee Self-Assessment

Periodically, and at least annually, each director and committee member completes a review and self-evaluation of the Board of Directors’ and Board Committees’ operating effectiveness. The input is summarized on a confidential basis and provided to the Chairman of the Governance Committee. The results of the evaluations are reported to the Board of Directors. Any agreed upon improvements are implemented as applicable.

Written Position Descriptions

Our Governance Committee has developed a written position description for the Chairman of the Board. The Board of Directors is responsible for the appointment of the Chairman of each Board Committee. The Board of Directors and Committees of the Board each operate within written mandates established and periodically reviewed by the Board of Directors. The Chairman of each committee is responsible for reporting on the activities of that committee to the full Board of Directors on a periodic basis.

The Board of Directors has not developed a written position description for the CEO. The Board of Directors and the CEO develop, on an annual basis, detailed written corporate objectives and parameters in which the CEO operates our business. The Board of Directors is also responsible for annually evaluating the CEO against these objectives.

Directors’ Share Ownership Guidelines

To support the alignment of directors’ interests with those of our shareholders, non-management directors are expected, in accordance with the Share Ownership Guidelines, to achieve and maintain share ownership of at least two times their annual retainer. Directors subject to the policy will have to satisfy the guidelines within four years of plan inception (or becoming subject to the policy, if later). As of April 8, 2016, all of the non-management directors had met the share ownership guidelines within the required time frame.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a Code of Business Conduct and Ethics applicable to all employees, including our CEO, CFO, and Controller and all other persons performing similar functions, and all directors and consultants. Any incidents or reports made in connection with potential violation of the Code of Business Conduct and Ethics are reported to the Audit Committee through i) the Whistle Blower hotline, or ii) our internal audit function. The code is distributed to applicable individuals on commencement of service, and annually thereafter, who are required to acknowledge receipt, read and agree to abide by the code. A current copy of the Code of Business Conduct and Ethics is available, without charge, at www.IMAX.com or upon written request at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which specifically relate to any financial professional will be disclosed promptly following the date of such amendment or waiver at www.IMAX.com.

NON-GAAP FINANCIAL MEASURES

We present adjusted EBITDA, adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share as supplemental measures of performance, which are not recognized under United States generally accepted accounting principles (“GAAP”). We present adjusted EBITDA, adjusted net income and adjusted net income per diluted share because we believe that they are important supplemental measures of our comparable controllable operating performance and we want to ensure that our investors fully understand the impact of our stock-based compensation (net of any related tax impact) on net income. In addition, we present adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because we believe that they are important supplemental measures of our comparable financial results and we want to ensure that our investors fully understand the impact of net income attributable to non-controlling interests and our stock-based compensation (net of any related tax impact) in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted EBITDA, adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income, net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

Adjusted EBITDA is calculated on a basis consistent with our senior secured credit facility (the “Credit Facility”). The Credit Facility provides that we will be required at all times to satisfy a Minimum Liquidity Test (as defined in the credit agreement) of at least $50.0 million. We will also be required to maintain minimum EBITDA (as defined in the credit agreement) of $100.0 million. We must also maintain a Maximum Total Leverage Ratio (as defined in the credit agreement) of 2.25:1.0, which requirement decreases to (i) 2.0:1.0 on December 31, 2016; and (ii) 1.75:1.0 on December 31, 2017. We were in compliance with all of these requirements at December 31, 2015. The Maximum Total Leverage Ratio was 0.21:1 as at December 31, 2015, where Total Debt (as defined in the credit agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $29.7 million. EBITDA is calculated as follows:

	Year Ended December 31, 2015 (1)	Year Ended December 31, 2014
Net income	$64,624	$42,169
Add (subtract):
Loss from equity accounted investments	2,402	1,071
Provision for income taxes	20,052	14,683
Interest expense, net of interest income	693	519
Depreciation and amortization, including film asset amortization	41,787	33,230
Write-downs, net of recoveries including asset impairments and receivable provisions	3,725	5,294
Stock and other non-cash compensation	22,379	15,467
EBITDA attributable to non-controlling interests (2)	(14,885)	(3,937)

	$140,777	$108,496

Revenues attributed to IMAX common shareholders	$347,862	$283,001

Adjusted EBITDA margin	40.5%	38.3%

(1)	Ratio of funded debt calculated using twelve months ended EBITDA.

(2)	The EBITDA calculation specified for purpose of the minimum EBITDA covenant excludes the reduction in EBITDA from the Company’s non-controlling interests.

Adjusted Net Income and Adjusted Diluted Per Share Calculations

We reported net income of $64.6 million or $0.92 per basic share and $0.90 per diluted share for the year ended December 31, 2015 as compared to net income of $42.2 million or $0.61 per basic share and $0.59 per diluted share for the year ended December 31, 2014. Net income for the year ended December 31, 2015 includes a $21.9 million charge or $0.31 per diluted share (2014 – $15.1 million or $0.22 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $82.4 million or $1.15 per diluted share for the year ended December 31, 2015 as compared to adjusted net income of $54.9 million or $0.78 per diluted share for the year ended December 31, 2014. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $73.0 million or $1.02 per diluted share for the year ended December 31, 2015 as compared to adjusted net income attributable to common shareholders of $52.5 million or $0.75 per diluted share for the year ended December 31, 2014. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Year Ended December 31,
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$ 64,624	$ 0.90 (1)	$ 42,169	$ 0.59 (1)
Adjustments:
Stock-based compensation	21,880	0.31	15,128	0.22
Tax impact on items listed above	(4,056)	(0.06)	(2,370)	(0.03)

Adjusted net income	82,448	1.15 (1)	54,927	0.78 (1)
Net income attributable to non-controlling interests	(8,780)	(0.12)	(2,433)	(0.03)
Stock-based compensation (net of tax) attributable to non-controlling interests	(703)	(0.01)	—	—

Adjusted net income attributable to common shareholders	$ 72,965	$ 1.02 (1)	$ 52,494	$ 0.75 (1)

Weighted average diluted shares outstanding		71,058		69,754

(1)	Includes impact of $0.8 million (2014 – $0.4 million) of accretion charges associated with redeemable Class C shares of IMAX China.

Free Cash Flow

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

For the 12 months ended December 31, 2015
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$ 83,685
Net cash used in investing activities	(78,796)

Free cash flow	$ 4,889

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or executive officers, or any security holder of record as of the date of this Circular who owned, of record or to our knowledge, more than 5% of our outstanding Common Shares, or any member of such person’s immediate family, had any material interest, direct or indirect, in any transaction during the last fiscal year, or since the commencement of the current fiscal year, in any completed or proposed transaction, except for the following:

Director Darren Throop is the President and CEO of Entertainment One Ltd., an entity which paid the Company approximately $600,000 in 2015 as box office royalties for exhibiting IMAX films. The Board of Directors determined that these amounts are immaterial, and Mr. Throop has neither a direct nor indirect material interest in any transactions between the Company and Entertainment One Limited.

Former director Garth Girvan, who did not stand for re-election at our 2015 annual meeting of shareholders, is a senior counsel at the law firm of McCarthy Tétrault LLP. McCarthy Tétrault LLP provided legal services to us on several matters in 2015 and is continuing to provide legal services in 2016. In 2015, we paid McCarthy Tétrault approximately $499,530 in respect of legal services. The Board of Directors determined that these amounts are immaterial, and Mr. Girvan had neither a direct nor indirect material interest in any transactions between the Company and McCarthy Tétrault LLP.

Patricia Keighley is the spouse of David Keighley, who was an executive officer in 2015. Ms. Keighley, Senior Vice President of the Company and Managing Director of IMAX Post/DKP Inc., a wholly-owned subsidiary of the Company, has been employed by the Company since February 1988. Ms. Keighley received compensation of approximately $286,724 in respect of 2015.

On May 5, 2008, we entered into a Securities Purchase Agreement (the “Douglas Agreement”) with K&M Douglas Trust, Douglas Family Trust, James Douglas and Jean Douglas Irrevocable Descendants’ Trust and James E. Douglas III (collectively, the “Douglas Group”), pursuant to which we agreed to sell and the Douglas Group agreed to purchase 2,726,447 Common Shares (the “Douglas Shares”) for aggregate consideration of $18 million or approximately $6.60 per share (the equivalent of the average of the closing price of our Common Shares over the five trading days immediately preceding the date of the Douglas Agreement). The private placement closed on May 8, 2008. The Douglas Group currently owns 13%. In January 2011, we filed a registration statement on Form S-3 to register the resale of the Douglas Shares, which expired without the Douglas Group selling any shares thereunder. In February 2014, we filed a new registration statement on Form S-3 to replace the expired registration statement. We have agreed to maintain the effectiveness of the registration statement, subject to permitted suspensions, until the Douglas Group has sold, or may sell without restriction, the Douglas Shares.

The Company, Wasserstein Perella Partners, L.P., Wasserstein Perella Offshore Partners, L.P., WPPN, Inc., and the Michael J. Biondi Voting Trust (collectively “WP”), and Messrs. Gelfond and Wechsler entered into a registration rights agreement (the “Registration Rights Agreement”) dated as of February 9, 1999, which carried forward the corresponding provisions of the June 16, 1994 shareholders’ agreement. Though numerous provisions of the Registration Rights Agreement were terminated in 2002 when WP ceased to be a shareholder of the Company, each of Messrs. Gelfond and Wechsler retain the right to cause us to use best efforts to register their securities under the 1933 Act. Messrs. Gelfond and Wechsler are entitled to make two such demand registrations. Messrs. Gelfond and Wechsler also have unlimited piggyback rights to register their securities under the Registration Rights Agreement whenever we propose to register any securities under the 1933 Act, other than the registration of securities pursuant to an initial public offering or the registration of securities on Form S-4 or S-8 under the 1933 Act or filed in connection with an exchange offer or an offering of securities solely to our existing shareholders.

Messrs. Gelfond and Wechsler and certain other shareholders of the Company entered into another shareholders’ agreement on January 3, 1994 as amended on March 1, 1994 which includes, among other things, registration rights, tag along rights and drag along rights.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

On a regular basis, we require that our directors, nominees for director and executive officers identify to the Board of Directors, transactions and/or relationships which could constitute transactions with a related person as defined in Item 404(a) of Regulation S-K. For any potential transaction in which a director, executive officer or other related person would have a material interest, such transaction is reviewed, in advance, by our Chief Legal Officer and Chief Compliance Officer to ensure compliance with our Code of Business Conduct and Ethics and to evaluate the disclosure requirements under Item 404(a) of Regulation S-K. Currently, we do not have a formal written policy governing transactions with related persons. In the event any transaction or agreement occurs in respect of which a director has a material interest, the director must recuse himself from voting on that matter and remove himself from the meeting while the transaction at issue is being considered by the Board of Directors. The minutes of the Board of Directors’ meeting would reflect the nature of the interest disclosed and the fact of the recusal.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2015:

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2015 with senior management. The Audit Committee meets privately with PwC on a periodic basis and PwC has unrestricted access to the Audit Committee. The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (which relates to the accountant’s independence from the Company and related entities) and has discussed with PwC their independence from the Company. As part of its responsibilities for oversight of the Company’s enterprise risk management process, the Audit Committee has reviewed and discussed the Company’s policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC and the Company’s Annual Information Form for the fiscal year ended December 31, 2015.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the 1933 Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

April 21, 2016	Respectfully submitted,

Eric A. Demirian (Chairman) Neil S. Braun David W. Leebron

AVAILABLE INFORMATION

We make available free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as reasonably practicable after such filing has been made with the SEC. Reports are available at www.IMAX.com or by calling Investor Relations at 212-821-0100. Additional information relating to the Company is available at www.sedar.com. Financial information is provided in our comparative financial statements and MD&A for our most recently completed financial year.

APPROVAL BY BOARD OF DIRECTORS

The contents and the sending of this proxy circular and proxy statement to each shareholder entitled to receive notice of the Meeting, to each director and to the auditors of the Company have been approved by the Board of Directors.

DATED at Mississauga, Ontario, Canada, April 21, 2016.

/s/ G. Mary Ruby

G. MARY RUBY
Chief Administrative Officer & Corporate Secretary

APPENDIX “A”

IMAX CORPORATION

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

1.	Purposes of the IMAX LTIP

The purposes of the IMAX LTIP are to (a) promote the long term success of the Company and its Affiliates and to increase shareholder value by providing Eligible Individuals with incentives to contribute to the long term growth and profitability of the Company, and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Affiliates.

The original version of the IMAX LTIP became effective on June 11, 2013 upon its approval by shareholders (the “Effective Date”). Following the Effective Date, no further Awards have been or will be granted under the Prior Plan.

2.	Definitions and Rules of Construction

(a)	Definitions: For purposes of the IMAX LTIP, the following capitalized words shall have the meanings set forth below:

“Affiliate” means any Subsidiary and any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Award” means an Option, Restricted Share, Restricted Share Unit, Stock Appreciation Right, Performance Stock, Performance Stock Unit, Cash Performance Unit or Other Award granted by the Committee pursuant to the terms of the IMAX LTIP.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Cash Performance Unit” means a right to receive a Target Amount of cash in the future granted pursuant to Section 10(b).

“Cause” has the meaning determined by the Committee at the time of grant and set forth in the applicable Award Document. In the absence of any alternative definition approved by the Committee, Cause shall mean a termination of the Participant’s employment with the Company or one of its Affiliates (i) for “cause” as defined in an employment agreement applicable to the Participant, or (ii) in the case of a Participant who does not have an employment agreement that defines “cause”, because of: (A) any act or omission that constitutes a material breach by the Participant of any obligations under an employment agreement with the Company or one of its Affiliates or an Award Document; (B) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of the Participant as an employee of the Company or one of its Affiliates; (C) any willful and material violation by the Participant of any law or regulation applicable to the business of the Company or one of its Affiliates, or the Participant’s conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or (D) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Affiliates.

“Change in Control” means

(i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then-outstanding securities; or

(ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) There is consummated a merger or consolidation of the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance promulgated thereunder as amended from time to time.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the IMAX LTIP, which committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act, the applicable rules of the NYSE and all other applicable rules and regulations (in each case as amended or superseded from time to time); provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code or Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

“Common Share” means a share of Common Stock, as may be adjusted pursuant to Section 13(b).

“Common Stock” means the common stock of the Company, or such other class of share or other securities as may be applicable under Section 13.

“Company” means IMAX Corporation, a Canadian corporation, or any successor to all or substantially all of the Company’s business that adopts the IMAX LTIP.

“Disability” means a physical or mental disability or infirmity of the Participant that prevents the normal performance of substantially all of the Participant’s duties as an employee of the Company or any Affiliate, which disability or infirmity shall exist for any continuous period of 180 days within any twelve (12) month period. Notwithstanding the previous sentence, with respect to an Award that is subject to Section 409A of the Code where the payment or settlement of the Award will accelerate upon termination of employment as a result of the Participant’s Disability, no such termination will constitute a Disability for the purposes of the IMAX LTIP or any Award Document unless such event also constitutes a “disability” as defined under Section 409A of the Code.

“EBITA” means the Company’s earnings before interest, taxes and amortization.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Eligible Individuals” means the individuals described in Section 4(a) who are eligible for Awards under the IMAX LTIP.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.

“Fair Market Value” means, with respect to a Common Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee in compliance with Section 409A of the Code, if applicable. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a Common Share on a given date shall equal the higher of the closing selling price of a Common Share on such date (or the most recent trading date if such date is not a trading date) on the NYSE or such other securities exchanges, if any, as may be designated by the Board from time to time.

“Full-value Award” means an award of (i) Restricted Shares, (ii) Restricted Share Units, (iii) Performance Stock, (iv) Performance Stock Units or (v) Other Awards.

“Good Reason” has the meaning determined by the Committee at the time of grant and set forth in the applicable Award Document. In the absence of any alternative definition approved by the Committee, Good Reason shall mean (i) the diminution of the Participant’s title and/or responsibilities or (ii) the Participant being required to relocate more than twenty-five (25) miles from the Participant’s then-existing office.

“IMAX LTIP” means this IMAX Corporation 2013 Long Term Incentive Plan, as amended or restated from time to time.

“IMAX LTIP Limit” means the maximum aggregate number of Common Shares that may be issued for all purposes under the IMAX LTIP as set forth in Section 5(a).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“NYSE” means the New York Stock Exchange.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7.

“Other Award” means any form of Award (other than an Option, Performance Stock, Performance Stock Unit, Cash Performance Unit, Restricted Share, Restricted Share Unit or Stock Appreciation Right) granted pursuant to Section 11.

“Participant” means an Eligible Individual who has been granted an Award under the IMAX LTIP.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Stock” means a Target Amount of Common Shares granted pursuant to Section 10(a).

“Performance Stock Unit” means a right to receive a Target Amount of Common Shares granted pursuant to Section 10(a).

“Performance Target” means the performance goals established by the Committee, from among the performance criteria provided in Section 6(g), and set forth in the applicable Award Document.

“Permitted Transferees” means, in respect of Participants resident in a province or territory of Canada, a “permitted assign” within the meaning of National Instrument 45-106 (Prospectus and Registration Exemptions) or any successor instrument thereto, and in respect of all other Participants, (i) one or more trusts established in whole or in part for the benefit of one or more of a Participant’s family members and (ii) one or more entities which are Beneficially Owned in whole or in part by one or more of a Participant’s family members.

“Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

“Prior Plan” means the IMAX Corporation Stock Option Plan, as amended from time to time.

“Restricted Share” means a Common Share granted or sold pursuant to Section 8(a).

“Restricted Share Unit” means a right to receive one or more Common Shares (or cash, if applicable) in the future granted pursuant to Section 8(b).

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Common Shares granted pursuant to Section 9.

“Subsidiary” means any foreign or domestic corporation, limited liability company, partnership or other entity of which fifty percent (50%) or more of the outstanding voting equity securities or voting power is Beneficially Owned directly or indirectly by the Company. For purposes of determining eligibility for the grant of Incentive Stock Options under the IMAX LTIP, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines in connection with a corporate transaction pursuant to the terms of an equity compensation plan that was approved by the shareholders of such company or other entity.

“Target Amount” means the target number of Common Shares or target cash value established by the Committee and set forth in the applicable Award Document.

(b) Rules of Construction: The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the IMAX LTIP.

3.	Administration

(a) Committee: The IMAX LTIP shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i) select the Participants from the Eligible Individuals;

(ii) grant Awards in accordance with the IMAX LTIP;

(iii) determine the number of Common Shares subject to each Award or the cash amount payable in connection with an Award;

(iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect or occurrence, if any, of a Participant’s termination of employment, separation from service or leave of absence with the Company or any of its Affiliates or, subject to Section 6(d), a Change in Control of the Company;

(v) subject to Sections 15 and 16(f), amend the terms and conditions of an Award after the granting thereof;

(vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vii) make factual determinations in connection with the administration or interpretation of the IMAX LTIP;

(viii) adopt, prescribe, establish, amend, waive and rescind administrative regulations, rules and procedures relating to the IMAX LTIP;

(ix) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the IMAX LTIP and to rely upon any advice, opinion or computation received therefrom;

(x) vary the terms of Awards to take into account tax and securities laws (or change thereto) and other regulatory requirements or to procure favorable tax treatment for Participants;

(xi) correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the IMAX LTIP; and

(xii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the IMAX LTIP or any Award Document.

(b) IMAX LTIP Construction and Interpretation: The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the IMAX LTIP and any Award Document delivered under the IMAX LTIP.

(c) Prohibited Actions: Notwithstanding the authority granted to the Committee pursuant to Sections 3(a) and 3(b), the Committee shall not have the authority, without obtaining shareholder approval, to: (i) reprice or cancel Options and Stock Appreciation Rights in violation of Section 6(h); (ii) amend Section 5 to increase the IMAX LTIP Limit or any of the special limits listed therein; or (iii) grant Options or Stock Appreciation Rights with an exercise price that is less than 100% of the Fair Market Value of a Common Share on the date of grant in violation of Section 6(j).

(d) Determinations of Committee Final and Binding: All determinations by the Committee in carrying out and administering the IMAX LTIP and in construing and interpreting the IMAX LTIP shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(e) Delegation of Authority: To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the IMAX LTIP to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority: (i) to make Awards to individuals (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code or (C) who are officers of the Company who are delegated authority by the Committee hereunder; or (ii) pursuant to Section 15. For purposes of the IMAX LTIP, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(e).

(f) Liability of Committee and its Delegates: Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates pursuant to Section 3(e)) shall be liable for any good faith action, omission or determination made in connection with the operation, administration or interpretation of the IMAX LTIP; and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in accordance with applicable law in the manner provided in the Company’s by-laws and any indemnification agreements as they may be amended from time to time. In the performance of its responsibilities with respect to the IMAX LTIP, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(g) Action by the Board: Anything in the IMAX LTIP to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the IMAX LTIP, may be exercised by the Committee may alternatively be exercised by the Board.

4.	Eligibility

(a) Eligible Individuals: Awards may be granted to officers, employees, directors and consultants of the Company or any of its Affiliates. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant.

(b) Grants to Participants: The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.	Common Shares Subject to the IMAX LTIP

(a) IMAX LTIP Limit: Subject to adjustment in accordance with Section 13, the maximum aggregate number of Common Shares that may be issued for all purposes under the IMAX LTIP shall be 10.5 million (10,500,000) Common Shares. All of the Common Shares subject to the IMAX LTIP Limit may be issued pursuant to Incentive Stock Options.

(b) Rules Applicable to Determining Common Shares Available for Issuance: The number of Common Shares remaining available for issuance will be reduced by the number of Common Shares subject to outstanding Awards and, for Awards that are not denominated by Common Shares, by the number of Common Shares actually delivered upon settlement or payment of the Award; provided, however, that, notwithstanding the above, every one (1) Common Share issued in respect of a Full Value Award will reduce the number of Common Shares that are available for issuance under the IMAX LTIP by 2.5 Common Shares, but only to the extent that an aggregate of four million (4,000,000) Common Shares have previously been issued in respect of, or are subject to outstanding, Full Value Awards. For purposes of determining the number of Common Shares that remain available for issuance under the IMAX LTIP:

(i) Common Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award shall not be added back to the IMAX LTIP Limit and shall not be made available for issuance or delivery under the IMAX LTIP;

(ii) The full number of Common Shares that were subject to a net-settled Option or a stock-settled Stock Appreciation Right (rather than the net number of Shares actually delivered upon exercise) shall count against the IMAX LTIP Limit;

(iii) Common Shares repurchased on the open market with the proceeds of an Option exercise shall not be added back to the IMAX LTIP Limit and shall not be made available for issuance or delivery under the IMAX LTIP ; and

(iv) Common Shares corresponding to Awards under the IMAX LTIP that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through the issuance of consideration other than Common Shares (including, without limitation, cash) shall be added back to the IMAX LTIP Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.

(c) Special Limits: Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Section 13, the following special limits shall apply to Common Shares available for Awards under the IMAX LTIP:

(i) the maximum number of Common Shares that may be subject to Options and Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal one million (1,000,000) Common Shares; and

(ii) the maximum value of Awards (other than those Awards set forth in Section 5(c)(i)) that may be awarded to any Eligible Individual in any calendar year is five million dollars ($5,000,000) measured as of the date of grant (with respect to Awards denominated in cash) or one million (1,000,000) Common Shares measured as of the date of grant (with respect to Awards denominated in Common Shares).

(d) To the extent not prohibited by applicable laws, rules and regulations, any Common Shares underlying Substitute Awards shall not be counted against the number of Common Shares remaining for issuance and shall not be subject to Section 5(c).

6.	Awards in General

(a) Types of Awards; Exercise: Awards under the IMAX LTIP may consist of Options, Restricted Shares, Restricted Share Units, Stock Appreciation Rights, Performance Stock, Performance Stock Units, Cash Performance Units and Other Awards. Any Award described in Sections 7 through 11 may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Subject to Section 6(g), Awards under the IMAX LTIP may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity. Subject to the provisions of the IMAX LTIP and the applicable Award Document, the Committee shall determine the permissible methods of exercise for any Award.

(b) Terms Set Forth in Award Document: The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which Award Document shall contain terms and conditions not inconsistent with the IMAX LTIP. Notwithstanding the foregoing, and subject to applicable laws, rules and regulations and except to the extent otherwise not permitted under the IMAX LTIP (including without limitation pursuant to Sections 6(d) and 6(l)), the Committee may at any time following grant: (i) accelerate the vesting, exercisability, lapse of restrictions, settlement or payment of any Award; (ii) eliminate the restrictions and conditions applicable to an Award; or (iii) extend the post-termination exercise period of an outstanding Award (subject to the limitations of Section 409A of the Code). The terms of Awards may vary among Participants, and the IMAX LTIP does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

(c) Termination of Employment: The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment, with the Company or any of its Affiliates or the Participant’s death or disability. Subject to applicable laws, rules and regulations and except to the extent otherwise not permitted under the IMAX LTIP (including without limitation pursuant to Sections 6(d) and 6(l)), in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions or conditions applicable to, or extend the post-termination exercise period of an outstanding Award (subject to the limitations of Section 409A of the Code). Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

(d) Change in Control:

(i) Subject to the other provisions of the IMAX LTIP, including Section 6(d)(ii), the following provisions shall apply in the event of a Change in Control:

(1) To the extent the successor company (or a subsidiary or parent thereof) assumes the Award, with appropriate adjustments pursuant to Section 13 to preserve the value of the Award, or provides a substitute for the Award on substantially the same terms and conditions, the existing vesting schedule will continue to apply.

(2) To the extent (x) the successor company (or a subsidiary or parent thereof) does not assume or provide a substitute for an Award on substantially the same terms and conditions or (y) the successor company (or a subsidiary or parent thereof) assumes the Award as provided in Section 6(d)(i)(1) above and the Participant’s employment or service relationship is terminated without Cause or with Good Reason within twenty-four (24) months following the Change in Control:

(A) any and all Options and Stock Appreciation Rights outstanding as of the effective date of the Change in Control shall become immediately exercisable, and shall remain exercisable until the earlier of the expiration of their initial term or the second (2nd) anniversary of the Participant’s termination of employment with the Company;

(B) any restrictions imposed on Restricted Shares and Restricted Share Units outstanding as of the effective date of the Change in Control shall lapse;

(C) the Performance Targets with respect to all Performance Units, Performance Stock and other performance-based Awards granted pursuant to Sections 6(g) or 10 outstanding as of the effective date of the Change in Control shall be deemed to have been attained at the specified target level of performance; and

(D) the vesting of all Awards denominated in Common Shares outstanding as of the effective date of the Change in Control shall be accelerated.

(ii) Subject to the other terms of the IMAX LTIP and to applicable laws, rules and regulations, the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change in Control, take such actions as it may consider appropriate, including, without limitation: (A) provide for the acceleration of any vesting or exercisability of an Award, (B) provide for the adjustment of any performance conditions as the Committee deems necessary or appropriate to reflect the Change in Control or for the deemed attainment of performance conditions relating to an Award, (C) provide for the lapse of restrictions relating to an Award, (D) provide for the assumption, substitution, replacement or continuation of any Award by a successor or surviving corporation (or a parent or subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), (E) provide that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee, or (F) terminate or cancel any outstanding Award in exchange for a cash payment (including, if as of the date of the Change in Control, the Committee determines that no amount would have been realized upon the exercise of the Award, then the Award may be cancelled by the Company without payment of consideration). Notwithstanding the foregoing or anything herein to the contrary, neither the Board nor the Committee shall take any of the actions described in clauses (A), (B), (C) or (F) of the preceding sentence in respect of an Award solely due to the occurrence of a Change in Control, except to the extent that the successor company in the Change in Control (or a subsidiary or parent thereof) does not assume or provide a substitute for the Award on substantially the same terms and conditions.

(iii) Notwithstanding any other provision of the IMAX LTIP or any Award Document, the provisions of this Section 6(d) may not be terminated, amended, or modified following a Change in Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant.

(iv) Notwithstanding any other provision of the IMAX LTIP or any Award Document, the payment or settlement of any Award that is considered to provide for a deferral of compensation subject to Section 409A of the Code shall not accelerate upon a Change in Control unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

(e) Dividends and Dividend Equivalents: The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Common Shares, and can be made in Common Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that: (i) no payments of dividend equivalents may be made unless and until the related Award is earned and vested and, in the case of Awards conditioned upon the achievement of one or more performance measures, may only become payable if and to the extent the performance goals with respect to the Award are achieved; and (ii) the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Cash Performance Units, Options or Stock Appreciation Rights.

(f) Rights of a Shareholder: A Participant shall have no rights as a shareholder with respect to Common Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Common Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13.

(g) Performance-Based Awards:

(i) The Committee may determine whether any Award under the IMAX LTIP is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets may include one or more of the following performance criteria: net income; cash flow or cash flow on investment; operating cash flow; pre-tax or post-tax profit levels or earnings; profit in excess of cost of capital; operating earnings; return on investment; free cash flow; free cash flow per share; earnings per share; return on assets; return on net assets; return on equity; return on capital; return on invested capital; return on sales; sales growth; growth in managed assets; operating margin; operating income; total shareholder return or stock price appreciation; EBITDA; EBITA; revenue; net revenues; market share, market penetration; productivity improvements; inventory turnover measurements; reduction of losses, loss ratios or expense ratios; reduction in fixed costs; operating cost management; cost of capital; and debt reduction.

(ii) The Performance Targets shall be determined in accordance with generally accepted accounting principles (subject to adjustments and modifications approved by the Committee in advance) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof.

(iii) The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, business unit, or region and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, business unit, or region) or measured relative to selected peer companies or a market index. At the time of grant, the Committee may provide for adjustments to the performance criteria in accordance with Section 162(m) of the Code.

(iv) The Participants will be designated, and the applicable Performance Targets will be established, by the Committee within ninety (90) days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). Each Participant will be assigned a Target Amount payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. The Committee may determine, at the time of grant, that if performance exceeds the specified Performance Targets, the Award may be settled with payment greater than the Target Amount, but in no event may such payment exceed the limits set forth in Section 5(c). The Committee retains the right to reduce any Award notwithstanding the attainment of the Performance Targets.

(v) The Committee may also grant Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. With respect to such Awards, the Committee may establish Performance Targets based on any criteria as it deems appropriate.

(h) Repricing of Options and Stock Appreciation Rights: Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, combination, or exchange of Common Shares), the terms of outstanding Awards may not be amended, without shareholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for (i) cash or other property, (ii) Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights or (iii) other Awards.

(i) Recoupment: Notwithstanding anything in the IMAX LTIP to the contrary, all Awards granted under the IMAX LTIP, any payments made under the IMAX LTIP and any gains realized upon exercise or settlement of an Award shall be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

(j) Minimum Grant or Exercise Price: In no event shall the exercise price per Common Share of an Option or the grant price per Common Share of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant; provided, however that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

(k) Term of Options and Stock Appreciation Rights: An Option or Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Award. The Committee may extend the term of an Option or Stock Appreciation Right after the time of grant; provided, however, that the term of an Option or Stock Appreciation Right may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Award.

(l) Minimum Vesting Period: Notwithstanding anything herein to the contrary and subject to Sections 6(c) and (d) hereof, no Full-Value Awards granted hereunder may vest in full prior to the first anniversary of the date of grant, except in the case of a Substitute Award made in replacement of an award that is already fully vested or scheduled to vest in full in less than one year from the date of grant of such Substitute Award. Notwithstanding the foregoing, Full-Value Awards covering an aggregate of no more than 300,000 Common Shares may be granted pursuant to Awards that provide for vesting in full less than one year following the date of grant

7.	Terms and Conditions of Options

(a) General: The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

(b) Payment of Exercise Price: Subject to the provisions of the applicable Award Document and Company policy in effect from time to time, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Common Shares already owned by the person exercising the Option, (iii) by a combination of cash and Common Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Common Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time.

(c) Incentive Stock Options: The exercise price per Common Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant. No Incentive Stock Option may be issued pursuant to the IMAX LTIP to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Common Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. No Incentive Stock Option may be granted under the IMAX LTIP after the tenth anniversary of the Effective Date. The terms of any Incentive Stock Option granted under the IMAX LTIP shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

8.	Terms and Conditions of Restricted Shares and Restricted Share Units

(a) Restricted Shares: The Committee, in its discretion, may grant or sell Restricted Shares to Eligible Individuals. An Award of Restricted Shares shall consist of one or more Common Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the IMAX LTIP and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Shares may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

(b) Restricted Share Units: The Committee, in its discretion, may grant Restricted Share Units to Eligible Individuals. A Restricted Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the IMAX LTIP and the applicable Award Document, one or more Common Shares. Restricted Share Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the Restricted Share Units shall become Common Shares owned by the applicable Participant or, at the sole discretion of the Committee, cash, or a combination of cash and Common Shares, with a value equal to the Fair Market Value of the Common Shares at the time of payment.

9.	Stock Appreciation Rights

The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. The Committee may grant Stock Appreciation Rights in tandem with Options or as stand-alone Awards. Each Stock Appreciation Right shall be subject to the terms, conditions and restrictions set forth in the IMAX LTIP and established by the Committee in connection with the Award and specified in the applicable Award Document. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value of a Common Share on the exercise date of the number of Common Shares for which the Stock Appreciation Right is exercised over the per Common Share grant price for such Stock Appreciation Right specified in the applicable Award Document. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Common Shares, as determined by the Committee on or following the date of grant.

10.	Terms and Conditions of Performance Stock, Performance Stock Units and Cash Performance Units

(a) Performance Stock or Performance Stock Units: The Committee may grant Performance Stock or Performance Stock Units to Eligible Individuals. An Award of Performance Stock or Performance Stock Units shall consist of, or represent a right to receive, a Target Amount of Common Shares granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the IMAX LTIP and established by the Committee in connection with the Award and specified in the applicable Award Document. Payments to a Participant in settlement of an Award of Performance Stock or Performance Stock Units may be made in cash or Common Shares, as determined by the Committee on or following the date of grant.

(b) Cash Performance Units: The Committee, in its discretion, may grant Cash Performance Units to Eligible Individuals. A Cash Performance Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the IMAX LTIP and established by the Committee in connection with the Award and specified in the applicable Award Document, a Target Amount of cash based upon the achievement of Performance Targets over the applicable Performance Period. Payments to a Participant in settlement of an Award of Cash Performance Units may be made in cash or Common Shares, as determined by the Committee on or following the date of the grant.

11.	Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the IMAX LTIP and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Shares, for the acquisition or future acquisition of Common Shares, or any combination thereof.

12.	Certain Restrictions

(a) Transfers: No Award shall be transferable other than pursuant to a beneficiary designation approved by the Company, by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b) Award Exercisable Only by Participant: During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 12(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

13.	Recapitalization or Reorganization

(a) Authority of the Company and Shareholders: The existence of the IMAX LTIP, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization: Notwithstanding any provision of the IMAX LTIP or any Award Document, the number and kind of Common Shares authorized for issuance under Section 5, including the maximum number of Common Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the manner deemed necessary by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary stock or cash dividend, split-up, spin-off, combination, exchange of Common Shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Common Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the IMAX LTIP. In addition, upon the occurrence of any of the foregoing events, the number and kind of Common Shares subject to any outstanding Award and the exercise price per Common Share (or the grant price per Common Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted in the manner deemed necessary by the Committee (including by payment of cash to a Participant) in order to preserve the benefits or potential benefits intended to be made available to Participants. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject (subject to the limitations of Section 409A of the Code).

14.	Term of the IMAX LTIP

Unless earlier terminated pursuant to Section 15, the IMAX LTIP shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the IMAX LTIP after the tenth (10th) anniversary of the Effective Date.

15.	Amendment and Termination

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the IMAX LTIP; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the shareholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the NYSE and such other securities exchanges, if any, as may be designated by the Board from time to time, and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the IMAX LTIP without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the IMAX LTIP or any Award under the IMAX LTIP without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.

16.	Miscellaneous

(a) Tax Withholding: The Company or an Affiliate, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Common Shares, the Company or an Affiliate, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Common Shares that would otherwise be received by such individual or to repurchase Common Shares that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or an Affiliate, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b) No Right to Awards or Employment: No person shall have any claim or right to receive Awards under the IMAX LTIP. Neither the IMAX LTIP, the grant of Awards under the IMAX LTIP nor any action taken or omitted to be taken under the IMAX LTIP shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any of its Affiliates, or to interfere with or to limit in any way the right of the Company or any of its Affiliates to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the IMAX LTIP shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and its Affiliates, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c) Securities Law Restrictions: An Award may not be exercised or settled, and no Common Shares may be issued in connection with an Award, unless the issuance of such shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. The Committee may require each Participant purchasing or acquiring Common Shares pursuant to an Award under the IMAX LTIP to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Common Shares for investment purposes and not with a view to the distribution thereof. All certificates for Common Shares delivered under the IMAX LTIP shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any exchange upon which the Common Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Section 162(m) of the Code: The IMAX LTIP is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this IMAX LTIP would cause Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the IMAX LTIP, but the other provisions hereof shall remain in full force and effect.

(e) Section 16 of the Exchange Act: Notwithstanding anything contained in the IMAX LTIP or any Award Document under the IMAX LTIP to the contrary, if the consummation of any transaction under the IMAX LTIP, or the taking of any action by the Committee in connection with a Change in Control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

(f) Section 409A of the Code: To the extent that the Committee determines that any Award granted under the IMAX LTIP is subject to Section 409A of the Code, the Award Document evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the IMAX LTIP and Award Documents shall be interpreted in accordance with Section 409A of the Code and interpretive guidance issued thereunder. Notwithstanding any contrary provision in the IMAX LTIP or an Award Document, if the Committee determines that any provision of the IMAX LTIP or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, the Committee may modify or amend such provision of the IMAX LTIP or Award Document without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the IMAX LTIP shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code.

(g) Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States: To the extent that Awards under the IMAX LTIP are awarded to Eligible Individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(h) References to Termination of Employment: References to “termination of employment” shall also mean termination of any other service relationship of the Participant with the Company, as applicable.

(i) No Limitation on Corporate Actions: Nothing contained in the IMAX LTIP shall be construed to prevent the Company or any Affiliate from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the IMAX LTIP. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(j) Unfunded Plan: The IMAX LTIP is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Common Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.

(k) Successors: All obligations of the Company under the IMAX LTIP with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(l) Application of Funds: The proceeds received by the Company from the sale of Common Shares pursuant to Awards will be used for general corporate purposes.

(m) Satisfaction of Obligations: Subject to applicable laws, rules and regulations, the Company may apply any cash, Common Shares, securities or other consideration received upon exercise of settlement of an Award to any obligations a Participant owes to the Company and its Affiliates in connection with the IMAX LTIP or otherwise.

(n) Award Document: In the event of any conflict or inconsistency between the IMAX LTIP and any Award Document, the IMAX LTIP shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(o) Headings: The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the IMAX LTIP.

(p) Severability: If any provision of this IMAX LTIP is held unenforceable, the remainder of the IMAX LTIP shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the IMAX LTIP.

(q) Governing Law: Except as to matters of federal law, the IMAX LTIP and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class

Holder Account Number

XXX

_ _ _

Fold

    Form of Proxy - Annual and Special Meeting of IMAX  Corporation to be held on June 6, 2016

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specifed a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

_ _ _

Fold

Proxies submitted must be received by 2:00 p.m., Eastern Time, on June 2, 2016.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.	• You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com and clicking at the bottom of the page.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.

Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456789012345

018FGA	CPUQC01.E.INT/000001/i1234

+

Appointment of Proxyholder
The undersigned common shareholder of IMAX Corporation (the “Company”) hereby appoints Richard L. Gelfond, failing whom, Robert D. Lister, failing whom, G. Mary Ruby	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of IMAX Corporation to be held at the Loews Regency Hotel (Great Lawn Room), 540 Park Avenue, New York, NY 10065 on June 6, 2016 at 2:00 p.m. and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold

01. Neil S. Braun	☐	☐	02. Eric A. Demirian	☐	☐	03. Richard L. Gelfond	☐	☐	_ _ _ Fold

04. David W. Leebron	☐	☐	05. Michael Lynne	☐	☐	06. Michael MacMillan	☐	☐

07. I. Martin Pompadur	☐	☐	08. Dana Settle	☐	☐	09. Darren Throop	☐	☐

10. Bradley J. Wechsler	☐	☐

For	Against	Withhold

2. Appointment of Auditors

In respect of the appointment of PricewaterhouseCoopers LLP as auditors of the Company and authorizing the directors to fix their remuneration.

Note: Voting Withhold is the equivalent to voting Abstain.

☐	☐	☐

For	Against	Withhold

3. Amended and Restated Long-Term Incentive Plan

In respect of the approval of the amended and Restated Long-Term Incentive Plan as set forth in Appendix “A” to the Proxy Circular and Proxy Statement. Note: Voting Withhold is the equivalent to voting Abstain.

☐	☐	☐
_ _ _ Fold

Authorized Signature(s) – This section must be completed for your instructions to be executed.	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting.

If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

MM / DD / YY

Interim Financial Statements – Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

¢	I M X Q	193675	X X X X	A R 6	999999999999	+

018FHD